                                                                    Exhibit 4.8a

                                                                  Execution Copy



================================================================================


                           Facility Lease Agreement

                            Dated as of May 8, 2001

                                    between

                                Roseton OL LLC,
                                as Owner Lessor

                                      and

                            Dynegy Roseton, L.L.C.,
                              as Facility Lessee



                    ______________________________________
                             Roseton Units 1 and 2

================================================================================
CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE OWNER LESSOR IN AND TO THIS LEASE AND THE RENT DUE AND TO BECOME DUE HEREUNDER HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE CHASE MANHATTAN BANK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS LEASE INDENTURE TRUSTEE UNDER AN INDENTURE OF TRUST, MORTGAGE AND SECURITY AGREEMENT, DATED AS OF MAY 8, 2001, BETWEEN SAID LEASE INDENTURE TRUSTEE, AS SECURED PARTY, AND THE OWNER LESSOR, AS DEBTOR. SEE SECTION 21 HEREOF FOR INFORMATION CONCERNING THE RIGHTS OF THE ORIGINAL HOLDER AND THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

                               TABLE OF CONTENTS

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
SECTION 1.    DEFINITIONS..........................................................    1
SECTION 2.    LEASE OF THE FACILITY................................................    1
     Section 2.1.    Lease.........................................................    1
     Section 2.2.    Personal Property.............................................    2
SECTION 3.    FACILITY LEASE TERM AND RENT.........................................    2
     Section 3.1.    Basic Lease Term..............................................    2
     Section 3.2.    Rent..........................................................    2
     Section 3.3.    Supplemental Lease Rent.......................................    3
     Section 3.4.    Adjustment of Lease Schedules.................................    4
     Section 3.5.    Manner of Payments............................................    6
SECTION 4.    DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT...................    7
     Section 4.1.    Disclaimer of Warranties......................................    7
     Section 4.2.    Quiet Enjoyment...............................................    8
SECTION 5.    RETURN OF FACILITY...................................................    8
     Section 5.1.    Return........................................................    8
     Section 5.2.    Condition Upon Return.........................................    9
     Section 5.3.    Environmental Reports; Clean-up...............................   10
SECTION 6.    LIENS................................................................   11
SECTION 7.    MAINTENANCE; REPLACEMENTS OF COMPONENTS..............................   11
     Section 7.1.    Maintenance...................................................   11
     Section 7.2.    Replacement of Components.....................................   12
     Section 7.3.    Compliance with Environmental Laws............................   12
SECTION 8.    MODIFICATIONS........................................................   13
     Section 8.1.    Required Modifications........................................   13
     Section 8.2.    Optional Modifications........................................   13
     Section 8.3.    Title to Modifications........................................   13
SECTION 9.    NET LEASE............................................................   14
SECTION 10.   EVENTS OF LOSS.......................................................   16
     Section 10.1.   Occurrence of Events of Loss..................................   16
     Section 10.2.   Payment of Termination Value; Termination of Periodic Lease
                       Rent and Renewal Lease Rent.................................   19

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                               TABLE OF CONTENTS
                                  (continued)

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
     Section 10.3.   Rebuild or Replace............................................   21
     Section 10.4.   Application of Payments Not Relating to an Event of Loss......   24
     Section 10.5.   Certain Conditions to Termination.............................   24
SECTION 11.   INSURANCE............................................................   25
     Section 11.1.   Property Insurance............................................   25
     Section 11.2.   Liability Insurance...........................................   25
     Section 11.3.   Provisions with Respect to Insurance..........................   25
     Section 11.4.   Reports.......................................................   26
     Section 11.5.   Additional Insurance by Owner Lessor..........................   26
     Section 11.6.   Amendment of Requirements.....................................   26
     Section 11.7.   Application of Insurance Proceeds.............................   28
SECTION 12.   INSPECTION...........................................................   28
SECTION 13.   TERMINATION OPTION FOR BURDENSOME EVENTS.............................   29
     Section 13.1.   Election to Terminate.........................................   29
     Section 13.2.   Solicitation of Offers; Payments Upon Termination.............   30
     Section 13.3.   Procedure for Exercise of Termination Option..................   31
     Section 13.4.   Assumption of the Lessor Notes................................   32
     Section 13.5.   Certain Conditions to Termination.............................   32
SECTION 14.   TERMINATION FOR OBSOLESCENCE.........................................   33
     Section 14.1.   Termination...................................................   33
     Section 14.2.   Solicitation of Offers........................................   33
     Section 14.3.   Right of Owner Lessor to Retain Unit..........................   34
     Section 14.4.   Procedure for Exercise of Termination Option..................   35
     Section 14.5.   Certain Conditions to Termination.............................   37
SECTION 15.   LEASE RENEWAL........................................................   37
     Section 15.1.   First Wintergreen Renewal Lease Term..........................   37
     Section 15.2.   Second Wintergreen Renewal Lease Term.........................   38
     Section 15.3.   Fair Market Value Renewal Lease Terms.........................   38
     Section 15.4.   Renewal Lease Rent for the Renewal Lease Terms................   39
     Section 15.5.   Determination of Fair Market Rental Value.....................   39
     Section 15.6.   Termination Value During Renewal Lease Terms..................   40

                               TABLE OF CONTENTS
                                  (continued)

                                                                                    Page
SECTION 16.   EVENTS OF DEFAULT...................................................   40
SECTION 17.   REMEDIES............................................................   43
     Section 17.1.   Remedies for Lease Event of Default..........................   43
     Section 17.2.   Cumulative Remedies..........................................   46
     Section 17.3.   No Delay or Omission to be Construed as Waiver...............   46
SECTION 18.   SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS..................   46
SECTION 19.   FACILITY LESSEE'S RIGHT TO SUBLEASE.................................   47
SECTION 20.   OWNER LESSOR'S RIGHT TO PERFORM.....................................   48
SECTION 21.   SECURITY FOR OWNER LESSOR'S OBLIGATION TO THE LEASE INDENTURE
                TRUSTEE...........................................................   48
SECTION 22.   MISCELLANEOUS.......................................................   49
     Section 22.1.   Amendments and Waivers.......................................   49
     Section 22.2.   Notices......................................................   49
     Section 22.3.   Survival.....................................................   51
     Section 22.4.   Successors and Assigns.......................................   51
     Section 22.5.   "True Lease".................................................   51
     Section 22.6.   Governing Law................................................   51
     Section 22.7.   Severability.................................................   51
     Section 22.8.   Counterparts.................................................   51
     Section 22.9.   Headings and Table of Contents...............................   51
     Section 22.10.  Further Assurances...........................................   52
     Section 22.11.  Effectiveness................................................   52
     Section 22.12.  Limitation of Liability......................................   52
     Section 22.13.  Measuring Life...............................................   52

                               TABLE OF CONTENTS
                                  (continued)

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
SCHEDULE 1-A - PERIODIC LEASE RENT AND SECTION 467 LOAN BALANCE PERCENTAGES
SCHEDULE 2-A - ALLOCATION, PROPORTIONAL RENT AND SECTION 467 INTEREST
               PERCENTAGES
SCHEDULE 3-A - TERMINATION VALUE PERCENTAGES
EXHIBIT A-1  - DESCRIPTION OF FACILITY SITE
EXHIBIT A-2  - DESCRIPTION OF ADDITIONAL FACILITY SITE
EXHIBIT B    - DESCRIPTION OF THE FACILITY
EXHIBIT B-1  - DESCRIPTION OF FACILITY ASSETS OWNED BY OWNER LESSOR
EXHIBIT C    - DESCRIPTION OF RETAINED ASSETS
APPENDIX     - DEFINITIONS

                            Facility Lease Agreement

     This FACILITY LEASE AGREEMENT, dated as of May 8, 2001 (this "Facility
                                                                   --------
Lease"), between ROSETON OL LLC, a Delaware limited liability company (the
-----
"Owner Lessor"), and DYNEGY ROSETON, L.L.C., a Delaware limited liability
 ------------
company (the "Facility Lessee").
              ---------------

                                  WITNESSETH:

     WHEREAS, pursuant to (i) the Deed of even date herewith that has been recorded with the Orange County Clerks Office, Orange County, New York on the date hereof, and (ii) the Bill of Sale of even date herewith, the Owner Lessor has acquired the Facility (as more fully described on Exhibit B from the Facility Lessee;

     WHEREAS, pursuant to this Facility Lease, the Owner Lessor desires to lease the Facility to the Facility Lessee for the Basic Lease Term and the Renewal Lease Terms, if any, provided herein, and the Facility Lessee desires to lease the Facility from the Owner Lessor on such terms;

     WHEREAS, the Facility is located on the Facility Site (as more particularly described on Exhibit A-1 hereto), but the Facility does not include the Facility Site or any part thereof, and no part of the Facility Site is being leased to the Facility Lessee under this Facility Lease; and

     WHEREAS, pursuant to the Site Lease, the Facility Lessee has leased the Ground Interest to the Owner Lessor for the Site Lease Term and pursuant to the Site Sublease the Owner Lessor has subleased the Ground Interest to the Facility Lessee for the term equal to a term of this Facility Lease, including any renewals hereof;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   DEFINITIONS

     Unless the context hereof otherwise requires, capitalized terms used in this Facility Lease, including those in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement, dated as of May 1, 2001, among the Facility Lessee, the Owner Lessor, Roseton OP LLC, Wilmington Trust Company, as Lessor Manager, and The Chase Manhattan Bank, as Lease Indenture Trustee and Pass Through Trustees. The general provisions of such Appendix A shall apply to this Facility Lease including the terms used herein.

SECTION 2.   LEASE OF THE FACILITY

     Section 2.1. Lease. The Owner Lessor hereby leases the Facility, upon the terms and conditions set forth herein, to the Facility Lessee for the Basic Lease Term and, subject to the Facility Lessee's exercise of the renewal option or options in Section 15, one or more Renewal

Lease Terms, and the Facility Lessee hereby leases the Facility, upon the terms and conditions set forth herein, from the Owner Lessor for such term. The Facility Lessee and the Owner Lessor understand and agree that this Facility Lease is subject to the Permitted Encumbrances. The Facility shall be subject to the terms of this Facility Lease from the date on which this Facility Lease is executed and delivered.

     Section 2.2. Personal Property. Title to the Facility, and every portion thereof is severed, and shall be and remain severed, from title to the real estate constituting the Facility Site, and shall not, except as specifically contemplated by the Operative Documents, be affected in any way by any instrument dealing with the Facility Site or any part thereof. The Facility constitutes personal property for all purposes, other than possibly for the purposes of laws relating to ad valorem or property taxes.
                             -- -------

SECTION 3.   FACILITY LEASE TERM AND RENT

     Section 3.1. Basic Lease Term. The basic lease term of this Facility Lease for the Facility (the "Basic Lease Term") shall commence on the Closing Date and
                       ----------------
shall terminate at 11:59 p.m. (New York City time) on February 8, 2035, subject to earlier termination in whole pursuant to Section 10, 13, 14 or 17 hereof or with respect to either Unit pursuant to Section 10 or 14 hereof.

     Section 3.2.  Rent.

          (a)  Payment of Rent. The Facility Lessee hereby agrees to pay to the
               ---------------
Owner Lessor basic lease rent, payable with respect to the Basic Lease Term (the "Periodic Lease Rent") for the lease of the Facility as follows: each payment of
 -------------------
Periodic Lease Rent shall be payable on each Rent Payment Date in the amount equal to, subject to Section 3.4 hereof, the product of (x) the Purchase Price multiplied by (y) the Periodic Lease Rent Percentage set forth opposite such Rent Payment Date on Schedule 1-A hereto. In the event this Facility Lease shall have been terminated pursuant to Section 10 or 14 with respect to a Unit, Periodic Lease Rent payable on any Rent Payment Date thereafter shall be the amount calculated pursuant to the immediately preceding sentence multiplied by the Unit Percentage for the Unit that remains subject to this Facility Lease. Renewal Lease Rent shall be paid on the dates and in the amounts set forth in
Section 15. All Periodic Lease Rent and Renewal Lease Rent to be paid pursuant to this Section 3.2 shall be payable in the manner set forth in Section 3.5.

          (b)  Allocation of Rent. The Periodic Lease Rent allocated to each
               ------------------
Rent Payment Period for the use by the Facility Lessee of the Facility shall be an amount equal to the product of the Purchase Price multiplied by the Allocation Percentage for the Facility as set forth in Schedule 2-A hereof (the "Allocated Rent"). In the event this Facility Lease shall have been terminated
 --------------
pursuant to Section 10 or 14 with respect to a Unit, the Allocated Rent with respect to the remainder of the Basic Lease Term shall be the amount computed pursuant to the immediately preceding sentence multiplied by the Unit Percentage for the Unit that remains subject to this Facility Lease. Notwithstanding that Periodic Lease Rent is payable in accordance with Section 3.2(a) hereof and without limiting the Facility Lessee's payment obligations under Section 3.2(a), the Allocated Rent calculated pursuant to this Section 3.2(b) shall represent and be the amount of Periodic Lease Rent for which the Facility Lessee becomes liable on account of the use of the Facility for each calendar year included in whole or in part of the Basic Lease Term.

          (c)  Deduction/Inclusion of Rent and Interest Under Section 467 of the
               -----------------------------------------------------------------
Code. It is the intention of the Owner Lessor and the Facility Lessee that the
----
allocation of Periodic Lease Rent to each Rent Payment Period as provided in
Section 3.2(b) constitutes a specific allocation of fixed rent within the meaning of Treasury Regulation Section 1.467-1(c)(2)(ii) with the effect that the Owner Lessor and the Facility Lessee, on any federal income tax returns filed by them (or, on any income tax returns on which their income is included), shall accrue the amounts of rental income and rental expense, respectively, set forth for each Rent Payment Period in an amount equal to the product of the Purchase Price multiplied by the percentage set forth for such Rent Payment Period in Schedule 2-A under the caption "Proportional Rent Percentage" (the "Proportional Rent"). In addition, (i) if, with respect to any Rent Payment
 -----------------
Period, the percentage set forth for such Rent Payment Period under the caption "Section 467 Interest Percentage set forth in Schedule 2-A is positive, the Owner Lessor shall deduct interest expense and the Facility Lessee shall accrue interest income with respect to such period in an amount equal to the product of the Purchase Price multiplied by such percentage ("Lessor Section 467 Interest")
                                                   ---------------------------
and (ii) if, with respect to any Rent Payment Period, the percentage set forth for such Rent Payment Period under the caption "Section 467 Interest Percentage" set forth in Schedule 2-A is in parentheses, the Owner Lessor shall accrue interest income and the Facility Lessee shall deduct interest expense with respect to such period in an amount equal to the product of the Purchase Price multiplied by such percentage ("Lessee Section 467 Interest"). All Section 467
                                ---------------------------
Loan principal and interest is already included as part of Periodic Lease Rent and Termination Values, is payable as a portion thereof, and has been taken into account in the calculation of the percentage set forth under the heading "Periodic Lease Rent Percentage" on Schedule 1-A hereto or under the heading "Termination Value Percentage" on Schedule 3-A hereto. In no event shall any principal or interest on any Section 467 Loan be separately payable (including upon any termination of this Facility Lease, and regardless of whether or not Termination Value shall be payable in connection with any such termination), it being agreed and understood that these items represent characterizations for Federal income tax purposes only, including in the case of any termination of this Facility Lease pursuant to Sections 10, 13, 14 and 17 where Termination Value is not payable. In the event that this Facility Lease shall have been terminated pursuant to Section 10 or 14 with respect to a Unit, the amounts otherwise computed pursuant this Section 3.2(c) with respect to the remainder of the Basic Lease Term shall be the amounts so computed multiplied by the Unit Percentage for the Unit which remains subject to this Facility Lease.

          (d)  Notwithstanding anything herein to the contrary but subject to
Section 3.4(d), the Facility Lessee shall be permitted, so long as the Facility Lease remains in effect, to defer the Equity Portion of Periodic Lease Rent and Renewal Lease Rent by such amounts and to such dates as shall be permitted under
Section 6(d) of the Tax Indemnity Agreement.

     Section 3.3. Supplemental Lease Rent. The Facility Lessee also agrees to pay to the Owner Lessor, or to any other Person entitled thereto as expressly provided herein or in any other Operative Document, as appropriate, any and all Supplemental Lease Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and in the event of any failure on the part of the Facility Lessee to pay any Supplemental Lease Rent, the Owner Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise for the failure to pay Periodic Lease Rent or Renewal Lease Rent. The Facility Lessee will also pay as Supplemental Lease Rent, to the extent permitted by Applicable Law, an amount equal to interest at the Overdue Rate on any part of any payment of Periodic Lease Rent or Renewal Lease Rent not paid when due for any period for which the same shall be overdue and on any Supplemental Lease Rent not paid when due (whether on demand or otherwise) for the period from such due date until the same shall be paid. The Facility Lessee also agrees to pay as Supplemental Lease Rent an amount equal to any Make Whole Premium required to be paid pursuant to the Lease Indenture or any Note (other than any Make Whole Premium which may be payable after an assumption of the Notes by the Owner Participant pursuant to Section 11.4 of the Participation Agreement) and any amount required to be paid by the Owner Lessor pursuant to
Section 5.4(a) of the Lease Indenture; provided that the Facility Lessee shall have the right to the exclusion of the Owner Lessor to agree with the Lease Indenture Trustee as to the amount of such compensation. All Supplemental Lease Rent to be paid pursuant to this Section 3.3 shall be payable in the manner set forth in Section 3.5.

     Section 3.4.  Adjustment of Lease Schedules.

          (a) The Facility Lessee and the Owner Lessor agree that Periodic Lease Rent, Allocated Rent, Proportional Rent, Section 467 Loan Balance, Section 467 Interest and Termination Values shall be adjusted, either upwards or downwards, to reflect (i) the issuance of any Additional Lessor Notes pursuant to Section 2.12 of the Lease Indenture in connection with a refinancing of the Lessor Notes pursuant to Section 11.2 of the Participation Agreement, and (ii) the issuance of Additional Lessor Notes pursuant to Section 2.12 of the Lease Indenture in connection with the financing of Modifications to the Facility pursuant to Section 11.1 of the Participation Agreement.

          (b) In the event that liquidated damages become payable with respect to any Lessor Note in accordance with the sixth paragraph of such Note ("Additional Interest"), Owner Lessor and Facility Lessee will institute an
  -------------------
alternative rent schedule (the "Alternative Rent Schedule") to replace Schedules
                                -------------------------
1-A and 2-A attached hereto and an alternative termination value schedule (the "Alternative Termination Value Schedule") to replace Schedule 3-A attached
 --------------------------------------
hereto. The Alternative Rent Schedule will require amounts of Periodic Lease Rent during the Basic Lease Term ("Alternative Rent") to be paid that equal the
                                   ----------------
sum of (x) the Periodic Lease Rent that would have been payable had Additional Interest never become payable and (y) an amount equal to the Additional Interest payable on the applicable Lessor Notes (the "Additional Rental Amount"). The
                                             ------------------------
Alternative Termination Value Schedule will reflect the increase on any Termination Date of the Additional Rental Amount. The Alternative Rent Schedule will allocate the Additional Rental Amount over the Basic Lease Term in accordance with the rules of Section 467 of the Code then in effect. At the time that Additional Interest becomes payable, the Alternative Rent Schedule and Alternative Termination Value Schedule will be based on the assumption that the Additional Interest and Additional Rental Amount will apply for the term of the applicable Lessor Notes. In the event that the requirement to pay Additional Interest ceases prior to the term of such Lessor Notes, or is reinstated after any such cessation, the schedules referenced above will be revised in accordance with the foregoing methodology to reflect any such subsequent increases or decreases in the amounts of Additional Interest required to be paid.

It is the intent of the Owner Lessor and the Facility Lessee that the Alternative Rent Schedule (and any substitute rent schedules prepared in accordance with the preceding sentence) constitute alternative payment schedules, within the meaning of Treas. Reg. (S) 1.467-1(h)(3)(v); and the Owner Lessor and Facility Lessee agree that, as of the Closing Date, neither believes that the alternative payment schedules are likely to apply.

          (c) Any adjustments pursuant to Section 3.4 (including with respect to any Alternative Rent Schedule and related adjustments pursuant to Section 3.4(b)) shall be calculated to preserve the Owner Participant's Net Economic Return through the end of the Basic Lease Term; provided, however, that to the extent consistent with preserving the Owner Participant's Net Economic Return, all adjustments shall at the option of the Facility Lessee be calculated to (x) maintain operating lease treatment for the Facility Lessee, (y) minimize the average annual Periodic Lease Rent over the Basic Lease Term for the Facility Lessee's GAAP accounting purposes and/or (z) minimize the present value to the Facility Lessee of the Periodic Lease Rent; provided, that no such adjustment shall require the Owner Participant to record a loss as of the date such adjustment is made or shall change such Owner Participant's book earnings for the year in which such adjustment is made and each of the succeeding four years by more than +/-5%. Adjustments will be made using the same method of computation and assumptions, including Tax Assumptions and Pricing Assumptions, originally used (other than those that have changed as the result of the event giving rise to the adjustment) in the calculation of the Periodic Lease Rent and to comply with law including Section 467 of the Code (except to the extent that the original transaction did not comply therewith). The adjustments contemplated by Section 3.4 will result in corresponding adjustments to Allocated Rent, Proportional Rent, Section 467 Loan Balances, Section 467 Interest and Termination Values.

          (d) Anything herein or in any other Operative Document to the contrary notwithstanding, Periodic Lease Rent payable on any Rent Payment Date, whether or not adjusted in accordance with this Section 3.4, shall, in the aggregate, be in an amount at least sufficient to pay in full principal and interest payable on the Lessor Notes on such Rent Payment Date. Anything herein or in any other Operative Document to the contrary notwithstanding, Termination Values payable on any date under this Facility Lease, whether or not adjusted in accordance with this Section 3.4, shall in the aggregate, together with all other Rent due and owing on such date, exclusive of any portion thereof that is an Excepted Payment, be in an amount at least sufficient to pay in full the principal of, premium, if any, and accrued interest on the Lessor Notes payable on such date.

          (e) Any adjustment pursuant to this Section 3.4 shall initially be computed by the Owner Participant, subject to the verification procedure described in this Section 3.4(e). Once computed, the results of such computation shall promptly be delivered by the Owner Participant to the Facility Lessee. Within 20 days after the receipt of the results of any such adjustment, the Facility Lessee may request that a nationally recognized firm of accountants or lease advisors selected by the Owner Participant and reasonably satisfactory to the Facility Lessee (the "Verifier") verify, after consultation with the Owner
                          --------
Participant and the Facility Lessee, the accuracy of such adjustment in accordance with this Section 3.4. The Owner Participant and the Facility Lessee hereby agree, (i) each shall have the right to communicate with the Verifier, and (ii) subject to the execution by the Verifier of an appropriate confidentiality agreement, to provide the Verifier with all information and materials (other than income tax returns or accounting records) as shall be necessary in connection therewith. If the Verifier confirms that such adjustment is in accordance with this Section 3.4, it shall so certify to the Facility Lessee, the Owner Lessor and the Owner Participant and such certification shall be final, binding and conclusive on the Facility Lessee, the Owner Participant and the Owner Lessor. If the Verifier concludes that such adjustment is not in accordance with this
Section 3.4, and the adjustments to Periodic Lease Rent, Allocated Rent, Proportional Rent, Section 467 Loan Balance, Section 467 Interest or Termination Value calculated by the Verifier are different from those calculated by the Owner Participant, then it shall so certify to the Facility Lessee, the Owner Lessor and the Owner Participant and the Verifier's calculation shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant. If the Facility Lessee does not request verification of any adjustment within the period specified above, the computation provided by the Owner Participant shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant. The final determination of any adjustment hereunder shall be set forth in an amendment to this Facility Lease, executed and delivered by the Owner Lessor and the Facility Lessee and consented to by the Owner Participant; provided, however, that any omission to execute and deliver such amendment shall not affect the validity and effectiveness of any such adjustment. The reasonable fees, costs and expenses of the Verifier in verifying an adjustment pursuant to this Section 3.4 shall be paid by the Facility Lessee; provided, however, that, in the event that such Verifier determines that the present value of Periodic Lease Rent to be made under this Facility Lease as calculated by the Owner Participant is greater than the present value of the correct Periodic Lease Rent as certified by the Verifier, in each case, discounted semi-annually on each Rent Payment Date at the Discount Rate, by more than five basis points, then such expenses of the Verifier shall be paid by the Owner Participant. Notwithstanding anything herein to the contrary, the sole responsibility of the Verifier shall be to verify the calculations hereunder and matters of interpretation of this Facility Lease or any other Operative Document shall not be within the scope of the Verifier's responsibilities.

     Section 3.5. Manner of Payments. All Rent (whether Periodic Lease Rent, Renewal Lease Rent or Supplemental Lease Rent) shall be paid by the Facility Lessee in lawful currency of the United States of America in immediately available funds to the recipient not later than 11:00 a.m. (New York City time) on the date due. All Rent payable to the Owner Lessor (other than Excepted Payments) shall be paid by the Facility Lessee to the Owner Lessor by payment to the Owner Lessor's Account, or to such other place as the Owner Lessor shall notify the Facility Lessee in writing; provided, however, that so long as the Lien of the Lease Indenture has not been discharged, the Owner Lessor hereby irrevocably directs (it being agreed and understood that such direction shall be deemed to have been revoked after the Lien of the Lease Indenture shall have been fully discharged in accordance with its terms), and the Facility Lessee agrees, that all payments of Rent (other than Excepted Payments) payable to the Owner Lessor shall be paid by wire transfer directly to the Lease Indenture Trustee's Account or to such other place as the Lease Indenture Trustee shall notify the Facility Lessee in writing pursuant to the Lease Indenture. Payments constituting Excepted Payments shall be made to the Person entitled thereto at the address for such Person set forth in the Participation Agreement, or to such other place as such Person shall notify the Facility Lessee in writing.

SECTION 4.  DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT

     Section 4.1.   Disclaimer of Warranties.

          (a) Without waiving any claim the Facility Lessee may have against any manufacturer, vendor or contractor, THE FACILITY LESSEE ACKNOWLEDGES AND AGREES SOLELY FOR THE BENEFIT OF THE OWNER LESSOR AND THE OWNER PARTICIPANT THAT
(i) THE FACILITY AND EACH COMPONENT THEREOF IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO THE FACILITY LESSEE, (ii) THE FACILITY LESSEE IS SATISFIED THAT THE FACILITY AND EACH COMPONENT THEREOF IS SUITABLE FOR THEIR RESPECTIVE PURPOSES, (iii) NEITHER THE OWNER LESSOR NOR THE OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (iv) THE FACILITY IS LEASED HEREUNDER TO THE EXTENT PROVIDED HEREBY FOR THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN SUBJECT TO ALL APPLICABLE LAWS NOW IN EFFECT OR HEREAFTER ADOPTED, INCLUDING (1) ZONING REGULATIONS, (2) ENVIRONMENTAL LAWS OR (3) BUILDING RESTRICTIONS, AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME SUBJECT TO THIS FACILITY LEASE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE OWNER LESSOR OR THE OWNER PARTICIPANT AND (v) THE OWNER LESSOR LEASES FOR THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN AND THE FACILITY LESSEE TAKES THE FACILITY UNDER THIS FACILITY LEASE "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS", AND THE FACILITY LESSEE ACKNOWLEDGES THAT NEITHER THE OWNER LESSOR, NOR THE OWNER PARTICIPANT MAKES NOR SHALL BE DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE OF THE FACILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that the Owner Lessor represents and warrants that on the Closing Date, the Facility will be free of Owner Lessor's Liens. It is agreed that all such risks, as between the Owner Lessor and the Owner Participant on the one hand and the Facility Lessee on the other hand are to be borne by the Facility Lessee with respect to acts, occurrences or omissions during the Facility Lease Term. Neither of the Owner Lessor nor the Owner Participant shall have any responsibility or liability to the Facility Lessee or any other Person with respect to any of the following: (x) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Facility or any Component or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (y) the use, operation or performance of the Facility or any Component thereof or any risks relating thereto; or (z) the delivery, operation, servicing, maintenance, repair, improvement, replacement or decommissioning of the Facility or any Component thereof. The provisions of this paragraph (a) of this Section 4.1 have been negotiated, and, except to the extent otherwise expressly stated herein or in Sections 3.2(f) and 3.4(f) of the Participation Agreement, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties of the Owner Lessor and the Owner Participant, express or implied, with respect to the Facility or any Components thereof that may arise pursuant to any Applicable Law now or hereafter in effect, or otherwise.

          (b) During the Facility Lease Term, so long as no Lease Event of Default shall have occurred and be continuing, the Owner Lessor hereby appoints irrevocably and constitutes the Facility Lessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time, in the name and for the account of the Owner Lessor and the Facility Lessee, as their interests may appear, but in all cases at the sole cost and expense of the Facility Lessee, whatever claims and rights the Owner Lessor may have in respect of the Facility or any Component thereof against any manufacturer, vendor or contractor, or under any express or implied warranties relating to the Facility or any Component thereof.

     Section 4.2. Quiet Enjoyment. The Owner Lessor agrees that, notwithstanding any provision of any other Operative Document, so long as no Lease Event of Default shall have occurred and be continuing, it shall not interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Facility Lessee of the interest in the Facility conveyed by this Facility Lease subject to the terms of this Facility Lease.

SECTION 5.  RETURN OF FACILITY

     Section 5.1.   Return.

          (a) Upon expiration or early termination of this Facility Lease with respect to any Unit (other than, if the Unit is being transferred to the Facility Lessee in connection with a termination pursuant to Section 10 or 13), the Facility Lessee, at its own expense, shall return such Unit (together with Modifications to such Unit that shall have vested in the Owner Lessor pursuant to the first sentence of Section 8.3) to the Owner Lessor or any transferee or assignee of the Owner Lessor by surrendering such Unit into the possession of the Owner Lessor or such transferee or assignee at the location of such Unit on the Facility Site. In connection with such return, the Facility Lessee shall:

               (i) assign, to the extent permitted by Applicable Law, and shall cooperate with all reasonable requests of the Owner Participant, the Owner Lessor or any transferee or assignee of either of such parties for purposes of obtaining, or enabling the Owner Participant, the Owner Lessor or such transferees or assignees to obtain, any and all licenses, permits, approvals and consents of any Governmental Entities or other Persons that are or will be required to be obtained by the Owner Participant, the Owner Lessor or such transferee or assignee in connection with the use, operation or maintenance of on or after such return in compliance with Applicable Law; provided that if (x) this Facility Lease was theretofore terminated with respect to a Unit, and any such license, permit, approval or consent also relates or applies to the Unit not being returned or (y) any such license, permit, approval or consent also relates to any other facilities, the Facility Lessee and the Owner Lessor shall enter into mutually satisfactory arrangements so that both Units or the Facility and such other facilities may each be owned, operated and maintained in a commercially reasonable manner; and

               (ii) provide the Owner Lessor or a transferee or assignee of Owner Lessor copies of all documents, instruments, plans, maps, specifications, manuals, drawings and other documentary materials relating to the installation, maintenance, operation, construction, design, modification and repair of such Unit as shall be in the Facility Lessee's possession and shall be reasonably appropriate or necessary for the continued operation of such Unit. Upon such return, the right to use such Unit granted hereunder for the benefit of the Facility Lessee shall cease and terminate and in the case of the return of a Unit pursuant to Section 10 or 14, such Unit shall no longer be deemed to be a part of the Facility.

          (b) If both Units are being returned or the Unit not being returned was previously returned, all references in this Section 5 (other than references in the proviso in Section 5.1(a)(i)(x) and in Section 5.2(c) to "a Unit" or "such Unit" shall be deemed to mean "the Facility".

     Section 5.2. Condition Upon Return. At the time of a return of a Unit by the Facility Lessee to the Owner Lessor or any transferee or assignee of the Owner Lessor pursuant to Section 5.1, the following conditions shall be complied with, all at the Facility Lessee's sole cost and expense; provided that clauses
(a), (b) and (d) shall not apply to any return pursuant to Section 10 and clause
(b) shall not apply to any return pursuant to Section 14:

          (a) such Unit shall be in the same condition as when delivered, ordinary wear and tear excepted, and shall be free and clear of all Liens (other than Permitted Liens of the type specified in (a), (b), (c) or (h) of the definition thereof);

          (b)  such Unit shall be in compliance with Sections 7 and 8; and

          (c) if the Facility Lease is being terminated with respect to a Unit and such Unit is being transferred to a third party, the Facility Lessee, at the request of the Owner Lessor, shall enter into a site lease and an assignment agreement substantially in the form of the Site Lease and the Assignment and Reassignment of Facility Agreements (without reassignment) solely with respect to the Unit being returned with the transferee or assignee of the Owner Lessor or make other arrangements reasonably acceptable to the Owner Lessor to permit such third party access to and use of the Unit it is acquiring; and

          (d) the Facility Lessee, at the request of the Owner Lessor, shall sell to the Owner Lessor (or its designee) at the then Fair Market Sales Value thereof, determined by agreement between the Facility Lessee and the Owner Lessor, or absent agreement, by an appraisal conducted according to the Appraisal Procedure (x) any spare parts then held by the Facility Lessee at the Facility Site, the Other Facility Site or the adjoining properties which relate to or are useful in connection with the Unit being returned (other than spare parts which were designated for, or otherwise held for use in connection with, the Unit, if any, which remains subject to this Facility Lease, the Other Facility (to the extent then subject to the Other Facility

Lease) or any other generating unit owned or operated by the Facility Lessee or any Affiliate thereof, including, spare parts which were held in a spare parts pool (or similar arrangement) for use at multiple generating units owned or operated by the Facility Lessee or any Affiliate thereof whether or not the Unit being returned was included in such spare parts pool; provided that, if such spare parts are held in a pool solely for use at the Facility and the Other Facility and both the Facility Lease and the Other Facility Lease have been or are then being terminated, then, upon agreement between the Owner Lessor and the Other Owner Lessor, the Facility Lessee shall sell such spare parts to the Owner Lessor or such Other Owner Lessor), and (y) each Severable Modification to the Unit being returned title to which has not vested in the Owner Lessor as set forth in the first sentence of Section 8.3, in the case of either (x) or (y), subject to all existing encumbrances including, in the case of Severable Modifications, the rights of any Additional Owners and the Facility Lessee under, or pursuant to arrangements made in accordance with Sections 4.2 or 4.3 of the Site Lease or the Shared Facilities Agreement. The appraiser's fees and expenses incurred pursuant to this clause (d) shall be paid by the Owner Lessor. Unless purchased by the Owner Lessor pursuant to this Section 5.2(d), the Owner Lessor shall have no right, title or interest in any spare parts owned by the Facility Lessee or any Affiliate thereof.

     Section 5.3.   Environmental Reports; Clean-up.

          (a) In connection with the return of the Facility to the Owner Lessor at the Expiration Date or the expiration of the last Renewal Term elected by the Facility Lessee or pursuant to Section 17, the Facility Lessee shall, at its own expense, provide the Owner Lessor and the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee (a) not earlier than nine (9) months nor later than three (3) months prior to the later of the Expiration Date or the expiration date of the last Renewal Lease Term elected by the Facility Lessee, or (b) in connection with any return pursuant to Section 17, as promptly as possible after such return (but, so long as reasonable access is provided, within 45 days after such return), a phase I environmental report as to the environmental condition of the Facility and the Facility Site and the presence or absence of any Environmental Conditions (including compliance or non-compliance with applicable Environmental Laws). Such report shall be based upon a phase I environmental survey performed not more than 90 days prior to the date such report is provided to the Owner Participant and the Lease Indenture Trustee, by a reputable environmental consulting firm (selected by the Facility Lessee and reasonably acceptable to the Owner Participant), and shall be in form and scope reasonably satisfactory to the Owner Participant and, if the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee. The phase I survey will only be expanded to a phase II environmental survey if, as a result of the phase I survey, facts are revealed that would reasonably necessitate a phase II survey. The provisions of such environmental report shall not relieve the Facility Lessee of any indemnification obligation or liability with respect to Environmental Conditions existing at the time of such return, whether known or unknown, in respect of the Facility or the Facility Site.

          (b) If the survey delivered pursuant to Section 5.3(a) indicates that, or at the time of any return of the Facility pursuant to Section 5.1(a) (other than pursuant to Section 10), the Facility Lessee has received written notice or otherwise has Actual Knowledge that, any action (including cleaning, investigation, abatement, correction, removal or remediation) is then required under any then applicable Environmental Laws (whether indicated in the survey or otherwise and including any action then required under applicable Environmental Laws for the Facility to be then in compliance with such Laws), the Facility Lessee shall, at its own expense, within 90 days of (x) the Owner Lessor having received such survey, or (y) if the Facility Lessee has received written notice or otherwise has Actual Knowledge at the time of such return provide the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee with a reasonably satisfactory remediation plan designed to effect compliance with applicable Environmental Laws as promptly as is reasonably practical and without materially adversely affecting the continued operation of the Facility; provided, however, that the Facility Lessee shall be responsible for any liability that may arise from any delay in effecting such compliance with applicable Environmental Laws. To the extent that any action (including cleaning, investigation, abatement, correction, removal or remediation) required to be taken under this Section 5.3(b) is not complete prior to expiration or termination of the Facility Lease, the Facility Lessee shall provide (x) adequate financial assurance reasonably acceptable to the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, as to such completion or (y) an agreement from an entity that meets the Minimum Credit Standard, to the Owner Lessor and Owner Participant that such obligations shall be satisfied. The obligations of the Facility Lessee under this Section 5.3(b) shall apply even if the Facility Lessee is not required to deliver an environmental report pursuant to Section 5.3(a). The obligations of the Facility Lessee set forth in this
Section 5.3(a) and (b) shall survive the termination of this Facility Lease and the expiration of the Facility Lease Term.

SECTION 6.  LIENS

     The Facility Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Facility (or any Component thereof), the Facility Site, the Dock Facilities, the Retained Power and Control Lines the Retained Oil Pipeline or the Operative Documents, or the Owner Participant's interest therein, except Permitted Liens, and the Facility Lessee shall promptly notify the Owner Lessor of the imposition of any such Lien of which the Facility Lessee is aware and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lien.

SECTION 7.  MAINTENANCE; REPLACEMENTS OF COMPONENTS

     Section 7.1. Maintenance. The Facility Lessee, at its own cost and expense, will (a) cause the Facility to be maintained in at least the same condition, repair and working order as when delivered, ordinary wear and tear excepted, and in any event (i) in all material respects, in accordance with Prudent Industry Practice, (ii) in compliance with all Applicable Laws of any Governmental Entity having jurisdiction, including all Environmental Laws, unless such noncompliance (A) is not reasonably likely to have a Material Adverse Effect or involve any danger of foreclosure, sale, forfeiture or loss of, or imposition of a Lien on, the Facility or the impairment of the use, operation or maintenance of the Facility in any material respect, and (B) could not result in any criminal liability being incurred by, or could not reasonably be expected to have any material adverse effect on the interests of, the Owner Participant (or any Affiliate thereof) or the Owner Lessor, including subjecting the Owner Participant (or any Affiliate thereof) or the Owner Lessor to regulation as a public utility under Applicable Law, and

(iii) in accordance with the terms of all insurance policies required to be maintained pursuant to Section 11, and (b) cause to be made, at its own cost and expense, all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Facility Lessee may be necessary so that the Facility may be operated in accordance with its intended purpose.

     Section 7.2. Replacement of Components. In the ordinary course of maintenance, service, repair or testing of the Facility or any Component, the Facility Lessee or the Operator, at its own cost and expense, may remove or cause or permit to be removed from the Facility any Component; provided, however, that the Facility Lessee shall (a) cause such Component to be replaced by a replacement Component which shall be free and clear of all Liens (except Permitted Liens) and in as good operating condition as the Component replaced, assuming that the Component replaced was maintained in accordance with this Facility Lease (each such replacement Component being herein referred to as a "Replacement Component") and (b) cause such replacement to be performed in a
 ---------------------
manner which does not (i) diminish the current or residual value, remaining useful life or utility of the Facility by more than a de minimis amount below the current or residual value, the remaining useful life or the utility thereof immediately prior to such replacement assuming the Facility was then in the condition required to be maintained by the terms of this Facility Lease or (ii) cause the Facility to become "limited-use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647. If any
Component to the Facility that is subject to this Facility Lease is at any time removed from the Facility, such Component shall remain subject to this Facility Lease, wherever located, until such time as such Component shall be replaced by a Replacement Component which has been incorporated in the Facility and which meets the requirements for Replacement Components specified above. Immediately upon any Replacement Component becoming incorporated in the Facility, without further act (and at no cost to the Owner Lessor and with no adjustment to the Purchase Price, Periodic Lease Rent or Renewal Lease Rent), (x) the replaced Component shall no longer be subject to this Facility Lease, (y) title to the removed Component shall thereupon vest in the Facility Lessee or such other Person as shall be designated by the Facility Lessee, free and clear of all rights of the Owner Lessor and the Lease Indenture Trustee, and (z) title in the Replacement Component shall thereupon vest with the Owner Lessor and shall (i) become subject to this Facility Lease and the Lien of the Lease Indenture, and
(ii) be deemed a part of the Facility for all purposes of this Facility Lease. Notwithstanding anything in this Section 7.2 or elsewhere in this Facility Lease to the contrary, if the Facility Lessee has determined that a Component is surplus or obsolete, it shall have the right to remove such Component without replacing it; provided, that no such Component may be so removed without being replaced if such removal would diminish the current or residual value, remaining useful life or utility of the Facility by more than a de minimis amount below the current or residual value, the remaining useful life or the utility thereof immediately prior to such removal assuming the Facility was then in the condition required to be maintained by the terms of this Facility Lease or cause the Facility to become "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.

     Section 7.3. Compliance with Environmental Laws. The Facility Lessee, at its own cost and expense, will comply with all Environmental Laws applicable to the Facility or the Facility Site unless such noncompliance (A) is not reasonably likely to have a Material Adverse Effect or involve any danger of foreclosure, sale, forfeiture or loss of, or imposition of a Lien on, the

Facility or the impairment of the use, operation or maintenance of the Facility in any material respect, and (B) could not result in any criminal liability being incurred by, or could not reasonably be expected to have any material adverse effect on the interests of, the Owner Participant or the Owner Lessor.

SECTION 8.  MODIFICATIONS

     Section 8.1. Required Modifications. The Facility Lessee, at its own cost and expense, shall make or cause to be made all Modifications to the Facility as are required by (a) Applicable Law or (b) to maintain in effect any insurance required to be maintained by the Facility Lessee under any Operative Document (each, a "Required Modification"); provided, however, that the Facility Lessee
          ---------------------
may, in good faith and by appropriate proceedings, diligently contest the validity or application of any Applicable Law in any reasonable manner which (i) does not involve any danger of foreclosure, sale, forfeiture or loss of, or imposition of a Lien on any part of the Facility or impair the use, operation or maintenance of the Facility in any material respect, or (ii) could not result in any criminal liability being incurred by, or could not reasonably be expected to have any material adverse effect on the interests of, the Owner Participant (or any Affiliate thereof) or the Owner Lessor including subjecting the Owner Participant (or any Affiliate thereof) or the Owner Lessor to regulation as a public utility under Applicable Law; provided, further, that no such contest may extend beyond the expiration or early termination of this Facility Lease.

     Section 8.2. Optional Modifications. The Facility Lessee at any time may, at its own cost and expense, make or cause or permit to be made any Modification to the Facility as the Facility Lessee considers desirable in the proper conduct of its business (any such non-Required Modification being referred to as an "Optional Modification"); provided that the Facility Lessee shall not make and
 ---------------------
shall prevent from being made any Optional Modification to the Facility that would diminish by more than a de minimis amount the current or residual value, utility (other than with respect to Optional Modifications for pollution control equipment) or remaining useful life of the Facility, below the current or residual value, utility (other than the with respect to Optional Modifications for pollution control equipment) or remaining useful life of the Facility immediately prior to such Optional Modification (but without regard to any Severable Modifications previously made that were neither Required Modifications nor financed through this Facility Lease) assuming the Facility was then in the condition required to be maintained by the terms of this Facility Lease, or cause the Facility to become "limited use" property, within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.

     Section 8.3. Title to Modifications. Title to (a) all Required Modifications, (b) all Nonseverable Modifications and (c) all Modifications financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to Section 11.1 of the Participation Agreement shall (at no cost to the Owner Lessor and with no adjustment to the Purchase Price or, except as provided herein, Periodic Lease Rent or Renewal Lease Rent) immediately vest in the Owner Lessor, and such title shall immediately (i) become subject to this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture, and (ii) be deemed part of the Facility for all purposes of this Facility Lease and the other Operative Documents. The Facility Lessee, at its own cost and expense, shall take such steps as the Owner Lessor and, so long as the Lien of the

Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee may reasonably require from time to time to confirm that such title has vested in the Owner Lessor and that such title is subject to this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture. No interest in any Optional Modification which is a Severable Modification (other than such Optional Modifications which are financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to Section 11.1 of the Participation Agreement) (any Optional Modification that is a Severable Modification that has not been so financed is referred to as "Removable
                                                              ---------
Modification") shall vest in the Owner Lessor or become subject to this Facility
------------
Lease or the Lien of the Lease Indenture; provided, however, that if the Facility Lessee shall have caused a Removable Modification to be made to the Facility, the Owner Lessor shall have the right to purchase any such Removable Modifications which have not been removed from the Facility prior to the date which is eighteen (18) months prior to the later of (x) the scheduled expiration of the Basic Lease Term or (y) the scheduled expiration of the last Renewal Lease Term elected by the Facility Lessee; and provided, further, that title to any Removable Modification to the Facility or a Unit which is not removed by the Facility Lessee within twenty-four (24) months (eighteen (18) months, in the case of a return as a result of an Event of Default) after return of the Facility or such Unit to the Owner Lessor in accordance with Section 5, shall vest in the Owner Lessor. The Owner Lessor may only exercise the purchase option described in the first proviso of the immediately preceding sentence by irrevocable written notice to the Facility Lessee during the twelve- (12-) month period commencing on the date that is eighteen (18) months prior to the later of the dates specified in (x) and (y) of such proviso and ending on the first anniversary thereof. The purchase price for such Removable Modifications shall be the then Fair Market Sales Value as determined pursuant to Section 5.2(d). During such twelve- (12-) month period, the Facility Lessee shall not, except as otherwise required to make any Required Modification, be permitted to remove any Removable Modification. Following such twelve- (12-) month period, the Facility Lessee may, at the Facility Lessee's cost and expense, remove any Removable Modifications which the Owner Lessor has not elected to purchase. The Facility Lessee shall (at the Facility Lessee's cost and expense) repair any damage to the Facility or such Unit caused by the removal by the Facility Lessee of any Removable Modification (whether such removal was prior to or within the twenty-four (24-) or eighteen- (18-) month period following the return of the Facility or such Unit).

     SECTION 9.  NET LEASE

     This Facility Lease is a "net lease" and the Facility Lessee's obligation to pay all Rent, including Periodic Lease Rent and Renewal Lease Rent payable hereunder (and all amounts, including Termination Value (or amounts computed by reference thereto), in lieu of Periodic Lease Rent or Renewal Lease Rent following termination of this Facility Lease in whole or in part) shall be absolute and unconditional under any and all circumstances and shall not be terminated, extinguished, diminished, lost or otherwise impaired by any circumstance of any character, including by (i) any setoff, counterclaim, recoupment, defense or other right which the Facility Lessee may have against the Owner Lessor, the Owner Participant, Equity Investor, the Lease Indenture Trustee, any of their respective Affiliates, the Pass Through Trustees or any other Person, including any claim as a result of any breach by any of said parties of any covenant or provision in this Facility Lease or any other Operative Document, (ii) any lack or invalidity of title or any defect in the title, condition, design, operation, merchantability or fitness for use of the Facility or any Component or any portion of either thereof, or any eviction by paramount title or otherwise, or any unavailability of the Facility, the Facility Site, any Component or any portion of either thereof, any other portion of the Facility, or any part thereof, (iii) any loss or destruction of, or damage to, the Facility or any Component or any portion of either thereof or interruption or cessation in the use or possession thereof or any part thereof by the Facility Lessee for any reason whatsoever and of whatever duration, (iv) the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Facility Site, the Facility, any Component or any portion of either thereof by any Governmental Entity or otherwise, (v) the invalidity or unenforceability or lack of due authorization or other infirmity of this Facility Lease or any other Operative Document, (vi) the lack of right, power or authority of the Owner Lessor to enter into this Facility Lease or any other Operative Document, (vii) any ineligibility of the Facility or any Component or any portion of either thereof for any particular use, whether or not due to any failure of the Facility Lessee to comply with any Applicable Law, (viii) any event of "force majeure" or any frustration, (ix) any legal requirement similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, (x) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Facility Lessee or any other Person, (xi) any Lien of any Person with respect to the Facility Site, the Facility, any Component or any portion of either thereof or any part thereof, or (xii) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, except as expressly set forth herein or in any other Operative Document, it being the intention of the parties hereto that all Rent, including all Periodic Lease Rent and Renewal Lease Rent (and all amounts, including Termination Value, in lieu of Periodic Lease Rent or Renewal Lease Rent following termination of this Facility Lease in whole or in part) payable by the Facility Lessee hereunder shall continue to be payable in all events in the manner and at times provided for herein. Such Rent, including Periodic Lease Rent or Renewal Lease Rent and all amounts, including Termination Value (or amounts computed by reference thereto), in lieu of Periodic Lease Rent or Renewal Lease Rent following termination of this Facility Lease in whole or in part) shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or reduction for any reason whatsoever, including any present or future claims of the Facility Lessee or any other Person against the Owner Lessor or any other Person under this Facility Lease or otherwise. To the extent permitted by Applicable Law, the Facility Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Facility Lease with respect to the Facility or any Unit except in accordance with Sections 10, 13, 14 or 15. If for any reason whatsoever this Facility Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Facility Lessee nonetheless agrees, to the extent permitted by Applicable Law, to pay to the Owner Lessor an amount equal to each installment of Periodic Lease Rent (or, in connection with a termination of a Renewal Lease Term, Renewal Lease Rent) and all Supplemental Lease Rent due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Facility Lease not been so terminated. Nothing contained herein shall be construed to waive any claim which the Facility Lessee might have under any of the Operative Documents or otherwise or to limit the right of the Facility Lessee to make any claim it might have against the Owner Lessor or any other Person or to pursue such claim in such manner as the Facility Lessee shall deem appropriate.

SECTION 10.  EVENTS OF LOSS

     Section 10.1. Occurrence of Events of Loss. (a) The Owner Participant will promptly notify, or will cause the Owner Lessor to promptly notify, the Facility Lessee upon obtaining Actual Knowledge of any event that upon election of the Owner Participant would result in a Regulatory Event of Loss; provided that the failure to deliver such notice shall not result in any liability to the Owner Lessor or the Owner Participant. If an Event of Loss described in clauses (a) or
(b) of the definition of Event of Loss shall occur with respect to any Unit, then the Facility Lessee shall promptly notify the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee of the occurrence thereof and no later than nine months following such occurrence the Facility Lessee shall notify the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees in writing of its election to either:

               (i) if no Lease Event of Default (other than any Lease Event of Default under Section 16(c) or Section 16(d) (to the extent such Lease Event of Default occurs as a result of the Facility Lessee's failure to observe or perform its obligations under Section 7, 8 or 11 hereof,
          Section 5.3 of the Site Lease or Section 5.2 of the Site Sublease), in each case arising as a result of such Event of Loss) has occurred and is continuing and subject to the satisfaction of the conditions set forth in Section 10.3(a) and (b), rebuild or replace such Unit and so that the rebuilt or replacement unit shall have a current and residual value, remaining useful life and utility at least equal to that of such Unit prior to such Event of Loss (assuming such Unit was then in the condition and repair required to be maintained by this Facility Lease) and such rebuilding or replacement will not result in the Facility being "limited use property" within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647), or

               (ii) terminate this Facility Lease with respect to such Unit pursuant to Section 10.2 hereof.

     If the Facility Lessee fails to make an election as provided above, or if the Facility Lessee elects to rebuild the Unit as aforesaid but fails to duly satisfy the conditions set forth in Section 10.3(a) the Facility Lessee will be deemed to have made the election to terminate this Facility Lease with respect to such Unit pursuant to Section 10.2. as of the end of the nine-month period referred to in the second sentence of this Section 10.1(a). If the Facility Lessee makes an election to rebuild as provided above and satisfies the conditions in Section 10.3(a), but fails to satisfy the conditions in Section 10.3(b) or (c), the Facility Lessee will be deemed to have elected the termination option as of the last day of the period by which the rebuild is to commence specified in Section 10.3(b) or the period for completion specified in
Section 10.3(c), as the case may be. If an Event of Loss shall occur with respect to only one Unit at a time when both Units are subject to this Facility Lease, then unless the Facility Lessee has duly elected to rebuild or replace such Unit, the Facility Lessee shall not later than the date that is 25 days prior to the date Termination Value with respect to such Unit is payable hereunder, deliver to the Owner Participant a report of the Engineering Consultant or another independent engineer selected by the Facility Lessee, such other engineer and such report to be reasonably satisfactory to the

Owner Participant to the effect that operation of the remaining Unit (without the Unit which suffered the Event of Loss) is technologically feasible and economically viable. If the Facility Lessee fails to deliver such report by the date specified in the preceding sentence, an Event of Loss shall be deemed to have occurred with respect to such Unit as of such date.

          (b) If (x) an Event of Loss described in clause (a) or (b) of the definition of Event of Loss shall have occurred with respect to any Unit and the Facility Lessee shall have elected (or shall be deemed to have elected) not to rebuild or replace such Unit pursuant to Section 10.1(a) hereof or an Event of Loss shall be deemed to have occurred pursuant to the last sentence of Section 10.1(a), or (y) an Event of Loss described in clause (c) of the definition of Event of Loss shall occur with respect to any Unit, then, (A) in the case of clause (x) above, on the Termination Date next occurring after the earlier of
(1) the day that is 30 days after the date of such election or deemed Event of Loss or (2) the last day of the nine-month period referred to in the second sentence of Section 10.1(a), or (B) in the case of clause (y) above, on the Termination Date next occurring (1) at least three months after the occurrence of such Event of Loss or (2) if earlier, at least one month after receipt of insurance proceeds in respect of such Event of Loss, the Facility Lessee shall terminate the Facility Lease with respect to such Unit.

     In connection with any such termination, the Owner Lessor may (i) tender the affected Unit or Units to the Facility Lessee in return for Termination Value with respect to such Unit or Units determined as of the relevant Termination Date, (ii) retain such Unit or Units, or (iii) sell or otherwise convey such Unit or Units to a third party; provided, however, that in the case of an Event of Loss described in clauses (a), (b) or (c) of the definition of Event of Loss, the Owner Lessor may only elect to retain, sell or convey such Unit or Units pursuant to clause (ii) or (iii) if it notifies the Facility Lessee and the Lease Indenture Trustee at least 25 days prior to such Termination Date and provides the Facility Lessee with adequate financial assurance (which shall be reasonably satisfactory to the Facility Lessee) that the Owner Lessor will pay the Unit Principal Portion of such Unit, together with accrued interest thereon, and any other amounts payable by the Owner Lessor pursuant to Section 10.2(a); provided, further, the Facility Lessee shall have a right of first refusal with respect to any sale or other conveyance pursuant to clause (iii) above; and provided, further, that prior to any sale or conveyance to any third party pursuant to clause (iii) above, the Owner Lessor shall have given the applicable notice, if any, required by the Exempt Facilities Agreement or obtained a waiver thereof. If the Owner Lessor fails to make an election as provided above, the Owner Lessor will be deemed to have made the election specified in clause (i) above.

          (c) If an Event of Loss described in clause (d) of the definition of Event of Loss shall have occurred, then the Facility Lessee shall, as non-exclusive agent for the Owner Lessor, use commercially reasonable efforts to obtain cash bids for the Owner Lessor's Interest. In connection with such Regulatory Event of Loss, the Facility Lessee may, but shall be under no obligation to, make an offer to purchase the Facility and shall have a right of first refusal with respect to any offer received. Neither the Owner Participant or any Affiliate thereof nor the Owner Lessor may purchase the Owner Lessor's Interest in connection with any termination pursuant to this Section 10.1(c).

     If at least one cash bid is received on or prior to the next Termination Date occurring at least three months after the occurrence of such Regulatory Event of Loss, the Facility Lease shall terminate on such Termination Date and the Owner Lessor shall, subject to the Facility Lessee's right of first refusal, sell the Owner Lessor's Interest to the party that submitted the highest cash bid on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens, all of the proceeds of which will be for the account of the Owner Lessor; and the Facility Lessee shall pay (i) the amount, if any, by which the Termination Value determined as of the Termination Date exceeds the sales price received by the Owner Lessor for the Owner Lessor's Interest (net of the fees, commissions and costs of any broker engaged by the Facility Lessee or any Affiliate thereof), plus (ii) any unpaid Periodic Lease Rent due before such Termination Date, plus (iii) all other Supplemental Lease Rent (including reasonable documented out-of-pocket costs and expenses of the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustees, and all sales, use, stamp, ad valorem, rental, license, value added, property and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 9.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 10.2) due and payable on or prior to such Termination Date, but shall not be required to pay Termination Value. Prior to any sale or conveyance to any third party pursuant to this Section 10.1(c), the Facility Lessee shall have given the applicable notice, if any, required by the Exempt Facilities Agreement or obtained a waiver thereof.

     If no cash bids are received on or prior to the next Termination Date occurring at least three months after the occurrence of such Regulatory Event of Loss or if any cash bids are received but no sale is consummated, the Facility Lessee shall pay (x) Termination Value as of such Termination Date, plus (y) any unpaid Periodic Lease Rent due before such Termination Date, plus (z) all other Supplemental Lease Rent (including reasonable documented out-of-pocket costs and expenses of the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustees) due and payable on or prior to such Termination Date, and, upon payment of such amounts, (i) Allocated Rent shall cease to accrue and the obligation to pay Periodic Lease Rent and Renewal Lease Rent shall cease, (ii) this Facility Lease shall terminate other than, to the extent set forth in clause (iv)(B) below, the Facility Lessee's obligations under Sections 7, 8 and 11, (iii) if shutting down the Facility does not eliminate the burdensome regulation which gave the Owner Participant the right to declare the Regulatory Event of Loss, the Owner Lessor may exercise its rights under Section 2.6 of the Site Lease, and (iv) if shutting down the Facility eliminates the burdensome regulation which gave the Owner Participant the right to declare the Regulatory Event of Loss, (A) the Facility shall be shut down, (B) the Facility Lessee may, at its option, continue marketing the Owner Lessor's Interest for up to an additional three months (the "Extended Marketing Period") during which time, the
                              -------------------------
Facility Lessee's obligation under Sections 7, 8 and 11 shall continue. If at least one offer is received prior to the end of the Extended Marketing Period, the Owner Lessor shall, subject to the Facility Lessee's right of first refusal, sell the Owner Lessor's Interest to the highest cash bidder on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens; the Facility Lessee shall pay all reasonable documented out-of-pocket costs and expenses of the Owner Participant, the Owner Lessor, the Lease Indenture Trustee and the Pass Through Trustees, and all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 9.2 of the Participation Agreement associated with the sale and the Owner Lessor shall pay the net cash proceeds of the sale to the

Facility Lessee to the extent of payments made by the Facility Lessee under clauses (x), (y) and (z) above. If there is no Extended Marketing Period or no offers are received prior to the end of the Extended Marketing Period, the Owner Lessor may exercise its rights under Section 2.6 of the Site Lease. The Facility Lessee's obligations under Section 7, 8 and 11 shall terminate at the end of the Extended Marketing Period.

     Notwithstanding the foregoing provisions of this Section 10.1(c) in the case of a Regulatory Event of Loss, where the Facility is transferred to the Facility Lessee, (i) if the Facility Lessee (as its designee) shall have executed and delivered an assumption agreement to assume in full the Lessor Notes as permitted by and in accordance with Section 2.10(b) of the Lease Indenture, (ii) all other conditions contained in such Section 2.10(b) shall have been satisfied, and (iii) no Significant Lease Default or Lease Event of Default shall have occurred or be continuing after giving effect to such assumption, then, the obligation of the Facility Lessee to pay Termination Value shall be reduced by an amount equal to the outstanding principal amount of and accrued interest on the Lessor Notes so assumed by the Facility Lessee.

     Section 10.2. Payment of Termination Value; Termination of Periodic Lease Rent and Renewal Lease Rent.

          (a) Upon termination of this Facility Lease pursuant to Section 10.1(b), the Facility Lessee shall pay to the Owner Lessor on the applicable Termination Date, (A) unless the Owner Lessor has made an election under (ii) or
(iii) of Section 10.1(b) above (a "Non-Tender Election"), the Termination Value
                                   -------------------
with respect to such Unit or Units determined as of such Termination Date, plus
(B) all amounts of Supplemental Lease Rent with respect to such Unit or Units (including all reasonable documented out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustees, and all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 9.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 10.2) due and payable on or prior to such Termination Date, plus
(C) any unpaid Periodic Lease Rent and Renewal Lease Rent with respect to such Unit or Units due before such Termination Date. If the Owner Lessor has made a Non-Tender Election, (x) the Facility Lessee shall pay to the Owner Lessor on the applicable Termination Date (A) all amounts of Supplemental Lease Rent (including all reasonable documented out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustees, and all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 9.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 10.2) due and payable on or prior to such Termination Date, plus
(B) any unpaid Periodic Lease Rent and Renewal Lease Rent due before such Termination Date, but the Facility Lessee shall not be obligated to pay Termination Value. All payments of Rent under this Section 10.2(a) shall, to the extent required by Section 3.5(a), be made to the Lease Indenture Trustee.

          (b)  Upon the payment of all sums required to be paid pursuant to this
Section 10.2, (i) Allocated Rent with respect to such Unit or Units shall cease to accrue and the obligation to pay Periodic Lease Rent and Renewal Lease Rent with respect to such Unit shall cease, (ii) the Facility Lessee's obligations under Sections 6, 7, 8, 11 and 12 with respect to such Unit or Units shall terminate, (iii) the Facility Lessee shall cease to have any other liability to the

Owner Lessor with respect to such Unit or Units except for Supplemental Lease Rent and other obligations (including those under Sections 9.1 and 9.2 of the Participation Agreement and the Tax Indemnity Agreement) surviving pursuant to the express provisions of any Operative Document, (iv) unless the Facility Lessee assumes the Lessor Notes pursuant to Section 10.2(c), the Owner Lessor shall pay the portion of the outstanding principal and accrued interest on the Lessor Notes relating to such Unit or Units pursuant to Section 2.10(a) and (e) of the Lease Indenture, (v) this Facility Lease shall terminate with respect to such Unit or Units and, in the case of the termination of this Facility Lease with respect to a Unit, such Unit shall no longer be deemed to be a part of the Facility, (vi) the Owner Lessor shall, at the Facility Lessee's cost and expense, execute and deliver to the Facility Lessee a release or termination of this Facility Lease with respect to such Unit or Units, (vii) unless the Owner Lessor has made a Non-Tender Election, the Owner Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared and recorded by and at the expense of the Facility Lessee) all of its right, title and interest in and to such Unit or Units and, at the request and expense of the Facility Lessee, the portions of the Facility Site that are no longer necessary for access to or operation of any Unit which remains subject to this Facility Lease to the Facility Lessee pursuant to this Section 10.2 hereof and Section 2.5 of the Site Sublease, respectively, on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens; and (viii) the Owner Lessor shall use all reasonable efforts to cause the Lease Indenture Trustee to discharge the Lien of the Lease Indenture with respect to such Unit or Units and to execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee.

          (c)  [Intentionally Omitted.]

          (d) Any payments with respect to such Unit or Units received at any time by the Owner Lessor, the Lease Indenture Trustee or the Facility Lessee from any Governmental Entity as a result of the occurrence of an Event of Loss described in clause (c) of the definition of Event of Loss or from insurance proceeds as a result of the occurrence of an Event of Loss described in clause
(a), (b) or (d) of the definition of Event of Loss or the last sentence of
Section 10.1(a) shall be applied as follows:

               (i) all such payments received at any time by the Facility Lessee shall be promptly paid to the Owner Lessor or if the Lien of the Lease Indenture shall not have been terminated or discharged, to the Lease Indenture Trustee, for application pursuant to the following provisions of this Section 10.2, except that so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing (other than any Lease Event of Default under Section 16(c) or Section 16(d) (to the extent such Lease Event of Default occurs as a result of the Facility Lessee's failure to observe or perform its obligations under Section 7, 8 or 11 hereof, Section 5.3 of the Site Lease or Section 5.2 of the Site Sublease), in each case arising as a result of such Event of Loss), the Facility Lessee may retain any amounts that the Owner Lessor would at the time be obligated to pay to the Facility Lessee as reimbursement under the provisions of paragraph (ii) below;

               (ii) so much of such payments as shall not exceed the amount required to be paid by the Facility Lessee pursuant to paragraph (a) of this Section 10.2 shall be applied in reduction of the Facility Lessee's obligation to pay such amount if not already paid by the Facility Lessee or, if already paid by the Facility Lessee, shall, so long as no Significant Lease Default or Lease Event of Default (other any Lease Event of Default under Section 16(c) or Section 16(d) (to the extent such Lease Event of Default occurs as a result of the Facility Lessee's failure to observe or perform its obligations under
          Section 7, 8 or 11 hereof, Section 5.3 of the Site Lease or Section
          5.2 of the Site Sublease), in each case arising as a result of such Event of Loss) shall have occurred and be continuing, be applied to reimburse the Facility Lessee for its payment of such amount; and

               (iii) the balance, if any, of such payments remaining thereafter shall be apportioned between the Owner Lessor and the Facility Lessee as their interests may appear.

     Notwithstanding the foregoing, if the Facility Lessee shall have elected to rebuild or replace any Unit pursuant to Section 10.1(a), any insurance proceeds received by the Owner Lessor, the Lease Indenture Trustee or the Facility Lessee as a result of the occurrence of an Event of Loss described in clause (a), (b) or (c) of the definition of Event of Loss shall be applied as provided in
Section 11.7.

     Section 10.3. Rebuild or Replace. (a) The Facility Lessee's right to rebuild or replace any Unit pursuant to Section 10.1(a) shall be subject to the fulfillment, at the Facility Lessee's sole cost and expense, in addition to the conditions contained in said clause (a), of the following conditions:

               (i) receipt by the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, prior to the earlier of (x) 60 days after the date of the Facility Lessee's notice pursuant to Section 10.1(a) or (y) the last date of the nine month period referred to in the second sentence of Section 10.1(a), of: (A) a report of the Engineering Consultant or another independent engineer, such other engineer and such report to be satisfactory to the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, to the effect that the rebuilding or replacement of such Unit is technologically feasible and economically viable and that such rebuilding or replacement can be completed by a date thirty-six (36) months prior to the end of the Basic Lease Term or twelve (12) months prior to the end of any Renewal Lease Term then in effect or elected by the Facility Lessee, and (B) an appraisal of an independent appraiser selected by the Facility Lessee, such appraiser and such appraisal to be reasonably acceptable to the Owner Participant, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee, to the effect that the rebuilt or replacement unit will have at least the same current and residual value, utility and remaining useful life as such Unit immediately prior to the Event of Loss and such rebuilding or replacement will not result in the Facility being "limited use" property within the meaning of Rev. Proc. 75 28, 1975 1 C.B. 752 or Rev. Proc. 76 30, 1976 2 C.B. 647 (assuming such Unit was then be in the condition required by the terms of this Facility Lease), and (C) an Officer's Certificate of the Facility Lessee to the effect that no Significant Lease Default or Event of Default shall have occurred and is continuing; and

               (ii)  receipt by the Owner Participant prior to the earlier of
          (x) 60 days after the date of the Facility Lessee's notice pursuant to
          Section 10.1(a) or (y) the last date of the nine month period referred to in the second sentence of Section 10.1(a), of either (A) a tax opinion of its counsel, such opinion to be reasonably satisfactory to the Owner Participant, to the effect that, assuming the proposed rebuilding or replacement is completed in the manner and within the time proposed, such rebuilding or replacement will not cause any material incremental adverse tax risk to the Owner Participant, such opinion to take into account any payments (or indemnities made pursuant to clause (B) of this Section 10.3(a)(ii)) made or caused to be made by the Facility Lessee (in its sole discretion) to reimburse (or protect) the Owner Participant for any loss of Tax Benefits (it being agreed that upon the occurrence of an Event of Loss described in clause (a) or (b) of the definition thereof the Facility Lessee may request the Owner Participant to ask its counsel whether it can render such opinion and the Owner Participant agrees to make such request) or
          (B) an indemnity arrangement against such risk satisfactory to the Owner Participant; and

               (iii) no material adverse accounting effect on the Owner Participant shall have occurred and is continuing.

          (b) The Facility Lessee shall cause the rebuilding or replacement of such Unit to commence as soon as practicable after notifying the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees pursuant to Section 10.1(a), of its election to rebuild or replace such Unit, and in all events within twenty-four (24) months of the occurrence of the event that caused such Event of Loss and will cause work on such rebuilding or replacement to proceed diligently thereafter. As the rebuilding or replacement of such Unit progresses, title to the rebuilt or replacement Unit shall vest in the Owner Lessor and such title shall become subject to this Facility Lease and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lien of the Lease Indenture and be deemed a part of the Facility for all purposes of this Facility Lease, automatically without any further act by any Person.

          (c) On the date of the completion of such rebuilding or replacement of such Unit (the "Rebuilding Closing Date") the following documents shall be
                   -----------------------
duly authorized, executed and delivered and, if appropriate, filed for recordation by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereto shall be delivered to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture
Trustee:

               (i) supplements to this Facility Lease subjecting such rebuilt or replacement facilities to this Facility Lease (with no change in Purchase Price or the Periodic Lease Rent or Renewal Lease Rent as a result of such rebuilding or replacement);

               (ii) supplements to the Lease Indenture subjecting such rebuilt or replacement facilities to the Lien of the Lease Indenture;

               (iii) such recordings and filings as may be reasonably requested by the Owner Participant and the Lease Indenture Trustee to be made or filed;

               (iv) an opinion of counsel of the Facility Lessee, such counsel and such opinion to be reasonably satisfactory to the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee to the effect that (A) the supplements to this Facility Lease required by clause (i) above constitute effective instruments for subjecting such rebuilt or replacement facilities to this Facility Lease, (B) the supplements to the Lease Indenture required by clause (ii) above, if any, constitute effective instruments for subjecting such rebuilt or replacement facilities to the Lien of the Lease Indenture, and (C) all filings and other action necessary to perfect and protect the Owner Lessor's and, if applicable, the Lease Indenture Trustee's interest in such rebuilt or replacement facilities have been accomplished;

               (v) an appraisal by an Independent Appraiser, certifying that the rebuilt or replacement Unit has a current and residual value, remaining useful life and utility at least equal to the current and residual value, remaining useful life and utility of such Unit would have had on the Rebuilding Closing Date had such Event of Loss not occurred (assuming such Unit would then be in the condition and repair required to be maintained by the terms of this Facility Lease) and is not "limited use" property within the meaning of Rev. Proc. 75 28, 1975 1 C.B. 752 or Rev. Proc. 76 30, 1976 2 C.B. 647; and

               (vi) a report by an independent engineer certifying that the rebuilt or replacement Unit is in a state of repair and condition required by this Facility Lease;

               (vii) an Officer's Certificate of the Facility Lessee as to compliance with this Section 10.3 and that no Lease Event of Default shall have occurred and be continuing as a result of the rebuild or replacement; and

               (viii) satisfactory evidence as to the compliance with Section 11 of this Facility Lease with respect to the rebuilt or replacement Unit.

If the Rebuilding Closing Date of a Unit and the satisfaction of the foregoing conditions shall not have occurred by the earlier of (x) sixty (60) months after the occurrence of the Event of Loss and (y) eighteen (18) months prior to the expiration of the Basic Lease Term or, if the Facility Lessee has elected to renew this Facility Lease for one or more Renewal Lease Terms, the expiration of any Renewal Lease Term then in effect or elected by the Facility Lessee, then the

Lessee shall be required to comply with Section 10.2 and the Termination Date shall be the first Termination Date that occurs after such date.

          (d) Whether or not the transactions contemplated by this Section 10.3 are consummated, the Facility Lessee agrees to pay or reimburse, on an After-Tax Basis, any costs or expenses (including reasonable legal fees and expenses) incurred by the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustees in connection with the transactions contemplated by this Section 10.3.

     Section 10.4.  Application of Payments Not Relating to an Event of Loss.

          (a) In the event that during the Facility Lease Term the use of all or any portion of the Facility is requisitioned or taken by or pursuant to a request of any Governmental Entity under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, the Facility Lessee's obligation to pay all installments of Periodic Lease Rent and Renewal Lease Rent shall continue for the duration of such requisitioning or taking. The Facility Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Entity as compensation for such requisition or taking of possession. Any amount referred to in this Section 10.4(a) that is payable to the Facility Lessee shall not be paid to the Facility Lessee, or if it has been previously paid directly to the Facility Lessee, shall not be retained by the Facility Lessee, if at the time of such payment a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, but shall be paid to and held by the Owner Lessor or, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee as security for the obligations of the Facility Lessee under this Facility Lease, and at such time as there shall not be continuing any such Significant Lease Default or Lease Event of Default, such amount shall be paid to the Facility Lessee.

          (b) Any insurance proceeds with respect to the Facility received at any time by the Owner Lessor, the Lease Indenture Trustee or the Facility Lessee under any of the insurance policies required to be maintained by the Facility Lessee under Section 11 as a result of any damage to the Facility or any part thereof which does not constitute an Event of Loss shall be applied as follows:
(i) in accordance with Section 11.7; and (ii) the balance, if any, of such insurance proceeds remaining thereafter shall be paid to the Facility Lessee.

     Section 10.5. Certain Conditions to Termination. Anything to the contrary in this Section 10 notwithstanding, the Facility Lessee and the Owner Lessor agree for the benefit of the Lease Indenture Trustee (without relieving the Owner Lessor of any liability hereunder) that, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, no termination pursuant to this Section 10 shall be effective and the Facility Lessee's rights and obligations under this Facility Lease immediately prior to the election to terminate this Facility Lease pursuant to this Section 10 shall remain in full force and effect in all respects (regardless of whether the Owner Lessor shall elect to retain or sell such Unit or the Facility, as applicable, in connection with such proposed termination) unless and until the Facility Lessee shall have assumed the Lessor Notes pursuant to Section 10.2(c) or the Owner Lessor shall have paid all outstanding principal and accrued interest on the Lessor Notes with respect to such Unit or the

Facility, as the case may be, and all other amounts due under the Lease Indenture as of such proposed date of termination.

SECTION 11.  INSURANCE

     Section 11.1.  Property Insurance. The Facility Lessee will, subject to
Section 11.6, maintain (or cause to be maintained) all risk property insurance customarily carried by prudent operators of electric generating facilities of comparable size and risk of the Facility, and against loss or damage from such causes as are customarily insured against, which includes coverage for boiler and machinery, and, in any case, subject to availability on commercially reasonable terms, in an amount equal to the Maximum Probable Loss of the Facility, subject to a deductible, as to the Facility Lessee's interest, not to exceed $5 million per occurrence for property damage or such other higher amounts customarily maintained by prudent operators of electric generating facilities of comparable size and risk of the Facility.

     Section 11.2.  Liability Insurance.  The Facility Lessee will, subject to
Section 11.6, maintain (or cause to be maintained) commercial general liability insurance, including sudden and accidental pollution liability coverage, contractual liability coverage, and commercial automobile liability insurance, insuring against claims for bodily injury (including death) and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the Facility and the Facility Site, with limits not less than $35 million per occurrence/aggregate with a deductible not to exceed $5 million per occurrence, as to the Facility Lessee's interest, or such other higher amount customarily maintained by prudent operators of electric generating facilities of comparable size and risk of such Facility. The Facility Lessee will periodically review the liability insurance maintained by it or on its behalf and will, if necessary, revise such coverage and limits (including deductibles) in order that the liability insurance maintained by it or on its behalf is consistent with that maintained by prudent operators of similar facilities of comparable size and risk to the Facility; provided that the Facility Lessee may not (except as permitted by Section 11.6) increase deductibles above or decrease coverage or limits below the amounts specified herein without the written consent of the Owner Lessor, which such consent shall not be unreasonably withheld or delayed. Such liability insurance may be purchased either in a single limit or in combination with a general and an excess policy.

     Section 11.3.  Provisions with Respect to Insurance.

          (a) The Facility Lessee will, subject to Section 11.6, place the insurance maintained pursuant to this Section 11 with companies having an A.M. Best rating of at least "A-" or, if not so rated, of comparable financial strength. All insurance policies required to be maintained pursuant to Section
11.2 shall name the Owner Lessor, the Lessor Manager, the Trust Company, the Owner Participant, the sole member of the Owner Participant and any other entity in the chain of ownership up to and including the Equity Investor (so long as the Owner Participant provides the Facility Lessee with the name of each such entity) and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee (collectively, the "Additional Insured Parties") as additional insureds, as their interests may
 --------------------------
appear. All insurance policies required to be maintained pursuant to this
Section 11 shall also provide for at least 30 days' prior written notice (10 days for non-payment) by the insurance carrier to the Additional Insured Parties in the event of cancellation, non-renewal, termination, expiration or material change. The Facility Lessee will place the insurance required by this Section 11 with insurance companies that agree to waive all claims for premiums from, and all subrogation rights against, the Additional Insured Parties. All the insurance maintained pursuant to this
Section 11.3 shall be primary without right of contribution of any other insurance carried by or on behalf of the Additional Insured Parties with respect to their respective interests in the Facility, and the Facility Site.

          (b) The Facility Lessee will, subject to Section 11.6, use its reasonable efforts to provide that the respective interests of the Additional Insured Parties shall not be invalidated by any act or neglect of the Facility Lessee, or any breach or violation by the Facility Lessee of any warranties, declarations or conditions contained in such policies or by the use of the Facility for purposes more hazardous than permitted by such policies. Additionally, the Facility Lessee will, subject to Section 11.6, use its reasonable efforts to provide that the liability policies required to be maintained pursuant to Section 11.2 shall be endorsed to provide that, inasmuch as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the manner as if there were a separate policy covering each insured. The Facility Lessee shall, at its own expense, make or cause to be made all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.

     Section 11.4. Reports. The Facility Lessee shall provide annually at the time it delivers the officers certificate pursuant to Section 5.4 of the Participation Agreement (i) the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees certificates from insurance brokers or carriers to the effect that such policy is in effect and in the case of policies maintained pursuant to Sections 11.1 and 11.2, indicating their status as additional insureds and (ii) an Officer's Certificate of the Facility Lessee certifying that (i) all premiums in respect of such policies are current and (ii) that such coverage is in compliance with all insurance requirements set forth in this Section 11.

     Section 11.5. Additional Insurance by Owner Lessor. At any time the Owner Lessor (either directly or in the name of the Owner Participant), the Owner Participant (or its Affiliates) or the Lease Indenture Trustee may at its own expense and for its own account carry insurance with respect to its interest in the Facility; provided, that such insurance does not in any way interfere with the Facility Lessee's ability to obtain insurance required to be maintained under this Section 11. Any insurance payments received from policies maintained by the Owner Lessor, the Owner Participant or the Lease Indenture Trustee pursuant to the previous sentence shall be retained by the Owner Lessor, the Owner Participant or the Lease Indenture Trustee, as the case may be, without reducing or otherwise affecting the Facility Lessee's obligations hereunder.

     Section 11.6.  Amendment of Requirements.

          (a) If any insurance required to be maintained by the Facility Lessee pursuant to this Section 11 (including the limits or deductibles or any other terms under policies for such insurance) ceases to be available on a commercially reasonable basis, the Facility Lessee shall provide written notice to the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee accompanied by a letter from the Facility Lessee's insurance broker stating that such insurance is unavailable on a commercially reasonable basis. Such notice shall be given not less than thirty (30) days prior to the scheduled date for renewal of any such policy. Upon receipt of such notice by the Owner Lessor, the Owner Lessor and the Facility Lessee shall immediately enter into good faith negotiations in order to obtain an alternative to such insurance.

          (b) In the event that the Owner Lessor and the Facility Lessee cannot reach a resolution acceptable to both parties within ten (10) days, the Owner Lessor and the Facility Lessee shall make arrangements for the formation of an insurance panel consisting of the Facility Lessee's insurance advisor (or broker), the Owner Lessor's insurance advisor (or broker) and an independent insurance expert from a nationally recognized insurance brokerage firm, chosen by the Facility Lessee and reasonably acceptable to the Owner Lessor. Such independent expert shall conduct a separate review of the relevant insurance requirements of this Section 11 and the market for such insurance at the time, giving due consideration to the representations of both insurance advisors, and upon conclusion of such review shall issue a written report stating whether such insurance is available or unavailable on a commercially reasonable basis.

          (c) If the insurance expert concludes that such insurance is not available on a commercially reasonable basis, the insurance expert shall provide a written recommendation (which shall include the amount and type of insurance which is available upon a commercially reasonable basis) not less than fifteen
(15) days before the date for renewal of such insurance. The Facility Lessee shall, prior to the expiration of the insurance then in effect, obtain the insurance required by this Section 11 that is available on a commercially reasonable basis. If the credit rating of the Lessee Guarantor (or, if there is no Lessee Guarantor, of the Facility Lessee) is at least BBB- and Baa3 by S&P and Moody's, respectively, at the time of renewal, the recommendation of the insurance expert shall be conclusive and binding upon the Facility Lessee and the Facility Lessee shall, for the immediately succeeding one (1) year policy period, only be required to carry the insurance required by this Section 11 that the expert has certified is available on a commercially reasonable basis.

          (d) If the credit rating of the Lessee Guarantor (or, if there is no Lessee Guarantor, of the Facility Lessee) is below the rating specified in clause (c) at such time of renewal and in the Owner Participant's reasonable judgment, keeping the insurance coverage at the level that is available on a commercially reasonable basis is reasonably likely to result in a Material Adverse Effect, then the Facility Lessee shall (i) obtain the insurance required by Section 11 whether or not available on a commercially reasonable basis or
(ii) obtain the insurance that is available on a commercially reasonable basis and provide collateral or credit support for the difference of a type and in an amount satisfactory to the Owner Participant. For the purposes of this Section 11.6, insurance will be considered "not available on a commercially reasonable basis" if it is not obtainable or obtainable only at excessive costs which are not justified in terms of the risk to be insured and is generally not being carried by or applicable to projects or operations similar to the Facility because of such excessive costs.

          (e) All fees, costs and expenses associated with the insurance panel (including the review by the insurance expert) shall be for the sole account of the Facility Lessee.

     Section 11.7.  Application of Insurance Proceeds.

          (a) All proceeds of the insurance maintained pursuant to Section 11.1 hereof and Section 11.1 of the Other Facility Lease up to $50,000,000 on account of any damage to or destruction of the Facility and/or the Other Facility or any part thereof (in each case less the actual costs, fees and expenses incurred in the collection thereof), shall, subject to Section 11.7(d), be paid to or retained by the Facility Lessee for application in repair or replacement of the affected property. All proceeds of the insurance maintained pursuant to Section
11.1 hereof and Section 11.1 of the Other Facility Lease in excess of $50,000,000 on account of such damage or destruction to the Facility or the Other Facility, shall be paid to the Owner Lessor or, if the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and be applied and dealt with as set forth in this Section 11.7.

          (b) All such proceeds actually received on account of any such damage or destruction other than in connection with an Event of Loss shall, unless a Significant Lease Default or a Lease Event of Default shall have occurred and be continuing, be paid over to the Facility Lessee or as it may direct from time to time as restoration progresses, to pay (or reimburse the Facility Lessee for) the cost of restoration, if the amount of such proceeds received by the Lease Indenture Trustee or the Owner Lessor, together with such additional amounts, if any, theretofore expended by the Facility Lessee out of its own funds for such restoration, are sufficient to pay the estimated cost of completing such restoration, but only upon receipt by the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee of a written application of the Facility Lessee accompanied by an Officer's Certificate of the Facility Lessee setting forth in reasonable detail the nature of such restoration, the actual cash expenditures made to date for such restoration and the estimated cost to complete such restoration and stating that no Significant Lease Default or Lease Event of Default has occurred and is continuing.

          (c) All such proceeds received or payable on account of an Event of Loss shall, unless the Facility Lessee has elected to rebuild or replace the affected Facility, be dealt with in accordance with Section 10.2(d).

          (d)  Notwithstanding the foregoing provisions of this Section 11 or
Section 10, so long as a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, the proceeds of any insurance required to be maintained pursuant to this Section 11 that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Facility Lessee pursuant to this Section 11 or Section 10.2(d) will be held as security for the obligations of the Facility Lessee under this Facility Lease by the Owner Lessor or, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and, at such time thereafter as no Significant Lease Default or Lease Event of Default shall be continuing, such amount shall be paid promptly to the Facility Lessee.

SECTION 12.  INSPECTION

     During the Facility Lease Term, each of the Owner Participant, the Owner Lessor, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees and their representatives may, during normal business hours, on reasonable notice to the Facility Lessee and at their own risk and expense (except, at the expense but not risk, of the Facility Lessee when a Significant Lease Default or a Lease Event of Default has occurred and is continuing), inspect the Facility and the records with respect to the operations and maintenance thereof, in the Facility Lessee's custody or to which the Facility Lessee has access so long as the Facility Lessee has the opportunity to be present; provided, however, that so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing, each such Person shall only be entitled to make one inspection in any twelve- (12-) month period, provided, further, however, that any such Person may make more than one inspection during the last eighteen (18) months of the Facility Lease Term unless the Facility Lessee has exercised its option under Section 15 to renew this Facility Lease beyond such eighteen- (18-) month period. Any such inspection will not unreasonably disturb or interfere with the normal operation or maintenance of the Facility or the conduct by the Facility Lessee of its business and will be in accordance with the Facility Lessee's and the Operator's safety and insurance programs. In no event shall the Owner Lessor, the Owner Participant, the Lease Indenture Trustee or the Pass Through Trustees have any duty or obligation to make any such inspection and such Persons shall not incur any liability or obligation by reason of not making any such inspection.

SECTION 13.  TERMINATION OPTION FOR BURDENSOME EVENTS

     Section 13.1. Election to Terminate. On or after the occurrence of either of the events specified below, the Facility Lessee shall have the right, at its option, upon at least 30 days' prior written notice to the Owner Lessor, the Owner Participant, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees, to terminate this Facility Lease in whole on the Termination Date specified in such notice (which shall be a date occurring not more than 90 days after the date of such notice or such longer period (not to exceed twelve
(12) months) as may be required to effect the consummation of such termination) if:

          (a) as a result of a change in Applicable Law, it shall have become illegal for the Facility Lessee to continue this Facility Lease or for the Facility Lessee to make payments under this Facility Lease or the other Operative Documents, and the transactions contemplated by the Operative Documents cannot be restructured to comply with such change in law in a manner acceptable to the Facility Lessee, the Owner Participant, the Owner Lessor, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees; or

          (b) one or more events outside the control of the Facility Lessee or any Affiliate thereof shall have occurred that will, or can reasonably be expected to, give rise to an obligation by the Facility Lessee to pay or indemnify in respect of the Tax Indemnity Agreement or Section 9.1 or 9.2 of the Participation Agreement; provided, that (i) such indemnity obligation (and the underlying cost or Tax) can be avoided in whole or in part if this Facility Lease is terminated and the Owner Lessor sells the Owner Lessor's Interest and (ii) the amount of such avoided payments hereunder would exceed (on a present value basis, discounted at the Discount Rate, compounded on an annual basis to the date of the termination) three percent of the Purchase Price, and provided, further, that no such termination option shall exist if the applicable indemnitee shall waive its right to, or the Owner Participant shall arrange, in its sole discretion, for payment of (without reimbursement by the Facility Lessee or any Affiliate thereof), amounts of indemnification payments under the Tax Indemnity Agreement or Section 9.1 or 9.2 of the Participation Agreement in excess of such amount as to cause such avoided payments, computed in accordance with the preceding proviso, not to exceed three percent of the Purchase Price.

No termination of this Facility Lease pursuant to this Section 13.1 shall become effective unless the conditions set forth in Section 13.5 are satisfied. If the Facility Lessee does not give notice of its exercise of the termination option under this Section 13.1 within twelve (12) months of the date the Facility Lessee receives notice or first has Actual Knowledge of an event or condition described above, the Facility Lessee will lose its right to terminate this Facility Lease pursuant to this Section 13.1 as a result of such event or condition.

     Section 13.2. Solicitation of Offers; Payments Upon Termination. (a) Upon receipt of a termination notice from the Facility Lessee pursuant to Section 13.1, the Owner Lessor may, but shall be under no obligation to, sell the Owner Lessor's Interest and, at the request of the Owner Lessor, the Facility Lessee will, as non-exclusive agent for the Owner Lessor, use commercially reasonable efforts to obtain cash bids in an amount equal to Termination Value for the Owner Lessor's Interest. In connection with such termination, the Facility Lessee may, but shall be under no obligation to, make an offer to purchase the Facility and shall have a right of first refusal with respect to any offer received from an unaffiliated third party (which may be exercised any time prior to the Termination Date), in connection with such sale. Only bona fide bids, whether from the Facility Lessee or a third party, to purchase the Facility for cash on the applicable Termination Date on an "as is, where is" and "with all faults" basis without any representation, other than by such Owner Lessor that the Facility is free of Owner Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens, shall be "Qualifying
                                                                      ----------
Cash Bids".  All the proceeds of any such sale shall be for the account of such
---------
Owner Lessor. The Owner Lessor shall be under no obligation to accept any Qualifying Cash Bid. If the Owner Lessor receives any Qualifying Cash Bids, the Owner Lessor shall be deemed to have accepted the highest such bid received by ten (10) Business Days prior to the Termination Date unless the Owner Lessor rejects such bid and elects to retain the Owner Lessor's Interest in writing prior to the earlier of (x) the expiration date of such bid and (v) the date at least 45 days (15 days if the Facility Lessee has given less than 60 days notice of its election to terminate pursuant to Section 13.1(a)) prior to the applicable Termination Date. Notwithstanding anything herein to the contrary, the Owner Lessor may not elect to retain the Facility unless it shall have provided the Facility Lessee with financial assurance reasonably satisfactory to the Facility Lessee that it will satisfy all of its payment obligations under this Section 13. If the Owner Lessor accepts or is deemed to have accepted a Qualifying Cash Bid from the Facility Lessee, the Facility Lessee shall pay the Owner Lessor on the Termination Date (a) the amount of such Qualifying Cash Bid plus (b) all amounts due and payable under the first sentence of Section 13.2(b), including the amounts payable under clause (a) and (b) of Section 13.3 (but shall have no obligation to pay Termination Value).

          (b) If the Owner Lessor accepts (or is deemed to have accepted) any Qualifying Cash Bid, which results in a sale of the Facility on the Termination Date, the Facility

Lessee shall pay the Owner Lessor on the Termination Date (i) the amount, if any, by which the Termination Value determined as of the Termination Date exceeds the sales price of such Qualifying Cash Bid received by the Owner Lessor (or the Lease Indenture Trustee), whether from the Facility Lessee or a third party (net of the fees, commissions and costs of any broker engaged by the Facility Lessee or any Affiliate thereof), plus (ii) all other amounts due and payable under clauses (a) and (b) of Section 13.3 (but shall have no obligation to pay Termination Value); provided, however, that prior to any sale or conveyance to any third party, the Facility Lessee shall have given the applicable notice, if any, required by the Exempt Facilities Agreement or obtained a waiver thereof. If the Owner Lessor rejects all Qualifying Cash Bids, then on the Termination Date, the Facility Lessee shall pay the Owner Lessor on the Termination Date (i) the amount, if any, by which the Termination Value determined as of the Termination Date exceeds the sales price of the highest Qualifying Cash Bid, whether from the Facility Lessee or a third party, plus
(ii) all other amounts due and payable under clauses (a) and (b) of Section 13.3 (but shall have no obligation to pay Termination Value).

          (c) If no Qualifying Cash Bids are received by the Termination Date or if a Qualifying Cash Bid is accepted (or deemed accepted) by the Owner Lessor but does not, other than as a result of the Owner Lessor's failure to transfer the Owner Lessor's Interest free and clear of Owner Lessor's Liens or the Owner Participant's failure to provide a warranty as to the absence of Owner Participant's Liens, result in a sale of the Facility, the Owner Lessor may elect in writing to retain the Facility and require the Facility Lessee to pay to the Owner Lessor on the Termination Date all amounts due and payable under clauses (a) and (b) of Section 13.3 (but not Termination Value); provided, however, that the Owner Lessor may not elect to retain the Facility unless it shall pay the principal and interest on the Lessor Notes in full. If no Qualifying Cash Bids are received or a Qualifying Cash Bid is accepted (or deemed accepted) but does not result in a sale of the Facility, the Facility Lease shall continue as described in the penultimate sentence of Section 13.3, unless the Owner Lessor affirmatively elects by written notice to the Facility Lessee to retain the Facility and pays the principal and interest on the Lessor Notes in full.

     Section 13.3. Procedure for Exercise of Termination Option. If the Facility Lessee shall have exercised its option to terminate the Facility Lease under Section 13.1, on the Termination Date specified in the Facility Lessee's notice of such exercise, the Facility Lessee shall pay to the Owner Lessor (a) all amounts of Supplemental Lease Rent (including all reasonable out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustees, all sales, use, value added and other Taxes required to be indemnified by the Facility Lessee pursuant to
Section 10.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 13 and all indemnity amounts not obviated by the termination) due and payable on or prior to the Termination Date, and (b) any unpaid Periodic Lease Rent due before such Termination Date, but shall not be required to pay Termination Value (except for the portion thereof expressly payable under Section 13.2(b)). All Rent payments under
Section 13.2 and this Section 13.3 shall, to the extent required by Section 3.5(a), be made to the Lease Indenture Trustee. Upon payment of all sums specified in Section 13.2 and this Section 13.3 (i) Allocated Rent shall cease to accrue and the obligation to pay Periodic Lease Rent and Renewal Lease Rent shall cease, (ii) the Facility Lessee shall cease to have any liability to the Owner Lessor hereunder or under the other Operative Documents, except for Supplemental Lease Rent and other obligations

(including those under Sections 9.1 and 9.2 of the Participation Agreement and the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document, (iii) unless the Facility Lessee assumes the Lessor Notes pursuant to Section 13.4, the Owner Lessor shall pay the outstanding principal and accrued interest on the Lessor Notes pursuant to Section 2.10(a) of the Lease Indenture, (iv) this Facility Lease shall terminate, (v) the Owner Lessor shall, at the Facility Lessee's cost and expense, execute and deliver to the Facility Lessee a release or termination of this Facility Lease, (vi) in connection with any sale of Owner Lessor's Interest pursuant to Section 13.2, the Owner Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared by and at the expense of the Facility Lessee) all of its right, title and interest in and to the Owner Lessor's Interest to the purchaser pursuant to this Section
13.3 on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and a warranty of the Owner Participant as to the absence of Owner Participant's Liens, and (vii) the Owner Lessor shall use all reasonable efforts to cause the Lease Indenture Trustee to discharge the Lien of the Lease Indenture and to execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee. It shall be a condition of the termination of this Facility Lease pursuant to this Section 13 that the Facility Lessee shall pay all amounts it is obligated to pay under Section 13.2 and this Section 13.3. If the Facility Lessee fails to consummate the termination option under this Section 13 after giving notice of its intention to do so, (i) the Facility Lease shall continue,
(ii) such failure to consummate shall not constitute a default under the Facility Lease, and (iii) unless such failure is a consequence of a failure of the Owner Lessor or Owner Participant to fulfill their obligations under this
Section 13, the Facility Lessee will lose its right to terminate this Facility Lease pursuant to this Section 13 as a result of such event or condition during the remainder of the Facility Lease Term. Whether or not the Facility Lease is terminated, the Facility Lessee shall in any event pay all reasonable out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustees in connection with the exercise by the Facility Lessee of its right to terminate this Facility Lease under this
Section 13.

     Section 13.4. Assumption of the Lessor Notes. Notwithstanding the provisions of Section 13.2, if (a) the Facility Lessee submits a Qualifying Cash Bid, and the Owner Lessor accepts (or is deemed to have accepted) such Qualifying Cash Bid, (b) the Facility Lessee (or its designee) shall have executed and delivered an assumption agreement to assume in full the Lessor Notes as permitted by and in accordance with Section 2.10(b) of the Lease Indenture, (c) all other conditions contained in such Section 2.10(b) shall have been satisfied, and (d) no Lease Event of Default shall have occurred and be continuing after giving effect to such assumption, then the obligation of the Facility Lessee to pay the sum of (x) the purchase price set forth in its Qualifying Cash Bid plus (y) the excess of Termination Value as of the Termination Date over such purchase price shall be reduced by the outstanding principal amount of and accrued interest on the Lessor Notes so assumed by the Facility Lessee.

     Section 13.5. Certain Conditions to Termination. Anything to the contrary in this Section 13 notwithstanding, the Facility Lessee and the Owner Lessor agree for the benefit of the Lease Indenture Trustee (without relieving the Owner Lessor of any liability hereunder) that, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, no termination of this Facility Lease pursuant to this Section 13 shall be effective and the Facility Lessee's rights and obligations under this Facility Lease immediately prior to the electing to terminate this Facility Lease pursuant to Section 13.1 shall remain in full force and effect in all respects (regardless of whether the Owner Lessor shall elect to retain or sell the Facility in connection with such proposed termination) unless and until the Facility Lessee shall have assumed the Lessor Notes pursuant to Section 13.4 or the Owner Lessor shall have paid all outstanding principal and accrued interest on the Lessor Notes pursuant to Section 13.3 and all other amounts due under the Lease Indenture on such proposed date of termination.

SECTION 14.  TERMINATION FOR OBSOLESCENCE

     Section 14.1. Termination. During the Basic Lease Term and upon at least six months' prior written notice to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture has not been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees (which notice shall be accompanied by a certification by the board of managers (or the equivalent thereof) of the Facility Lessee as to one or more of the matters described in clause (a) and (b) below and an Officer's Certificate setting forth in reasonable detail the basis on which it is exercising this termination option (which in the case of a termination under clause (a) below with respect to one Unit only shall contain a certification that the condition causing such Unit to be obsolete does not exist with respect to the other Unit), the Facility Lessee shall have the option, so long as no Lease Event of Default shall have occurred and be continuing, to terminate this Facility Lease in whole (in the case of clause (b) below) or with respect to any Unit (in the case of, and to the extent provided in, clause (a) below) on any Termination Date occurring on or after the sixth anniversary of the Closing Date (the date of termination selected by the Facility Lessee being the "Obsolescence Termination Date") on the terms and
                           -----------------------------
conditions set forth in this Section 14 if the Facility Lessee's board of managers determines in good faith that:

          (a) such Unit is economically or technologically obsolete (i) as a result of a change in Applicable Law, regulation or tariff of general application, or imposition by FERC or any other Governmental Entity having or claiming jurisdiction over the Facility Lessee, or the Facility of any conditions or requirements including requiring significant capital improvement to such Unit or (ii) for any other reason; provided, however, that if both Units are obsolete under this clause (a), the Facility Lessee may not terminate this Facility Lease with respect to one Unit unless (x) it also terminates this Facility Lease with respect to the other Unit, or
     (y) the Owner Participant consents to such partial termination; or

          (b) the Facility is surplus to the Facility Lessee's needs or is no longer useful in its trade or business, including, as a result of (x) a change in the markets for the wholesale purchase and/or sale of energy or
     (y) any material abrogation of power purchase or sale agreements.

No termination of this Facility Lease pursuant to this Section 14.1 shall become effective unless the conditions set forth in Section 14.5 hereof and thereof are satisfied.

     Section 14.2. Solicitation of Offers. If the Facility Lessee shall give the Owner Lessor notice pursuant to Section 14.1 and the Owner Lessor shall not have elected to retain the Owner Lessor's Interest with respect to the Facility or such Unit, as the case may be, pursuant to Section 14.3 hereof, the Facility Lessee shall, as non-exclusive agent for the Owner Lessor, use its commercially reasonable efforts to obtain bids and, subject to Section 14.5 hereof, sell such Owner Lessor's Interest on the Obsolescence Termination Date, all of the proceeds of which will be for the account of the Owner Lessor; provided that so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the proceeds of such sale shall be paid directly to the Lease Indenture Trustee. The Owner Lessor shall also have the right, but no obligation, to obtain bids for the sale of such Owner Lessor's Interest either directly or through agents other than the Facility Lessee. At least 90 days prior to the Obsolescence Termination Date the Facility Lessee shall certify to the Owner Lessor and the Lease Indenture Trustee each bid or offer, the amount and terms thereof and the name and address of the party (which shall not be the Facility Lessee, any Affiliate or any third party with whom it or an Affiliate has an arrangement to use or operate the Facility or such Unit, as the case may be, to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease with respect to the Facility or such Unit, as the case may be) submitting such bid or offer.

     Section 14.3. Right of Owner Lessor to Retain Unit. The Owner Lessor may irrevocably elect to retain, rather than sell, the Owner Lessor's Interest with respect to the Facility or such Unit, as the case may be, by giving notice to the Facility Lessee at least 90 days prior to the Obsolescence Termination Date; provided, however, that the Owner Lessor may not elect to retain the Facility unless it shall have provided the Facility Lessee with financial assurance reasonably satisfactory to the Facility Lessee that it will satisfy all of its payment obligations under this Section 14. If the Owner Lessor elects to retain such Owner Lessor's Interest pursuant to this Section 14.3, on the Obsolescence Termination Date (x) the Facility Lessee shall pay to the Owner Lessor (a) all Supplemental Lease Rent with respect to the Facility or such Unit, as the case may be, (including all reasonable out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustees (excluding the fees and costs of any broker unless engaged by the Facility Lessee on the Owner Lessor's behalf) and all sales, use, stamp, ad valorem, rental, license value added, property and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 9.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 14.3 due and payable on such Obsolescence Termination Date, (b) any unpaid Periodic Lease Rent (or, in connection with a termination of a Renewal Lease Term, Renewal Lease Rent) with respect to the Facility or such Unit, as the case may be, due before such Obsolescence Termination Date, but shall not be required to pay Termination Value with respect to the Facility or such Unit, as the case may be, plus (c) any premium, if any, due on the portion of the Lessor Notes being prepaid pursuant to this Section 14. All Rent payments under this Section 14.3 shall, to the extent required by Section 3.5(a), be made to the Lease Indenture Trustee. Upon payment of all sums required to be paid pursuant to this Section 14.3, (i) Periodic Lease Rent and Renewal Lease Rent with respect to the Facility or such Unit, as the case may be, shall cease to accrue, (ii) the Facility Lessee's obligations under Sections 6, 7, 8, 11 and 12 with respect to the Facility or such Unit, as the case may be, shall terminate, (iii) the Facility Lessee shall cease to have any other liability to the Owner Lessor hereunder or under the other Operative Documents with respect to the Facility or such Unit, as the case may be, except for Supplemental Lease Rent and other obligations (including those under Sections
9.1 and 9.2 of the Participation Agreement and the Tax Indemnity Agreement) surviving pursuant to the express terms of any Operative Document, (iv) the Owner Lessor shall pay the portion of the outstanding principal and accrued interest on the Lessor Notes relating to the Facility or such Unit, as the case may be, pursuant to Section 2.10(a) and (e) of the Lease Indenture, (v) this Facility Lease shall terminate with respect to the Facility or such Unit, as the case may be, (vi) the Owner Lessor shall, at the Facility Lessee's cost and expense, execute and deliver to the Facility Lessee a release and termination of this Facility Lease with respect to the Facility or such Unit, as the case may be, and in the case of a termination with respect to a Unit, such Unit shall no longer be deemed to be part of the Facility, (vii) the Facility Lessee will return the Owner Lessor's Interest related to the Facility or such Unit, as the case may be, to the Owner Lessor in accordance with Section 5.1, and (viii) the Owner Lessor shall use all reasonable efforts to cause the Lease Indenture Trustee to discharge the Lien of the Lease Indenture with respect to the Facility or such Unit, as the case may be, and to execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee. It shall be a condition to the termination of this Facility Lease pursuant to this Section 14.3, that the Facility Lessee shall pay all amounts that it is obligated to pay under this Section 14.3.

     Section 14.4. Procedure for Exercise of Termination Option. If the Owner Lessor has not elected to retain the Owner Lessor's Interest with respect to the Facility or such Unit, as the case may be, in accordance with Section 14.3 hereof, on the Obsolescence Termination Date the Owner Lessor shall sell the Owner Lessor's Interest in the Facility or such Unit, as the case may be, under this Section 14.4 hereof and Section 9.1 of the Site Lease and Sublease to the bidder or bidders (which shall not be the Facility Lessee, any Affiliate thereof or any third party with whom it or an Affiliate has an arrangement to use or operate the Facility or such Unit, as the case may be, to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease with respect to the Facility or such Unit, as the case may be), that shall have submitted the highest cash bid with respect to the Facility or Unit, as the case may be; provided, however, that prior to any sale or conveyance to any third party pursuant to this Section 14.4, the Facility Lessee shall have given the applicable notice, if any, required by the Exempt Facilities Agreement or obtained a waiver thereof. In addition, the Facility Lessee shall certify to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees that such buyer is not the Facility Lessee, any Affiliate thereof or any third party with whom it or an Affiliate has an arrangement to use or operate the Facility or such Unit, as the case may be, to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease with respect to the Facility or such Unit, as the case may be. On the Obsolescence Termination Date, the Facility Lessee shall pay to the Owner Lessor (a) the excess, if any, of Termination Value with respect to the Facility or such Unit, as the case may be, determined as of such Obsolescence Termination Date over the total sales price of the Owner Lessor's Interest retained by the Owner Lessor (net of the fees, commissions and costs of any broker engaged by the Facility Lessee or any Affiliate thereof on the Owner Lessor's behalf), plus (b) any unpaid Periodic Lease Rent or Renewal Lease Rent due before such Obsolescence Termination Date, plus (c) all amounts of Supplemental Lease Rent (including all reasonable out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustees (excluding the fees and costs of any broker unless engaged by the Facility Lessee on the Owner Lessor's behalf) and all sales, use, stamp, ad valorem, rental, license, value added, property and other Taxes required to be indemnified by the Facility Lessee pursuant to Section 9.2 of the Participation Agreement associated with the exercise of the termination option pursuant to this Section 14 due and payable on such Obsolescence Termination Date, plus (d) any premium, if any, due on the portion of the Lessor Notes being prepaid pursuant to this Section 14. All Rent payments under this Section 14.4 shall, to the extent required by Section 3.5(a), be made to the Lease Indenture Trustee. Upon the payment of all sums required to be paid pursuant to this
Section 14.4, (i) Allocated Rent with respect to the Facility or such Unit, as the case may be, shall cease to accrue and the corresponding obligation to pay Periodic Lease Rent shall cease, (ii) the Facility Lessee's obligations under Sections 6, 7, 8, 11 and 12 with respect to the Facility or such Unit, as the case may be, shall terminate, (iii) the Facility Lessee shall cease to have any other liability hereunder to the Owner Lessor hereunder or under the other Operative Documents with respect to the Facility or such Unit, as the case may be, except for Supplemental Lease Rent and other obligations (including Sections
9.1 and 9.2 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iv) the Owner Lessor will pay the portion of the outstanding principal and accrued interest on the Lessor Notes relating to the Facility or such Unit, as the case may be, payable pursuant to Section 2.10 of the Lease Indenture, (v) this Facility Lease shall terminate with respect to the Facility or such Unit, as the case may be, (vi) the Owner Lessor shall, at the Facility Lessee's cost and expense, execute and deliver to the Facility Lessee a release or termination of this Facility Lease with respect to the Facility or such Unit, as the case may be, and, in the case of a termination with respect to a Unit, such Unit shall no longer be deemed to be part of the Facility, (vii) the Owner Lessor will transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared and recorded by and at the expense of the Facility Lessee) the Owner Lessor's Interest relating to the Facility or such Unit, as the case may be, under this Section 14.4, to the purchaser on an "as is", "where is" and "with all faults" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and a warranty from the Owner Participant as to the absence of Owner Participant's Liens, and (viii) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (as appropriate) at the cost and expense of the Facility Lessee. Unless the Owner Lessor shall have elected to retain the Owner Lessor's Interest pursuant to Section 14.3 or the Owner Lessor with the consent of the Facility Lessee shall have entered into a legally binding contract to sell the Owner Lessor's Interest, the Facility Lessee may, at its election, revoke its notice of termination on at least 30 days' prior notice to the Owner Lessor, the Owner Participant and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees in which event this Facility Lease shall continue with respect to the Facility or such Unit, as the case may be; provided, however, that the Facility Lessee shall not be permitted to re-initiate a notice to terminate pursuant to
Section 14.1 more than once in any five year period. The Owner Lessor shall be under no duty to solicit bids, to inquire into the efforts of the Facility Lessee to obtain bids or otherwise take any action in arranging any such sale of the Owner Lessor's Interest other than, if the Owner Lessor has not elected to retain the Owner Lessor's Interest, to transfer the Owner Lessor's Interest in accordance with clause (vii) of this Section 14.4. It shall be a condition of the Owner Lessor's obligation to consummate a sale of the Owner Lessor's Interest that the Facility Lessee shall pay all amounts it is obligated to pay under this Section 14.4. If no sale shall occur on the

Obsolescence Termination Date, the notice of termination shall be deemed revoked and this Facility Lease shall continue with respect to the Facility or such Unit, as the case may be, in full force and effect in accordance with its terms (without prejudice to the Facility Lessee's right to exercise its rights under this Section 14).

     Section 14.5. Certain Conditions to Termination. Anything to the contrary in this Section 14 notwithstanding, the Facility Lessee and the Owner Lessor agree for the benefit of the Lease Indenture Trustee (without relieving the Owner Lessor of any liability hereunder) that, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, no termination pursuant to this Section 14 shall be effective and the Facility Lessee's rights and obligations under this Facility Lease with respect to the Unit referred to in the applicable notice of termination pursuant to Section 14.1 shall remain in full force and effect in all respects (regardless of whether the Owner Lessor shall elect to retain or sell the Owner Lessor's Interest in connection with such proposed termination) unless and until the Owner Lessor shall have paid the portion of the outstanding principal and accrued interest on the Lessor Notes with respect to the Facility or such Unit, as the case may be, payable pursuant to Section 2.10 of the Lease Indenture and the Facility Lessee shall have paid any Make-Whole Premium arising from a termination pursuant to clause (a)(ii) or
(b) of Section 14.1 and all other amounts due under the Lease Indenture with respect thereto shall have been paid.

SECTION 15.  LEASE RENEWAL

     Section 15.1. First Wintergreen Renewal Lease Term. Not earlier than forty-two (42) months prior to the expiration of the Basic Lease Term, unless a Lease Bankruptcy or Payment Default or Lease Event of Default shall have occurred and be continuing, the Facility Lessee may deliver to the Owner Lessor notice (which notice may be in addition to a notice of the Facility Lessee's tentative interest in electing an FMV Renewal Lease Term under Section 15.3) of the Facility Lessee's tentative interest in renewing this Facility Lease for a term (the "First Wintergreen Renewal Lease Term") commencing on the day
           ------------------------------------
following the last day of the Basic Lease Term and ending on a date (a) as of which the sum of the number of years of the proposed First Wintergreen Renewal Lease Term and the Basic Lease Term is not more than the lesser of (x) 49 years, or (y) 75% of the estimated economic useful life of the Facility measured from the Closing Date, but determined by an Independent Appraiser (which Independent Appraiser shall be selected by the Facility Lessee and reasonably acceptable to the Owner Lessor) in accordance with the Appraisal Procedures not more than thirty-six (36) months before the end of the Basic Lease Term, and (b) as of which the estimated fair market value of the Facility determined, by such Independent Appraiser, subsequent to the Facility Lessee's tentative election of the First Wintergreen Renewal Lease Term (but not earlier than thirty-six (36) months prior to the expiration of the Basic Lease Term), shall equal or exceed twenty percent (20%) of the Purchase Price (or, if this Facility Lease has been terminated with respect to one Unit, the Unit Purchase Price of the remaining
Unit) (without taking into account inflation or deflation subsequent to the Closing Date). Unless the Facility Lessee shall have irrevocably elected to renew this Facility Lease for an FMV Renewal Lease Term under Section 15.3, and provided that no Lease Bankruptcy or Payment Default or Lease Event of Default shall have occurred and be continuing on such notice date, on or prior to eighteen (18) months before the expiration of the Basic Lease Term, the Facility Lessee may deliver to the Owner Lessor a further notice irrevocably electing to renew this Facility Lease for the First Wintergreen Renewal Lease Term determined as aforesaid and, subject to neither a Significant Lease Default nor a Lease Event of Default having occurred and continuing on the last day of the Basic Lease Term, the First Wintergreen Renewal Lease Term shall thereupon take effect as provided herein.

     Section 15.2. Second Wintergreen Renewal Lease Term. Not earlier than forty-two (42) months prior to the expiration of the First Wintergreen Renewal Lease Term, unless a Lease Bankruptcy or Payment Default or Lease Event of Default shall have occurred and be continuing, the Facility Lessee may deliver to the Owner Lessor notice (which notice may be in addition to a notice of the Facility Lessee's tentative interest in electing an FMV Renewal Lease Term under
Section 15.3) of the Facility Lessee's tentative interest in renewing this Facility Lease for a term (the "Second Wintergreen Renewal Lease Term" and
                                -------------------------------------
together with the First Wintergreen Renewal Lease Term, the "Wintergreen Renewal
                                                             -------------------
Lease Terms") commencing on the day following the last day of the First
-----------
Wintergreen Renewal Lease Term and ending on a date (a) as of which the sum of the number of years of the proposed Wintergreen Renewal Lease Terms and the Basic Lease Term is not more than the lesser of (x) 49 years, or (y) 75% of the estimated economic useful life of the Facility measured from the Closing Date, but determined by an Independent Appraiser (which Independent Appraiser shall be selected by the Facility Lessee and reasonably acceptable to the Owner Lessor) in accordance with the Appraisal Procedures not more than thirty-six (36) months before the end of the First Wintergreen Renewal Lease Term, and (b) as of which the estimated fair market value of the Facility determined, by such Independent Appraiser, subsequent to the Facility Lessee's tentative election of the Second Wintergreen Renewal Lease Term (but not earlier than thirty-six (36) months prior to the expiration of the First Wintergreen Renewal Lease Term), shall equal or exceed 20% of the Purchase Price (or, if the Facility Lease has been terminated with respect to one Unit, the Unit Purchase Price of the remaining
Unit) (without taking into account inflation or deflation subsequent to the Closing Date). Unless the Facility Lessee shall have irrevocably elected to renew this Facility Lease for a FMV Renewal Lease Term under Section 15.3, and provided that no Lease Bankruptcy or Payment Default or Lease Event of Default shall have occurred and be continuing on such notice date, on or prior to eighteen (18) months before the expiration of the First Wintergreen Renewal Lease Term, the Facility Lessee may deliver to the Owner Lessor a further notice irrevocably electing to renew this Facility Lease for the Second Wintergreen Renewal Lease Term determined as aforesaid and, subject to neither a Significant Lease Default nor a Lease Event of Default having occurred and continuing on the last day of the Basic Lease Term, the Second Wintergreen Renewal Lease Term shall thereupon take effect as provided herein.

     Section 15.3. Fair Market Value Renewal Lease Terms. Not earlier than forty-two (42) months prior to the expiration of the Basic Lease Term, the First Wintergreen Renewal Lease Term, the Second Wintergreen Renewal Lease Term, or any other Renewal Lease Term, unless a Lease Bankruptcy or Payment Default or Lease Event of Default shall have occurred and be continuing, the Facility Lessee may deliver to the Owner Lessor notice (which notice may be in addition to a notice of the Facility Lessee's tentative interest in electing the First Wintergreen Renewal Lease Term or the Second Wintergreen Renewal Lease Term) of the Facility Lessee's tentative interest in renewing this Facility Lease for a term (each such term, a "FMV Renewal Lease Term") commencing on the day
                         ----------------------
following the last day of the Basic Lease Term or a Renewal Lease Term otherwise expiring and extending for no less than two years and no more than five years; provided that, the Facility Lease Term shall not exceed 49 years; provided further that unless such FMV Renewal Lease Term extends to the end of the useful life of such Units, no such FMV Renewal Lease Term shall extend beyond the date that is three (3) years prior to the end of the useful life of such Units (as set forth in the most recent appraisal obtained pursuant to Section 4.1(o) of the Participation Agreement, Section 15.1 or 15.2 of this Facility Lease or
Section 2.3(a) or (b) of the Site Lease and Sublease). Unless the Facility Lessee shall have irrevocably elected to renew this Facility Lease for a Wintergreen Renewal Lease Term pursuant to Sections 15.1 or 15.2 (it being understood that the exercise by the Facility Lessee of its right to renew this Facility Lease at the end of the Basic Lease Term or at the end of the First Wintergreen Renewal Lease Term pursuant to Sections 15.1 or 15.2 hereof, respectively, shall not impair its right to renew this Facility Lease at any time thereafter pursuant to this Section 15.3), and provided that no Lease Bankruptcy or Payment Default or Lease Event of Default shall have occurred and be continuing on any such notice date or on the date of expiration of the Basic Lease Term or the Renewal Lease Term immediately preceding such FMV Renewal Lease Term, as the case may be, on or prior to eighteen (18) months before the expiration of the existing Basic Lease Term or the relevant Renewal Lease Term as the case may be, the Facility Lessee may deliver to the Owner Lessor a further notice irrevocably electing to renew this Facility Lease for the FMV Renewal Lease Term tentatively elected as aforesaid and, subject to neither a Significant Lease Default nor an Lease Event of Default having occurred and continuing on the last day of the Basic Lease Term or the Renewal Lease Term immediately preceding the such FMV Renewal Lease Term, as the case may be, the FMV Renewal Lease Term shall thereupon take effect as provided herein.

     Section 15.4.  Renewal Lease Rent for the Renewal Lease Terms.

          (a) Renewal Lease Rent shall be paid on each August 8 and February 8, in arrears, during each Renewal Lease Term. The installment of Renewal Lease Rent for the Facility payable on each such Rent Payment Date during the Wintergreen Renewal Lease Terms shall be determined as follows:

               (i) for each year during the First Wintergreen Renewal Lease Term, Renewal Lease Rent shall be equal to the lesser of (i) the Fair Market Rental Value for the Facility, and (ii) during the initial six years, 75% of the average Periodic Lease Rent during the Basic Lease Term, and thereafter, 50% of the average Periodic Lease Rent during the Basic Lease Term, multiplied in each case if this Facility Lease has been terminated with respect to one Unit pursuant to Section 10 or 14 by the Unit Percentage for the remaining Unit; and

               (ii) for each year during the Second Wintergreen Renewal Lease Term, Renewal Lease Rent shall be equal to the lesser of (i) the Fair Market Rental Value for the Facility, and (ii) for any portion thereof prior to the sixth anniversary of the Expiration Date, 75% of the average Periodic Lease Rent during the Basic Lease Term, and thereafter, 50% of the average Periodic Lease Rent during the Basic Lease Term, multiplied in each case if this Facility has been terminated with respect to one Unit pursuant to Section 10 or 14 by the Unit Percentage for the remaining Unit.

          (b) Renewal Lease Rent payable on each Rent Payment Date during any FMV Renewal Lease Term for the Facility shall be the Fair Market Rental Value for the Facility.

     Section 15.5. Determination of Fair Market Rental Value. The Fair Market Rental Value of the Facility as of the commencement of any Renewal Lease Term shall be determined by agreement of the Owner Lessor and the Facility Lessee within six months after receipt by the Owner Lessor of the tentative notice from the Facility Lessee of its election to renew pursuant to Section 15.1, 15.2 or
15.3 (but not more than thirty-six (36) months before the commencement of such Renewal Lease Term) or, if they shall fail to agree within such six-month period, shall be determined by an Independent Appraiser in accordance with the Appraisal Procedures, which Independent Appraiser shall be selected by the Facility Lessee and reasonably acceptable to the Owner Lessor. The appraiser's fees and expenses shall be borne by the Facility Lessee.

     Section 15.6. Termination Value During Renewal Lease Terms. The amounts which are payable during any Renewal Lease Term in respect of Termination Value shall be determined on the basis of the Fair Market Sales Value of the Facility as of the commencement of such FMV Renewal Lease Term, amortized on a straight-line basis over such Renewal Lease Term to the projected Fair Market Sales Value of the Facility as of the expiration of such Renewal Lease Term, as such Fair Market Sales Value in each case is determined prior to the commencement of such Renewal Lease Term, plus any amount of Renewal Lease Rent accrued and unpaid to the date of termination. In determining Fair Market Sales Value for any Renewal Lease Term, effect shall be given to the encumbrance on the Facility of any FMV Renewal Lease Term available or in force.

SECTION 16.  EVENTS OF DEFAULT

     The following events shall constitute a "Lease Event of Default" hereunder
                                              ----------------------
(whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Entity):

          (a) the Facility Lessee shall fail to make any payment of Periodic Lease Rent, Renewal Lease Rent, or Termination Value (or amounts computed by reference to Termination Value) after the same shall have become due and payable and such failure shall have continued for five (5) Business Days after the same shall become due; or

          (b) the Facility Lessee shall fail to make any payment of Supplemental Lease Rent (other than Excepted Payments, unless the Owner Participant shall have consented to such declaration or Termination Value (or amounts computed by reference to Termination Value) after the same shall have become due and such failure shall have continued from a period of 30 days after receipt by the Facility Lessee and the Lessee Guarantor of written notice of such default from the Owner Participant, the Owner Lessor, the Lease Indenture Trustee or the Pass Through Trustees; or

          (c) the Facility Lessee shall fail to observe or perform its obligation to maintain (or cause to be maintained) insurance in the amounts and on the terms set forth in Section 11; or

          (d) the Facility Lessee or the Lessee Guarantor shall fail to perform or observe any covenant, obligation or agreement to be performed or observed by it under this Facility Lease or any other Operative Document (other than any covenant, obligation or agreement contained in the Tax Indemnity Agreement, the Cross Easement or the Exempt Facilities Agreement or any covenant, obligation or agreement referred to in any other clause of this Section 16) in any material respect, which shall continue unremedied for 30 days after receipt by the Facility Lessee and the Lessee Guarantor of written notice thereof from the Owner Participant, Owner Lessor, Lease Indenture Trustee or the Pass Through Trustees; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 180 days, so long as the Facility Lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 180-day period; provided, further, that in the case of the Facility Lessee's obligation set forth in clause (a)(ii) of Section 7.1, if, to the extent and for so long as a test, challenge, appeal or proceeding shall be prosecuted in good faith by the Facility Lessee, the failure by the Facility Lessee to comply with such requirement shall not constitute a Lease Event of Default if such test, challenge, appeal or proceeding shall not involve (i) any danger of foreclosure, sale, forfeiture or loss of, or imposition of a Lien on, any part of the Facility or the impairment of the use, operation or maintenance of the Facility in any material respect (in each case, unless such risk is appropriately bonded), or (ii) any risk of criminal liability being asserted against the Owner Participant, the Owner Lessor, the Lease Indenture Trustee or the Pass Through Trustees or their respective Affiliates, or (iii) any material risk of the occurrence of any material adverse effect being incurred by the Owner Participant, Owner Lessor, or Lease Indenture Trustee, or the Pass Through Trustees, including subjecting the Owner Participant or the Owner Lessor or their Affiliates to regulation as a public utility under Applicable Law; and provided, further, that in the case of the Facility Lessee's obligation set forth in clause (a)(ii) of Section 7.1, if the noncompliance is not a type that can be immediately remedied, the failure to comply shall not be a Lease Event of Default if the Facility Lessee is taking all reasonable action to remedy such noncompliance and if, but only if, such noncompliance shall not involve any danger described in clause
     (i), (ii) or (iii) of the preceding proviso; and provided, further, such noncompliance, or such test, challenge, appeal or proceeding to review shall not extend beyond the date thirty-six (36) months prior to the scheduled expiration of the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee; or

          (e) any representation or warranty made by the Facility Lessee or the Lessee Guarantor in the Operative Documents (other than a Tax Representation) or in the certificate delivered by the Facility Lessee or the Lessee Guarantor at the Closing pursuant to Section 4(f) of the Participation Agreement shall prove to have been incorrect in any material respect when made and continues to be material and unremedied for a period of 30 days after receipt by the Facility Lessee and the Lessee Guarantor of written notice thereof from the Owner Participant, Owner Lessor, or Lease Indenture Trustee, or the Pass Through Trustees; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 120 days, so long as the Facility Lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 120-day period; or

          (f) a failure by the Facility Lessee or the Lessee Guarantor to comply in any material respect with the transfer provisions set forth in Sections 13.2 and 13.3 of the Participation Agreement; or

          (g) the Lessee Guarantor shall fail to perform any covenant set forth in Section 4 of the Lessee Guaranty in any material respect and such failure shall continue unremedied for 90 days after receipt by the Lessee Guarantor of written notice thereof from the Owner Participant, the Owner Lessor, the Lease Indenture Trustee, the Pass Through Trustees or a majority of the Certificateholders; or

          (h) the Facility Lessee shall repudiate any Operative Document to which it is a party; the Lessee Guarantor shall repudiate the Lessee Guaranty; or the Lessee Guaranty shall have become invalid or unenforceable; or

          (i) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Facility Lessee or the Lessee Guarantor in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Facility Lessee or the Lessee Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Facility Lessee or the Lessee Guarantor under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Facility Lessee or the Lessee Guarantor or of any substantial part of the property of the Facility Lessee or the Lessee Guarantor, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (j) the commencement by the Facility Lessee or the Lessee Guarantor of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or solvent, or the consent by it to the entry of a decree or order for relief in respect of the Facility Lessee or the Lessee Guarantor in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against the Facility Lessee or the Lessee Guarantor, or the filing by the Facility Lessee or the Lessee Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by the Facility Lessee or the Lessee Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Facility Lessee or the Lessee Guarantor or of any substantial part of the property of the Facility Lessee or the Lessee Guarantor, or the making by the Facility Lessee or the Lessee Guarantor of any assignment for the benefit of creditors, or the admission by the Facility Lessee or the Lessee Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Facility Lessee or the Lessee Guarantor in furtherance of any such action.

SECTION 17.  REMEDIES

     Section 17.1. Remedies for Lease Event of Default. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Owner Lessor may, at its option, declare this Facility Lease to be in default by written notice to the Facility Lessee and the Lessee Guarantor; provided that upon the occurrence of a Lease Event of Default described in paragraph (i) or (j) of Section 16, this Facility Lease shall automatically be deemed to be in default without the need for giving any notice; and at any time thereafter, so long as the Facility Lessee shall not have remedied all outstanding Lease Events of Default, the Owner Lessor may do one or more of the following as the Owner Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect:

          (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Facility Lessee, at the Facility Lessee's sole cost and expense, of the applicable covenants and terms of this Facility Lease or to recover damages for breach thereof;

          (b) by notice in writing to the Facility Lessee and the Lessee Guarantor, terminate this Facility Lease whereupon all right of the Facility Lessee to the possession and use under this Facility Lease of the Facility shall absolutely cease and terminate but the Facility Lessee shall remain liable as hereinafter provided; and thereupon, the Owner Lessor may demand that the Facility Lessee and the Lessee Guarantor, as the case may be, and the Facility Lessee, shall, upon written demand of the Owner Lessor and at the Facility Lessee's expense, forthwith return possession of the Facility to the Owner Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of Section 5, except those provisions relating to periods of notice; and the Owner Lessor may thenceforth hold, possess and enjoy the same free from any right of the Facility Lessee, or its successor or assigns, to use the Facility for any purpose whatever;

          (c) sell the Owner Lessor's Interest at public or private sale, as the Owner Lessor may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (f) below if the Owner Lessor elects to exercise its rights under said paragraph and by Applicable
     Law), in which event Allocated Rent shall cease to accrue and the Facility Lessee's obligation to pay Periodic Lease Rent and Renewal Lease Rent hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Periodic Lease Rent and Renewal Lease Rent is to be included in computations under paragraph (e) or (f) below if the Owner Lessor elects to exercise its rights under said paragraphs);

          (d) hold, keep idle or lease to others the Owner Lessor's Interest as the Owner Lessor in its sole discretion may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Facility Lessee's obligation to pay Periodic Lease Rent and Renewal Lease Rent due for any periods subsequent to the date upon which the Facility Lessee shall have been deprived of possession and use of the Facility pursuant to this
     Section 17 shall be reduced by the net proceeds, if any, received by the Owner Lessor from leasing the Facility to any Person other than the Facility Lessee;

          (e) whether or not the Owner Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (b) above with respect to the Facility, the Owner Lessor, by written notice to the Facility Lessee and the Lessee Guarantor specifying a Termination Date that shall be not earlier than 10 days after the date of such notice, may demand that the Facility Lessee or the Lessee Guarantor, as the case may be, pay to the Owner Lessor, and the Facility Lessee or the Lessee Guarantor, as the case may be, shall pay to the Owner Lessor, on the Termination Date specified in such notice, any unpaid Periodic Lease Rent and Renewal Lease Rent due before such Termination Date, any Supplemental Lease Rent due and payable as of the payment date specified in such notice, plus as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Lease Rent and Renewal Lease Rent due after the Termination Date specified in such notice), (i) an amount equal to the excess, if any, of the Termination Value for the Facility computed as of the Termination Date specified in such notice over the Fair Market Sales Value of the Owner Lessor's Interest as of the Termination Date specified in such notice, or (ii) an amount equal to the excess, if any, of Termination Value for the Facility computed as of the Termination Date specified in such notice over the Fair Market Rental Value of the Owner Lessor's Interest until the end of the Basic Lease Term or the then current Renewal Lease Term, after discounting such Fair Market Rental Value semiannually to present value as of the Termination Date specified in such notice at a rate equal to the Lease Debt Rate, or (iii) an amount equal to the Termination Value computed as of the Termination Date specified in such notice provided that upon payment of such Termination Value by the Facility Lessee pursuant to this clause (iii) and all other Rent then due and unpaid, or accrued and unpaid, by the Facility Lessee, the Owner Lessor shall proceed to exercise its commercially reasonable efforts promptly to sell the Facility at public or private sale and shall pay over to the Facility Lessee upon consummation of any such sale the net proceeds of such sale (after deducting from such proceeds all costs and expenses incurred by the Owner Lessor in connection therewith and all other amounts that may become payable to the Owner Lessor, the Owner Participant, the Lease Indenture Trustee or the Pass Through Trustees) and the Facility Lessee waives all claims against the Owner Lessor and the Owner Participant in connection with the sale of the Facility or the use of commercially reasonable efforts pursuant to this proviso; provided further that in lieu of paying an amount equal to the Termination Value pursuant to clause (iii) above, the Facility Lessee may make a rejectable offer in writing to the Owner Lessor (within 5 days following the Facility Lessee's receipt of notice by the Owner Lessor specifying a Termination Date) (an "Offer") to
                                                                    -----
     purchase the Facility at a purchase price equal to or greater than Termination Value (the "Offer Price"). If the Owner Lessor rejects such
                             -----------
     Offer in writing,
     the Facility Lessee shall remain liable to pay Termination Value pursuant to clause (iii) above provided that (1) the Facility Lessee shall have no obligation to pay the costs and expenses incurred by the Owner Lessor solely in connection with any sale of the Facility and (2) the Owner Lessor shall proceed to exercise its best efforts promptly to sell the Facility at public or private sale and shall pay over to the Facility Lessee upon consummation of any such sale the proceeds of such sale, but not to exceed the sum of Termination Value paid by the Facility Lessee plus interest at the Applicable Rate from the Termination Date until the date of payment of such proceeds to the Facility Lessee. If the Facility Lessee has made an Offer and the Owner Lessor accepts such Offer or fails to respond to such Offer within two (2) Business Days prior to the date on which the Facility Lessee would have been required to pay Termination Value pursuant to clause
     (iii) above, the Facility Lessee shall pay to the Owner Lessor the Offer Price on or before the Termination Date and upon such payment of the Offer Price and all other Rent then due and unpaid, or accrued and unpaid, by the Facility Lessee, the Facility Lessee shall no longer remain liable to pay Termination Value or other amounts pursuant to clause (iii) above and the Owner Lessor shall forthwith transfer to the Facility Lessee (or its designee) in accordance with this Section 17.1(c)) hereof and Section 2.4
                                       ---------------             -----------
     of the Site Lease on an "as is," "where is" and "with all fault" basis, without representation or warranty other than a warranty as to the absence of Owner Lessor's Liens accompanied by a warranty of the Owner Participant as to the absence of Owner Participant's Liens, all of its interest in the Owner Lessor's Interest and execute, acknowledge and deliver, and record and file (as appropriate), appropriate releases and shall use all reasonable efforts to cause the Indenture Trustee to release the Lien of the Lease Indenture, and all other documents or instructions necessary or desirable to effect the foregoing all in form and substance reasonably satisfactory to the Owner Lessor and at the cost and expense of the Facility Lessee, and upon payment of such amount under either clause (i),
     (ii) or (iii) of this paragraph (e), this Facility Lease, and Allocated Rent shall cease to accrue and the Facility Lessee's obligation to pay Periodic Lease Rent and Renewal Lease Rent hereunder due for any periods subsequent to the date of such payment shall terminate;

          (f) if the Owner Lessor shall have sold the Owner Lessor's Interest pursuant to paragraph (c) above, the Owner Lessor may, if it shall so elect, demand that the Facility Lessee or the Lessee Guarantor, pay to the Owner Lessor, and the Facility Lessee or the Lessee Guarantor shall pay to the Owner Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Lease Rent and Renewal Lease Rent due for any periods subsequent to the date of such sale), an amount equal to (i) any unpaid Periodic Lease Rent and Renewal Lease Rent due before the date of such sale and, (ii) if that date is not a Termination Date, the daily equivalent of Periodic Lease Rent or Renewal Lease Rent for the period from the preceding Termination Date to the date of such sale, plus (iii) the amount, if any, by which the Termination Value for the Facility computed as of the Termination Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date or a Termination Date then computed as of such date, exceeds the net proceeds of such sale, and, upon payment of such amount, this Facility Lease and the Facility Lessee's obligation to pay Periodic Lease Rent and Renewal Lease Rent for any periods subsequent to the date of such payment shall terminate; or

          (g) apply any amounts which are held by the Owner Lessor or the Lease Indenture Trustee under Section 10.2(d) or 11.7 as security for the Facility Lessee's obligations hereunder against any amounts owed by the Facility Lessee hereunder or under any other Operative Document.

     In addition, the Facility Lessee shall be liable, except as otherwise provided above, for (i) any and all unpaid Periodic Lease Rent and Renewal Lease Rent due hereunder before or during the exercise of any of the foregoing remedies, and (ii) on an After-Tax Basis, for legal fees and other costs and expenses incurred by reason of the occurrence of any Lease Event of Default or the exercise of the Owner Lessor's remedies with respect thereto, including the repayment in full of any costs and expenses necessary to be expended in connection with the return of the Facility in accordance with Section 5 hereof, including, any costs and expenses incurred by the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustees in connection with retaking constructive possession of, or in repairing, the Facility in order to cause it to be in compliance with all maintenance standards imposed by this Facility Lease.

     All payments of Rent under this Section 17.1(a) shall, to the extent required by Section 3.5(a), be made to the Lease Indenture Trustee.

     Notwithstanding anything herein to the contrary, prior to any sale, lease or conveyance of the Facility, the Owner Lessor may, and the Facility Lessee shall, at the request of the Owner Lessor, give the applicable notice, if any, required by the Exempt Facilities Agreement or obtain a waiver thereof; provided, however, that no such sale, lease or conveyance shall occur unless and until the notice, if any, required by the Exempt Facilities Agreement shall have been given or waived.

     Section 17.2. Cumulative Remedies. The remedies in this Facility Lease provided in favor of the Owner Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity; and the exercise or beginning of exercise by the Owner Lessor of any one or more of such remedies shall not, except as specifically provided in this Section 17, preclude the simultaneous or later exercise by the Owner Lessor of any or all of such other remedies. To the extent permitted by Applicable Law, the Facility Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Owner Lessor to sell, lease or otherwise use the Facility or any Component thereof in mitigation of the Owner Lessor's damages as set forth in this Section 17 or which may otherwise limit or modify any of the Owner Lessor's rights and remedies in this Section 17.

     Section 17.3. No Delay or Omission to be Construed as Waiver. No delay or omission to exercise any right, power or remedy accruing to the Owner Lessor upon any breach or default by the Facility Lessee under this Facility Lease shall impair any such right, power or remedy of the Owner Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

SECTION 18.  SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS.

     Any moneys received by the Owner Lessor or the Lease Indenture Trustee pursuant to Section 10.2(d) or 11.7 shall, until paid to the Facility Lessee in accordance with such Sections, be held by the Owner Lessor or the Lease Indenture Trustee, as the case may be, as security for the Facility Lessee's obligations under this Facility Lease and be invested in Permitted Instruments by the Owner Lessor or the Lease Indenture Trustee, as the case may be, at the sole risk of the Facility Lessee, from time to time as directed in writing by the Facility Lessee if such instruments are reasonably available for purchase. Any gain (including interest received) realized as the result of any such Permitted Instrument (net of any fees, commissions, taxes and other expenses, if any, incurred in connection with such Permitted Instrument) shall be applied or remitted to the Facility Lessee in the same manner as the principal invested.

SECTION 19.  FACILITY LESSEE'S RIGHT TO SUBLEASE

     The Facility Lessee shall have the right to sublease the Facility (or a Unit thereof) without the consent of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee or the Pass Through Trustees under the following conditions:

          (a) the sublessee (i) is a solvent corporation, partnership, business trust, limited liability company or other person or entity not subject to bankruptcy proceedings, (ii) is not involved in material pending and unresolved litigation with the Owner Participant (or any of its Affiliates), and (iii) is, or its operating and maintenance obligations under the sublease are guaranteed by, or such obligations are contracted to be performed by, an experienced, reputable operator of United States based electric generating assets similar to the Facility;

          (b) the Owner Lessor, the Owner Participant, and so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and the Pass Through Trustees shall have received an opinion of counsel, which opinion and counsel shall be reasonably acceptable to each such recipient, to the effect that all regulatory approvals required to enter into the sublease have been obtained, and the Pass Through Trustees shall have received a copy of, and be permitted to rely upon, such opinion;

          (c) the sublease does not extend beyond the scheduled expiration of the applicable Basic Lease Term or any Renewal Lease Term then in effect or elected by the Facility Lessee (and may be terminated upon early termination of this Facility Lease) and is expressly subject and subordinate to this Facility Lease;

          (d) all terms and conditions of this Facility Lease and the other Operative Documents remain in effect and the Facility Lessee (and the Lessee Guarantor) remains fully and primarily liable for its obligations under this Facility Lease and the other Operative Documents;

          (e) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing or be created thereby;

          (f)  the sublease prohibits further assignment or subletting;

          (g) the sublease requires the sublessee to operate and maintain (or cause to be operated and maintained) the Facility in a manner consistent with this Facility Lease;

          (h) the Facility Lessee shall have given the applicable notice, if any, required by the Exempt Facilities Agreement or obtained a waiver thereof;

          (i) the Owner Participant shall have received either (i) a favorable legal opinion of its tax counsel satisfactory to the Owner Participant to the effect that such sublease does not result in any incremental tax risk to the Owner Participant, or (ii) an indemnity against such risk in form and substance reasonably satisfactory to the Owner Participant from the Facility Lessee; provided that the Facility Lessee or any Affiliate of such Facility Lessee that guarantees the Facility Lessee's obligations in respect of such indemnity meets the Minimum Credit Standard, or (iii) any other indemnity arrangement against such risk satisfactory to the Owner Participant; and

          (j) the sublease does not cause the property to become "tax-exempt use property" within the meaning of Section 168(h) of the Code (unless the Facility Lessee shall make a payment to the Owner Participant contemporaneously with the execution of the sublease that in the reasonable judgement of the Owner Participant compensates such Owner Participant for the adverse tax consequences resulting from the classification of the property as "tax-exempt use property").

     The Facility Lessee shall provide the Owner Lessor, the Owner Participant, and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee with all documentation in respect of such sublease prior to entering into such sublease. The Facility Lessee shall pay, on an After-Tax Basis, all reasonable documented out-of-pocket expenses of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustees in connection with such sublease.

SECTION 20.  OWNER LESSOR'S RIGHT TO PERFORM

     If the Facility Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein after notice to the Facility Lessee and the Lessee Guarantor and failure of the Facility Lessee or the Lessee Guarantor to so perform or comply within 10 days thereafter in the case of a failure to make any payment or 30 days thereafter in all other cases, the Owner Lessor may itself, or may cause the Owner Participant to, make such payment or perform or comply with such agreement in a reasonable manner, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of the Owner Lessor or the Owner Participant incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, to the extent permitted by Applicable Law, shall be deemed to be Supplemental Lease Rent, payable by the Facility Lessee to the Owner Lessor on demand.

SECTION 21.  SECURITY FOR OWNER LESSOR'S OBLIGATION TO THE LEASE INDENTURE
             TRUSTEE

     In order to secure the Lessor Notes, the Owner Lessor will assign and grant a Lien to the Lease Indenture Trustee in and to all of the Owner Lessor's right, title and interest in, to and under this Facility Lease, and grant a security interest in favor of the Lease Indenture Trustee in all of the Owner Lessor's right, title and interest in and to the Facility (other than Excepted Payments and Excepted Rights). The Facility Lessee hereby consents to such assignment and to the creation of such Lien and security interest and acknowledges receipt of copies of the Lease Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Facility Lessee under any other circumstances. Unless and until the Facility Lessee shall have received written notice from the Lease Indenture Trustee that the Lien of the Lease Indenture has been fully terminated, the Lease Indenture Trustee shall have the right to exercise the rights of the Owner Lessor under this Facility Lease to the extent set forth in and subject in each case to the exceptions set forth in the Lease Indenture. TO THE EXTENT, IF ANY, THAT THIS FACILITY LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS FACILITY LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE LEASE INDENTURE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

SECTION 22.  MISCELLANEOUS

          Section 22.1. Amendments and Waivers. No term, covenant, agreement or condition of this Facility Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

          Section 22.2. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective
(a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or
(c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) and (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

     If to the Owner Lessor:

          Roseton OL LLC
          c/o Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, DE 19890-0001
          Telephone No.: (302) 651-1000
          Facsimile No.: (302) 651-8882
          Attention: Corporate Trust Administration

     with a copy to the Owner Participant:

          Roseton OP LLC
          c/o Resources Capital Management Corporation
          1300 North Market Street, Suite 405
          Wilmington, DE 19801
          Telephone No.: (302) 576-2895
          Facsimile No.: (302) 576-2897
          Attention: William R. Barbour, Esq.

     and to the Lease Indenture Trustee:

          The Chase Manhattan Bank
          Institutional Trust Services
          450 West 33rd Street, 15th Floor
          New York, New York 10001
          Telephone No.: (212) 946-7557
          Facsimile No.: (212) 946-8177/8178
          Attention:  Annette M. Marsula, Vice President
                      International/Project Finance Team

     and to the Pass Through Trustees:

          The Chase Manhattan Bank
          Institutional Trust Services
          450 West 33rd Street, 15th Floor
          New York, New York 10001
          Telephone No.: (212) 946-7557
          Facsimile No.: (212) 946-8177/8178
          Attention:  Annette M. Marsula, Vice President
                      International/Project Finance Team

     If to the Facility Lessee:

          Dynegy Roseton, L.L.C.
          c/o Dynegy Northeast Generation, Inc.
          992 River Road
          Newburgh, New York 12550
          Telephone No.: (845) 563-4961
          Facsimile No.: (845) 563-4992
          Attention:  Daniel P. Thompson, Vice President, Operations

     with a copy to:

          Dynegy Power Corp.
          1000 Louisiana Street, Suite 5800
          Houston, Texas 77002
          Telephone No.: (713) 507-6823
          Facsimile No.: (713) 767-8510
          Attention:  Timothy A. Beverick, Esq.

     Section 22.3. Survival. Except for the provisions of Sections 3.2(d), 3.3, 3.5, 5, 9 and 17, which shall survive, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Facility Lease in accordance with its terms.

     Section 22.4.  Successors and Assigns.

          (a) This Facility Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

          (b) Except as expressly provided herein or in the other Operative Documents, neither party hereto may assign its interests or transfer its obligations herein without the consent of the other party hereto.

     Section 22.5. "True Lease". This Facility Lease shall constitute an agreement of lease and nothing herein shall, prior to termination of this Facility Lease with respect to any Unit, affect the Owner Lessor's status as owner of the Facility or be construed as conveying to the Facility Lessee any right, title or interest in or to the Facility except as lessee only.

     Section 22.6. Governing Law. This Facility Lease shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance.

     Section 22.7. Severability. Any provision of this Facility Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.8. Counterparts. This Facility Lease may be executed by the parties hereto in separate counterparts, each of which, subject to Section 21, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 22.9. Headings and Table of Contents. The headings of the sections of this Facility Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 22.10. Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Facility Lease.

     Section 22.11. Effectiveness. This Facility Lease has been dated as of the date first above written for convenience only. This Facility Lease shall be effective on May 8, 2001, the date of execution and delivery by the Facility Lessee and the Owner Lessor.

     Section 22.12. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Facility Lease is executed and delivered by Wilmington Trust Company ("Wilmington"), not individually or
                                        ----------
personally but solely as manager of the Owner Lessor under the LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessor is made and intended not as personal representations, undertakings and agreements by Wilmington but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing herein contained shall be construed as creating any liability on Wilmington individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Facility Lease.

     Section 22.13. Measuring Life. If and to the extent that any of the rights and privileges granted under this Facility Lease, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Facility Lease, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Facility Lease of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush, William J. Clinton and George W. Bush or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Facility Lease, whichever of (a) and (b) is shorter.

     IN WITNESS WHEREOF, the Owner Lessor and the Facility Lessee have caused this Facility Lease to be duly executed and delivered by their respective officers thereunto duly authorized.


                              ROSETON OL LLC

                              By: Wilmington Trust Company, not in its
                                  individual capacity but solely as
                                  Lessor Manager

                                  By: _________________________________
                                      Name:
                                      Title:


                              DYNEGY ROSETON, L.L.C.

                              By: _____________________________________
                                  Name:
                                  Title:

*Receipt of the original counterpart of the foregoing Facility Lease is hereby acknowledged on this 8th day of May, 2001.

                                        THE CHASE MANHATTAN BANK,
                                        as Lease Indenture Trustee


                                        By: __________________________
                                            Name:
                                            Title:

______________
* This acknowledgment executed in the original counterpart only.

                                                                    Schedule 1-A
                                                               to Facility Lease

          Periodic Lease Rent and Section 467 Loan Balance Percentages
                     (Expressed as a % of Purchase Price)
                              Facility - Roseton

                                               Section 467
Rent                  Periodic Lease          Loan Balance
Payment Date          Rent Percentage          Percentage

May 8 2001             0.0000000000            (2.7460495918)
Nov 8 2001             3.3157000000             0.4886419452
May 8 2002             3.3157000000            (3.9968608840)
Nov 8 2002             3.3157000000            (0.799CS82800)
May 8 2003             3.3157000000            (5.2641725706)
Nov 8 2003             3.3157000000            (2.1037656615)
May 8 2004             3.3157000000            (6.7472645769)
Nov 8 2004             3.3157000000            (3.6306088819)
May 8 2005             3.3157000000            (7.9839030948)
Nov 8 2005             3.3157000000            (4.9037282361)
May 8 2006             3.3157000000           (10.0979061745)
Nov 8 2006             3.3157000000            (7.0800944066)
May 8 2007             3.3157000000           (10.4135224776)
Nov 8 2007            10.9166677420             0.1959463513
May 8 2008             3.0394048226            (7.8117561292)
Nov 8 2008             5.8134370806            (2.2287658544)
May 8 2009             2.9385687500               0644054303
Nov 8 2009             2.9385687500            (4.1968036813)
May 8 2010             2.9385687500            (1 3820406399)
Nov 8 2010             2.9385687500            (6.2826684249)
May 8 2011             4.1283412599            (2.3396658844)
Nov 8 2011            12.6764719758             2.4693596117
May 8 2012             8.3273171371            10.8695228573
Nov 8 2012             7.1973782258            10.5891256713
May 8 2013             2.3874730647            13.2889779431
Nov 8 2013            20.5677956452            26.4503721015
May 8 2014             1.6902576937            28.9209157720
Nov 8 2014            21.3207780806            44.5370932671
May 8 2015             0.9374348226            46.7883723411
Nov 8 2015            22.1336496290            63.9217483156
May 8 2016             0.1245632742            65.9520031651
Nov 8 2016             4.3039674294            65.8004340492
May 8 2017             0.0000000000            67.7415468536
Nov 8 2017             0.0000000000            63.3593918472
May 8 2018             0.0000000000            65.2284939067
Nov 8 2018             0.0000000000            60.7722038383
May 8 2019             0.0000000000            62.5649838515
Nov 8 2019             0.0000000000            58.0301202365
May 8 2020             0.0000000000            59.7420087835
Nov 8 2020             0.0000000000            55.1238674040
May 8 2021             0.0017378880            56.7517593804
Nov 8 2021             0.1424169335            52.1878225770
May 8 2022             0.5603696469            54.2877329699
Nov 8 2022             0.5622884117            50.0709788862
May 8 2023             0.5826330701            52.1307058334
Nov 8 2023             0.5846280672            47.8726590841
May 8 2024             0.6057533997            49.8906559268
Nov 8 2024             0.6078275633            45.5897272013
May 8 2025             0.6297636178            47.5643877715
Nov 8 2025             0.6319199948            43.2189265669
May 8 2026             0.6546979754            45.1485828761
Nov 8 2026             0.6569397304            40.7568751627
May 8 2027             0.6805920424            42.6397950223
Nov 8 2027             0.6829224613            38.2000607982
May 8 2028             0.7074827572            40.0344453490
Nov 8 2028             0.7099052529            35.5448361010
May 8 2029             0.7364489576            37.3298577255
Nov 8 2029             0.0511564484            32.1017143362
May 8 2030             0.0000000000            33.0487149091
Nov 8 2030             0.0000000000            27.6431213603
May 8 2031             0.0000000000            28.0585934404
Nov 8 2031             0.0000000000            21.4996956108
May 8 2032             0.0000000000            22.1339366313


                                                                    Schedule 1-A
                                                               to Facility Lease

          Periodic Lease Rent and Section 467 Loan Balance Percentages
                     (Expressed as a % of Purchase Price)
                              Facility - Roseton

                                                    Section 467
Rent                      Periodic Lease            Loan Balance
Payment Date             Rent Percentage             Percentage


Nov 8 2032                 0.0000000000             14.9884614258
May 8 2033                 0.0000000000             15.4306210379
Nov 8 2033                 0.0000000000              8.0873980224
May 8 2034                 0.0000000000              8.3259762640
Nov 8 2034                 0.0000000000              1.9212678828
Feb 8 2035                 0.0000000000              0.0000000000

                                                                    Schedule 2-A
                                                               to Facility Lease

                      Allocation, Proportional Rent and
                       Section 467 Interest Percentages
                     (Expressed as a % of Purchase Price)
                              Facility - Roseton

-Rent Payment Period-

                              Proportional                       Section 467
From and        To but           Rent            Allocation        Interest
Including      Excluding      Percentage         Percentage       Percentage

May 8 2001     May 9 2001    2.7460495918       2.1449781166      0.0000000000
May 9 2001     Nov 8 2001    0.0000000000       0.0000000000     (0.0810084630)
Nov 8 2001     May 8 2002    7.8156177666       6.1048894116      0.0144149374
May 8 2002     Nov 8 2002    0.0000000000       0.0000000000     (0.1179073961)
Nov 8 2002     May 8 2003    7.7572317763       6.0592832901     (0.0235725143)
May 8 2003     Nov 8 2003    0.0000000000       0.0000000000     (0.1552930908)
Nov 8 2003     May 8 2004    7.8971378284       6.1685658832     (0.0620610870)
May 8 2004     Nov 8 2004    0.0000000000       0.0000000000     (0.1990443050)
Nov 8 2004     May 8 2005    7.5618912509       5.9067000470     (0.1071029620)
May 8 2005     Nov 8 2005    0.0000000000       0.0000000000     (0.2355251413)
Nov 8 2005     May 8 2006    8.3652179555       6.5341898808     (0.1446599830)
May 8 2006     Nov 8 2006    0.0000000000       0.0000000000     (0.2978882321)
Nov 8 2006     May 8 2007    6.4402652859       5.0305821659     (0.2088627850)
May 8 2007     Nov 8 2007    0.0000000000       0.0000000000     (0.3071989131)
Nov 8 2007     May 8 2008   11.0528877205       8.6335666902      0.0057804174
May 8 2008     Nov 8 2008    0.0000000000       0.0000000000     (0.2304468058)
Nov 8 2008     May 8 2009    0.0000000000       0.0000000000     (0.0657485927)
May 8 2009     Nov 8 2009    7.7984263361       6.0914609425      0.0189996019
Nov 8 2009     May 8 2010    0.0000000000       0.0000000000     (0.1238057086)
May 8 2010     Nov 8 2010    7.7984263361       6.0914609425     (0.0407701989)
Nov 8 2010     May 8 2011    0.0000000000       0.0000000000     (0.1853387185)
May 8 2011     Nov 8 2011    7.7984263361       6.0914609425     (0.0690201436)
Nov 8 2011     May 8 2012    0.0000000000       0.0000000000      0.0728461085
May 8 2012     Nov 8 2012    7.7984263361       6.0914609425      0.3206509243
Nov 8 2012     May 8 2013    0.0000000000       0.0000000000      0.3123792073
May 8 2013     Nov 8 2013    7.7984263361       6.0914609425      0.3920248493
Nov 8 2013     May 8 2014    0.0000000000       0.0000000000      0.7802859770
May 8 2014     Nov 8 2014    6.5577676008       5.1223648835      0.8531670153
Nov 8 2014     May 8 2015    0.0000000000       0.0000000000      1.3138442514
May 8 2015     Nov 8 2015    6.3805306386       4.9839225893      1.3802569841
Nov 8 2015     May 8 2016    0.0000000000       0.0000000000      1.8856915753
May 8 2016     Nov 8 2016    6.3805306386       4.9839225893      1.9449940934
Nov 8 2016     May 8 2017    0.0000000000       0.0000000000      1.9411128045
May 8 2017     Nov 8 2017    6.3805306386       4.9839225893      1.9983756322
Nov 8 2017     May 8 2018    0.0000000000       0.0000000000      1.8691020595
May 8 2018     Nov 8 2018    6.3805306386       4.9839225893      1.9242405702
Nov 8 2018     May 8 2019    0.0000000000       0.0000000000      1.7927800132
May 8 2019     Nov 8 2019    6.3805306386       4.9839225893      1.8456670236
Nov 8 2019     May 0 2020    0.0000000000       0.0000000000      1.7118885470
May 8 2020     Nov 8 2020    6.3805306386       4.9839225893      1.7623892591
Nov 8 2020     May 8 2021    0.0000000000       0.0000000000      1.6261540884
May 8 2021     Nov 8 2021    6.3805306386       4.9839225893      1.6741769017
Nov 8 2021     May 8 2022    0.0000000000       0.0000000000      1.5395407660
May 8 2022     Nov 8 2022    6.3805306386       4.9839225893      1.6014881232
Nov 8 2022     May 8 2023    0.0000000000       0.0000000000      1.4770938771
May 8 2023     Nov 8 2023    6.3805306386       4.9839225893      1.5378558221
Nov 8 2023     May 8 2024    0.0000000000       0.0000000000      1.4122434430
May 8 2024     Nov 8 2024    6.3805306386       4.9839225893      1.4717743498
Nov 8 2024     May 8 2025    0.0000000000       0.0000000000      1.3448969524
May 8 2025     Nov 8 2025    6.3805306386       4.9839225893      1.4031494393
Nov 8 2025     May 8 2026    0.0000000000       0.0000000000      1.2749583337
May 8 2026     Nov 8 2026    6.3805306386       4.9839225893      1.3318831948
Nov 8 2026     May 8 2027    0.0000000000       0.0000000000      1.2023278173
May 8 2027     Nov 8 2027    6.3805306386       4.9839225893      1.2578739532
Nov 8 2027     May 8 2028    0.0000000000       0.0000000000      1.1269017935
May 8 2028     Nov 8 2028    6.3805306386       4.9839225893      1.1810161378
Nov 8 2028     May 8 2029    0.0000000000       0.0000000000      1.0485726650
May 8 2029     Nov 8 2029    6.3805306386       4.9839225893      1.1012308028
Nov 8 2029     May 8 2030    0.0000000000       0.0000000000      0.9470005729
May 8 2030     Nov 8 2030    6.3805306386       4.9839225893      0.9749370898
Nov 8 2030     May 8 2031    0.0000000000       0.0000000000      0.8154720801
May 8 2031     Nov 8 2031    7.7984263361       6.0914609425      0.8395285065

                                                                    Schedule 2-A
                                                               to Facility Lease

                      Allocation, Proportional Rent and
                       Section 467 Interest Percentages
                     (Expressed as a % of Purchase Price)
                              Facility - Roseton

-Rent Payment Period-

                                Proportional                        Section 467
 From and          To but          Rent            Allocation        Interest
Including        Excluding      Percentage         Percentage       Percentage

Nov 8 2031       May 8 2032    0.0000000000       0.0000000000     0.6342410205
May 8 2032       Nov 8 2032    7.7984263361       6.0914609425     0.6529511306
Nov 8 2032       May 8 2033    0.0000000000       0.0000000000     0.4421596121
May 8 2033       Nov 8 2033    7.7984263361       6.0914609425     0.4552033206
Nov 8 2033       May 8 2034    0.0000000000       0.0000000000     0.2385782417
May 8 2034       Nov 8 2034    6.6503246811       5.1946625260     0.2456162998
Nov 8 2034       Feb 9 2035    1.9496065840       1.5228652356     0.0283387013

                                                                    Schedule 3-A
                                                               to Facility Lease

                              Termination Values
                     (Expressed as a % of Purchase Price)
                              Facility - Roseton

                                             Termination
Termination                                     Value
   Date                                      Percentage

Jun 8 2001                                 103.0338349987
Jul 8 2001                                 103.7447946260
Aug 8 2001                                 104.4568377718
Sep 8 2001                                 105.1699718610
Oct 8 2001                                 105.8805770727
Nov 8 2001                                 106.5922634747
Dec 8 2001                                 103.9893384771
Jan 8 2002                                 104.6995822439
Feb 8 2002                                 105.4109048277
Mar 8 2002                                 106.1233136235
Apr 8 2002                                 106.8368160769
May 8 2002                                 107.5459037735
Jun 8 2002                                 104.9403625267
Jul 8 2002                                 105.6460837685
Aug 8 2002                                 106.3528531576
Sep 8 2002                                 107.0606778816
Oct 8 2002                                 107.7640492664
Nov 8 2002                                 108.4684528637
Dec 8 2002                                 105.8581957534
Jan 8 2003                                 106.5591691530
Feb 8 2003                                 107.2611585051
Mar 8 2003                                 107.9641707798
Apr 8 2003                                 108.6682129950
May 8 2003                                 109.3683431076
Jun 8 2003                                 106,7537835643
Jul 8 2003                                 107.4509921889
Aug 8 2003                                 108.1491912943
Sep 8 2003                                 108.8483876791
Oct 8 2003                                 109.5436390791
Nov 8 2003                                 110.2398677186
Dec 8 2003                                 107.6213803071
Jan 8 2004                                 108.3146344908
Feb 8 2004                                 109.0088524035
Mar 8 2004                                 109.7040406639
Apr 8 2004                                 110.4002059358
May 8 2004                                 111.0929432615
Jun 8 2004                                 108.4709409554
Jul 8 2004                                 109.1611939469
Aug 8 2004                                 109.8523904372
Sep 8 2004                                 110.5445369095
Oct 8 2004                                 111.2332282233
Nov 8 2004                                 111.9228525101
Dec 8 2004                                 109.2977161824
Jan 8 2005                                 109.9848140292
Feb 8 2005                                 110.6728341102
Mar 8 2005                                 111.3617827664
Apr 8 2005                                 112.0516663822
May 8 2005                                 112.7385781950
Jun 8 2005                                 110.1107111616
Jul 8 2005                                 110.7955584260
Aug 8 2005                                 111.4813128514
Sep 8 2005                                 112.1679806788
Oct 8 2005                                 112.8516550008
Nov 8 2005                                 113.5362286288
Dec 8 2005                                 110.9060077519
Jan 8 2006                                 111.5884854102
Feb 8 2006                                 112.2718543626
Mar 8 2006                                 112.9561207449
Apr 8 2006                                 113.6412907355
May 8 2006                                 114.3239500562
Jun 8 2006                                 111.6918021255
Jul 8 2006                                 112.3728325921
Aug 8 2006                                 113.0547448013

                                                                    Schedule 3-A
                                                               to Facility Lease

                              Termination Values
                     (Expressed as a % of Purchase Price)
                              Facility - Roseton

                                      Termination
Termination                              Value
   Date                               Percentage

Sep 8 2006                          113.7375448271
Oct 8 2006                          114.4178182865
Nov 8 2006                          115.0989684924
Dec 8 2006                          112.4653014868
Jan 8 2007                          113.1448028541
Feb 8 2007                          113.8251758745
Mar 8 2007                          114.5064265570
Apr 8 2007                          115.1885609524
May 8 2007                          115.8685956603
Jun 8 2007                          113.2338059050
Jul 8 2007                          113.9126082319
Aug 8 2007                          114.5922778103
Sep 8 2007                          115.2728206233
Oct 8 2007                          115.9512532022
Nov 8 2007                          116.6305507028
Dec 8 2007                          106.3480021560
Jan 8 2008                          106.9800087594
Feb 8 2008                          107.6128779128
Mar 8 2008                          108.2466155713
Apr 8 2008                          108.8812277309
May 8 2008                          109.5143377045
Jun 8 2008                          107.1089132124
Jul 8 2008                          107.7413871858
Aug 8 2008                          108.3747273181
Sep 8 2008                          109.0089395934
Oct 8 2008                          109.6416473119
Nov 8 2008                          110.2752230043
Dec 8 2008                          105.0794295768
Jan 8 2009                          105.6955705176
Feb 8 2009                          106.3125812920
Mar 8 2009                          106.9304679137
Apr 8 2009                          107.5492364383
May 8 2009                          108.1665565326
Jun 8 2009                          105.8461860718
Jul 8 2009                          106.4629321990
Aug 8 2009                          107.0805527656
Sep 8 2009                          107.6990538219
Oct 8 2009                          108.3161050293
Nov 8 2009                          108.9340330076
Dec 8 2009                          106.6142750757
Jan 8 2010                          107.2316384134
Feb 8 2010                          107.8498809097
Mar 8 2010                          108.4690086524
Apr 8 2010                          109.0890277717
May 8 2010                          109.7077172034
Jun 8 2010                          107.3887264501
Jul 8 2010                          108.0069719303
Aug 8 2010                          108.6261031292
Sep 8 2010                          109.2461261852
Oct 8 2010                          109.8648200420
Nov 8 2010                          110.4844029607
Dec 8 2010                          108.1663123552
Jan 8 2011                          108.7854646955
Feb 8 2011                          109.4055095186
Mar 8 2011                          110.0264530152
Apr 8 2011                          110.6483014190
May 8 2011                          111.2689307937
Jun 8 2011                          107.7496292655
Jul 8 2011                          108.3573627541
Aug 8 2011                          108.9659114041
Sep 8 2011                          109.5752808849
Oct 8 2011                          110.1833466917
Nov 8 2011                          110.7922302490

                                                                    Schedule 3-A
                                                               to Facility Lease

                              Termination Values
                     (Expressed as a % of Purchase Price)
                              Facility - Roseton

                                      Termination
Termination                              Value
   Date                               Percentage

Dec 8 2011                           98.6632238398
Jan 8 2012                           99.2093883638
Feb 8 2012                           99.7563732910
Mar 8 2012                          100.3041843334
Apr 8 2012                          100.8528272433
May 8 2012                          101.4002206707
Jun 8 2012                           93.5606231416
Jul 8 2012                           94.0466776996
Aug 8 2012                           94.5331431050
Sep 8 2012                           95.0200222820
Oct 8 2012                           95.5052310334
Nov 8 2012                           95.9908452239
Dec 8 2012                           89.2498816691
Jan 8 2013                           89.7046204398
Feb 8 2013                           90.1597591412
Mar 8 2013                           90.6153006310
Apr 8 2013                           91.0712477873
May 8 2013                           91.5256359219
Jun 8 2013                           89.5929490497
Jul 8 2013                           90.0461685622
Aug 8 2013                           90.4997784249
Sep 8 2013                           90.9537814380
Oct 8 2013                           91.4062128351
Nov 8 2013                           91.8590296166
Dec 8 2013                           71.6282363465
Jan 8 2014                           71.9636620806
Feb 8 2014                           72.2994681444
Mar 8 2014                           72.6356572789
Apr 8 2014                           72.9722322452
May 8 2014                           73.3065132345
Jun 8 2014                           71.9509096370
Jut 8 2014                           72.2832569474
Aug 8 2014                           72.6159644717
Sep 8 2014                           72.9490348230
Oct 8 2014                           73.2797880435
Nov 8 2014                           73.6108910671
Dec 8 2014                           52.4960958047
Jan 8 2015                           52.6997509345
Feb 8 2015                           52.9037452429
Mar 8 2015                           53.1080812094
Apr 8 2015                           53.3127613323
May 8 2015                           53.5153574298
Jun 8 2015                           52.7808513247
Jul 8 2015                           52.9816844053
Aug 8 2015                           53.1828384187
Sep 8 2015                           53.3843157309
Oct 8 2015                           53.5836880267
Nov 8 2015                           53.7833718175
Dec 8 2015                           31.7142402893
Jan 8 2016                           31.7766438118
Feb 8 2016                           31.8393492079
Mar 8 2016                           31.9023587248
Apr 8 2016                           31.9656746270
May 8 2016                           32.0272714143
Jun 8 2016                           31.9646020546
Jul 8 2016                           32.0247675369
Aug 8 2016                           32.0852207697
Sep 8 2016                           32.1459639159
Oct 8 2016                           32.2049713734
Nov 8 2016                           32.2642592814
Dec 8 2016                           27.9893227183
Jan 8 2017                           28.0165437665
Feb 8 2017                           28.0439706369

                                                                    Schedule 3-A
                                                               to Facility Lease

                              Termination Values
                     (Expressed as a % of Purchase Price)
                              Facility - Roseton

                                                          Termination
Termination                                                  Value
   Date                                                   Percentage

 Mar 8 2017                                              28.0716049461
 Apr 8 2017                                              28.0994483243
 May 8 2017                                              28.1256043312
 Jun 8 2017                                              28.1519597531
 Jul 8 2017                                              28.1766180886
 Aug 8 2017                                              28.2014660622
 Sep 8 2017                                              28.2265051941
 Oct 8 2017                                              28.2498389336
 Nov 8 2017                                              28.2733539558
 Dec 8 2017                                              28.2970517310
 Jan 8 2018                                              28.3190356585
 Feb 8 2018                                              28.3411923631
 Mar 8 2018                                              28.3635232646
 Apr 8 2018                                              28.3860297951
 May 8 2018                                              28.4069507531
 Jun 8 2018                                              28.4280382113
 Jul 8 2018                                              28.4475309111
 Aug 8 2018                                              28.4671808679
 Sep 8 2018                                              28.4869894113
 Oct 8 2018                                              28.5051952367
 Nov 8 2018                                              28.5235503133
 Dec 8 2018                                              28.5420559242
 Jan 8 2019                                              28.5589507184
 Feb 8 2019                                              28.5759866180
 Mar 8 2019                                              28.5931648592
 Apr 8 2019                                              28.6104866893
 May 8 2019                                              28.6263342677
 Jun 8 2019                                              28.6423169140
 Jul 8 2019                                              28.6568167351
 Aug 8 2019                                              28.6714429983
 Sep 8 2019                                              28.6861968571
 Oct 8 2019                                              28.6994603770
 Nov 8 2019                                              28.7128427829
 Dec 8 2019                                              28.7263451862
 Jan 8 2020                                              28.7383496100
 Feb 8 2020                                              28.7504652364
 Mar 8 2020                                              28.7626931343
 Apr 8 2020                                              28.7750343830
 May 8 2020                                              28.7860231137
 Jun 8 2020                                              28.7971173739
 Jul 8 2020                                              28.8068512482
 Aug 8 2020                                              28.8166827375
 Sep 8 2020                                              28.8266128378
 Oct 8 2020                                              28.8351755970
 Nov 8 2020                                              28.8438289803
 Dec 8 2020                                              28.8525739418
 Jan 8 2021                                              28.8614114559
 Feb 8 2021                                              28.8703425004
 Mar 8 2021                                              28.8793680651
 Apr 8 2021                                              28.8884891503
 May 8 2021                                              28.8977067671
 Jun 8 2021                                              28.9052840489
 Jul 8 2021                                              28.9146978043
 Aug 8 2021                                              28.9242111886
 Sep 8 2021                                              28.9338252562
 Oct 8 2021                                              28.9442836761
 Nov 8 2021                                              28.9548499899
 Dec 8 2021                                              28.8223556126
 Jan 8 2022                                              28.8323831825
 Feb 8 2022                                              28.8425168775
 Mar 8 2022                                              28.8527578208
 Apr 8 2022                                              28.8631071475
 May 8 2022                                              28.8764979399

                                                                    Schedule 3-A
                                                               to Facility Lease

                              Termination Values
                     (Expressed as a % of Purchase Price)
                              Facility - Roseton

                                                Termination
Termination                                        Value
   Date                                         Percentage

Jun 8 2022                                     28.3266978395
Jul 8 2022                                     28.3373792471
Aug 8 2022                                     28.3481736996
Sep 8 2022                                     28.3590824007
Oct 8 2022                                     28.3730384729
Nov 8 2022                                     28.3871312351
Dec 8 2022                                     27.8361015467
Jan 8 2023                                     27.8474794248
Feb 8 2023                                     27.8589777188
Mar 8 2023                                     27.8705977031
Apr 8 2023                                     27.8823406655
May 8 2023                                     27.8972563285
Jun 8 2023                                     27.3266160955
Jul 8 2023                                     27.3387358568
Aug 8 2023                                     27.3509838856
Sep 8 2023                                     27.3633615393
Oct 8 2023                                     27.3789186108
Nov 8 2023                                     27.3946288709
Dec 8 2023                                     26.8227756218
Jan 8 2024                                     26.8356856400
Feb 8 2024                                     26.8487322893
Mar 8 2024                                     26.8619170156
Apr 8 2024                                     26.8752412802
May 8 2024                                     26.8918759498
Jun 8 2024                                     26.2997303374
Jul 8 2024                                     26.3134821404
Aug 8 2024                                     26.3273794834
Sep 8 2024                                     26.3414239066
Oct 8 2024                                     26.3587863564
Nov 8 2024                                     26.3763206472
Dec 8 2024                                     25.7829881534
Jan 8 2025                                     25.7976366291
Feb 8 2025                                     25.8124401344
Mar 8 2025                                     25.8274003102
Apr 8 2025                                     25.8425188145
May 8 2025                                     25.8610923378
Jun 8 2025                                     25.2467689260
Jul 8 2025                                     25.2623725409
Aug 8 2025                                     25.2781412940
Sep 8 2025                                     25.2940769331
Oct 8 2025                                     25.3134762392
Nov 8 2025                                     25.3330684708
Dec 8 2025                                     24.7175954452
Jan 8 2026                                     24.7342164782
Feb 8 2026                                     24.7510134171
Mar 8 2026                                     24.7679881237
Apr 8 2026                                     24.7851424792
May 8 2026                                     24.8059038599
Jun 8 2026                                     24.1687252619
Jul 8 2026                                     24.1864300528
Aug 8 2026                                     24.2043222193
Sep 8 2026                                     24.2224037447
Oct 8 2026                                     24.2441021077
Nov 8 2026                                     24.2660172377
Dec 8 2026                                     23.6277392183
Jan 8 2027                                     23.6465984324
Feb 8 2027                                     23.6656572398
Mar 8 2027                                     23.6849177529
Apr 8 2027                                     23.7043821065
May 8 2027                                     23.7276134142
Jun 8 2027                                     23.0668999011
Jun 8 2027                                     23.0869888113
Aug 8 2027                                     23.1072903293

                                                                    Schedule 3-A
                                                               to Facility Lease

                              Termination Values
                     (Expressed as a % of Purchase Price)
                              Facility - Roseton

                                    Termination
Termination                            Value
   Date                             Percentage

 Sep 8 2027                        23.1278067049
 Oct 8 2027                        23.1521011686
 Nov 8 2027                        23.1766393655
 Dec 8 2027                        22.5148915930
 Jan 8 2028                        22.5362903806
 Feb 8 2028                        22.5579156388
 Mar 8 2028                        22.5797697642
 Apr 8 2028                        22.6018551791
 May 8 2028                        22.6278759839
 Jun 8 2028                        21.9429485900
 Jul 8 2028                        21.9657426642
 Aug 8 2028                        21.9887779756
 Sep 8 2028                        22.0120570775
 Oct 8 2028                        22.0392842024
 Nov 8 2028                        22.0667855691
 Dec 8 2028                        21.3809063794
 Jan 8 2029                        21.4051867184
 Feb 8 2029                        21.4297240244
 Mar 8 2029                        21.4545210168
 Apr 8 2029                        21.4795804441
 May 8 2029                        21.5087582916
 Jun 8 2029                        20.7979019927
 Jul 8 2029                        20.8237655070
 Aug 8 2029                        20.8499027434
 Sep 8 2029                        20.8763165990
 Oct 8 2029                        20.9068632092
 Nov 8 2029                        20.9377186226
 Dec 8 2029                        20.9171924177
 Jan 8 2030                        20.9519873779
 Feb 8 2030                        20.9871233555
 Mar 8 2030                        21.0226037737
 Apr 8 2030                        21.0584320909
 May 8 2030                        21.0986824639
 Jun 8 2030                        21.1393155408
 Jul 8 2030                        21.1844057401
 Aug 8 2030                        21.2299139730
 Sep 8 2030                        21.2758442601
 Oct 8 2030                        21.3262713249
 Nov 8 2030                        21.3771563865
 Dec 8 2030                        21.4285037754
 Jan 8 2031                        21.4843885282
 Feb 8 2031                        21.5407721790
 Mar 8 2031                        21.5976593763
 Apr 8 2031                        21.6550548133
 May 8 2031                        21.7185952777
 Jun 8 2031                        21.7826919436
 Jul 8 2031                        21.8529819529
 Aug 8 2031                        21.9238768367
 Sep 8 2031                        21.9953820476
 Oct 8 2031                        22.0731351389
 Nov 8 2031                        22.1515480557
 Dec 8 2031                        22.2306266683
 Jan 8 2032                        22.3160089507
 Feb 8 2032                        22.4021072723
 Mar 8 2032                        22.4889279308
 Apr 8 2032                        22.5764772820
 May 8 2032                        22.6707346484
 Jun 8 2032                        22.7657743600
 Jul 8 2032                        22.8675761360
 Aug 8 2032                        22.9702147063
 Sep 8 2032                        23.0736972848
 Oct 8 2032                        23.1840040590
 Nov 8 2032                        23.2952102303

                                                                     EXHIBIT A-1
                                                                             ---
                                                                              to
                                                                  Facility Lease
                                                                  --------------

                         DESCRIPTION OF FACILITY SITES
                         -----------------------------


                                 FACILITY SITE

ALL those parcels of land situate in the Town of Newburgh, County of Orange and State of New York, bounded and described as follows:


                               ROSETON PARCEL 1A

BEGINNING at the southwesterly corner of the herein described parcel, said point being at the intersection of the northerly line of lands now or formerly of Amerada Hess Corporation and the centerline of River Road, said point of beginning also being distant North 49 degrees 50 minutes 24 seconds West 26.00 feet from a Central Hudson Gas and Electric Corporation monument recovered (leaning), thence along the centerline of River Road the following five (5) courses and distances:

1.  North 23 degrees 58 minutes 06 seconds East 92.30 feet,
2.  North 26 degrees 12 minutes 36 seconds East 415.37 feet,
3.  North 06 degrees 40 minutes 24 seconds West 107.80 feet,
4. North 17 degrees 35 minutes 24 seconds West 531.00 feet, thence leaving said centerline of River Road,
5. South 88 degrees 13 minutes 54 seconds East 28.39 feet, to a point on the easterly line of River Road, thence along said easterly line of River Road the following eight (8) courses and distances:

6.  North 16 degrees 30 minutes 34 seconds West 27.81 feet,
7.  North 04 degrees 36 minutes 36 seconds East 179.41 feet,
8.  North 25 degrees 57 minutes 11 seconds East 168.53 feet,
9.  North 27 degrees 23 minutes 11 seconds East 60.03 feet,
10. North 19 degrees 43 minutes 36 seconds East 71.98 feet,
11. North 11 degrees 36 minutes 26 seconds East 259.68 feet,
12. 207.64 feet on a curve to right having a radius of 200.90 feet and a long chord of North 41 degrees 13 minutes 16 seconds East 198.55 feet,
13. North 70 degrees 50 minutes 06 seconds East 319.12 feet,
14. 397.50 feet on a curve to the left having a radius of 245.00 feet and a long chord of North 24 degrees 21 minutes 19 seconds East 355.31 feet to a point on the easterly line of Danskammer Road, thence running along the former division line between Rice and Brooks to the north

                                  EXH. A-2-1

(Danskammer Site) and the Jova Brick Company, Inc. to the south (Roseton Site) the following ten (10) courses and distances:

15.  North 52 degrees 03 minutes 46 seconds East 253.71 feet,
16.  South 25 degrees 12 minutes 14 seconds East 140.00 feet,
17.  South 73 degrees 52 minutes 14 seconds East 544.00 feet,
18.  South 83 degrees 37 minutes 44 seconds East 121.42 feet,
19.  South 73 degrees 20 minutes 34 seconds East 330.00 feet,
20.  South 77 degrees 21 minutes 44 seconds East 146.00 feet,
21.  South 73 degrees 15 minutes 44 seconds East 100.00 feet,
22.  South 77 degrees 12 minutes 14 seconds East 144.00 feet,
23.  South 67 degrees 42 minutes 14 seconds East 73.50 feet,
24. South 55 degrees 02 minutes 14 seconds East 217.14 feet to the westerly line of lands now or formerly of CSX Rail Corp., thence along said westerly line of lands of CSX Rail Corp. the following five (5) courses and distances:

25.  South 27 degrees 01 minutes 46 seconds West 565.84 feet,
26. 846.30 feet on a curve to the right, having a radius of 2815.50 feet and a long chord of South 35 degrees 38 minutes 26 seconds West 843.11 feet,
27. South 44 degrees 15 minutes 06 seconds West 488.41 feet to a point on the southerly line of lands formerly of the Jova Brick Works (now R.T.I.C.) said point also being on the northerly line of lands formerly of the Atlantic Refining Company (now R.T.I.C.), thence continuing along the aforementioned westerly line of lands now or formerly of CSX Rail Corp.,
28. South 44 degrees 15 minutes 06 seconds West 1310.89 feet to a point on the aforementioned northerly line of lands now or formerly of Amerada Hess Corporation, thence along said northerly line of lands now or formerly of Amerada Hess Corporation,
29. North 49 degrees 50 minutes 24 seconds West generally along the southerly face of timber cribbing, 888.84 feet to the point of BEGINNING.

Excepting therefrom, the Additional Facility Site described on Exhibit A-2.

                                   EXH. A-2

                               ROSETON PARCEL 4


ALL that parcel of land, now or formerly under the waters of Hudson River, situated in the Town of Newburgh, County of Orange, bounded and described as follows:

BEGINNING at a point in the division line between grants of land under water to J.C. Bancroft Davis by patent dated June 25, 1869 and Governeur M. Armstrong and others by patent dated November 13, 1869 at its intersection with the easterly right-of-way line of the Penn Central Railroad, said point 49.56 feet as measured along said division line from its intersection with the centerline of said railroad at station 326+601.0; thence into the waters of Hudson River and along said division line;

1. South 43 degrees 00 minutes 20 seconds East, 369.93 feet to the northeasterly corner of said grant to J.C. Bancroft Davis; thence along the easterly line of said grant
2. South 55 degrees 44 minutes 40 seconds West, 1,273.75 feet to its intersection with the division line between the lands of Central Hudson Gas and Electric Corporation, by deed dated June 24, 1966 and filed in the Orange County Clerk's Office in Liber 1747 of Deeds at Page 830 on the north and Hess Oil & Chemical Corporation on the south; thence along said division line,
3. North 49 degrees 50 minutes 20 seconds West 226.07 to the beforementioned easterly right-of-way line of the Penn Central Railroad; thence along said right-of-way line,
4. North 44 degrees 15 minutes 10 seconds East 1,299.41 feet to the point of BEGINNING.

                                   EXH. A-3

                               ROSETON PARCEL 6


ALL that parcel of land, now or formerly under the waters of Hudson River, situated in the Town of Newburgh, County of Orange, bounded and described as follows:

BEGINNING at a point in the division line between grants of land under water to J.C. Bancroft Davis by patent dated June 25, 1869 and Governeur M. Armstrong and others by patent dated November 13, 1869 at its intersection with the easterly right-of-way line of the Penn Central Railroad, said point being 33.04 feet as measured along said division line from its intersection with the centerline of said railroad at station 326+601; thence along said easterly right-of-way line the following five (5) courses and distances:

1.  North 44 degrees 15 minutes 10 seconds East 492.08 feet,
2. 753.03 feet on a curve to the left, having a radius of 2,898.00 feet and a long chord of North 36 degrees 48 minutes 30 seconds East 750.92 feet,
3.  South 60 degrees 38 minutes 10 seconds East 16.50 feet,
4. 118.73 feet on a curve to the left, having a radius of 2,914.50 feet and a long chord of North 28 degrees 11 minutes 50 seconds East 118.71 feet,
5. North 27 degrees 01 minutes 50 seconds East 554.30 feet to the division line between lands of Central Hudson Gas & Electric Corporation, Consolidated Edison Company of New York, Inc. and Niagara Mohawk Power Corporation, as tenants in common, by deed dated May 14, 1968 on the south and Central Hudson Gas and Electric Corporation on the north; thence along said division line,
6. South 64 degrees 57 minutes 10 seconds East 143.02 feet, thence continuing along said division line partially on land and partially into the waters of the Hudson River,
7. South 43 degrees 00 minutes 20 seconds East 451.71 feet to the exterior line of said grant of land under water to Governeur M. Armstrong and others; thence along said exterior line
8.  South 38 degrees 18 minutes 22 seconds West 1,239.88 feet and
9. South 52 degrees 29 minutes 44 seconds West 700.00 feet to the beforementioned division line between the grants of land under water to Governeur M. Armstrong and J.C. Bancroft Davis; thence along said division line,
10. North 43 degrees 00 minutes 20 seconds West 336.45 feet to the point of BEGINNING.

                                   EXH. A-4

                                                                     EXHIBIT A-2
                                                                              to
                                                                  Facility Lease
                                                                  --------------

                           ADDITIONAL FACILITY SITE


All that parcel of land situate in the Town of Newburgh, County of Orange and State of New York bounded and described as follows:

Beginning at a point within the bounds of a 107.08 acre parcel conveyed by Niagara Mohawk Power Corporation, Consolidated Edison Company of New York, Inc. and Central Hudson Gas and Electric Corporation to Dynegy Roseton, L.L.C. by deed dated January 30, 2001 and recorded February 2, 2001 in the Orange County Clerk's Office in Liber 5454 of Deeds at Page 250, said point of beginning being distant North 34" - 34' - 59" East 580.46 feet from the southwesterly corner of the aforementioned 107.08 acre parcel, then through the aforementioned 107.08 acre parcel of land of Dynegy Roseton, L.L.C. the following nine (9) courses and distances:

1.   North 01" - 50' - 00" East 919.87 feet,
2.   North 73" - 26' - 00" East 551.59 feet,
3.   South 43" - 47' - 00" East 320.32 feet,
4. South 28" - 58' - 00" East 971.38 feet to a point being distant 85 feet northwesterly (measured at right angles) from the westerly line of lands now or formerly of CSX Rail Corp., thence running parallel to and distant 85 feet northwesterly (measured at right angles) from the aforementioned westerly line of CSX Rail Corp.,
5. South 44" - 15' - 06" West 744.00 feet, thence continuing through the aforementioned 107.08 acre parcel of lands of Dynegy Roseton, L.L.C.,
6.   North 22" - 10' - 00" West 295.00 feet,
7.   North 50" - 43' - 00" West 284.00 feet,
8.   North 78" - 19' - 00" West 296.00 feet, and
9.   North 77" - 29' - 37" West 112.71 feet to the point of beginning.

Containing 27.380 acres, more or less.

Being a portion of the premises conveyed by Niagara Mohawk Power Corporation, Consolidated Edison Company of New York, Inc. and Central Hudson Gas and Electric Corporation to Dynegy Roseton, L.L.C. by deed dated January 30, 2001 and recorded February 2, 2001 in the Orange County Clerk's Office in Liber 5454 of Deeds at Page 250.

Bearings conform to NY State (East) 1927 Grid System.

                                   EXH. A-5

                                                                       EXHIBIT B
                                                                              to
                                                                  Facility Lease
                                                                  --------------

                            Description of Facility
                            -----------------------

     The Roseton Electric Generation Station Unit 1 and Unit 2, a two-unit power generation facility comprised of two oil/gas-fired steam turbine-generator sets, the station structure, and, except as described below, all fixtures, components and equipment attached thereto, and all station auxiliary and support equipment and systems relating to such Units, located in the Town of Newburgh, in the County of Orange, in the State of New York, which Facility shall specifically include each of the assets listed on Exhibit B-1 hereto.

     The Facility does not include (x) any furniture, fixtures, office equipment (including, personal computers and related equipment, miscellaneous small tools and equipment, materials and supplies inventories), spare part inventories, or vehicles, or (y) any of the assets listed on Exhibit C hereto.

                                   EXH. B-1

                                                                     Exhibit B-1
                                                                              to
                                                                  Facility Lease


                     Facility Assets Owned by Owner Lessor
                     -------------------------------------

Generating Station/General
--------------------------
 .    Units 1 and 2, including:
     .  DI System
     .  Plant UPS System, including Associated Battery and Battery Charger
     . DC Cable from the Plant Battery System, both Plant Batteries, Battery Chargers and Panel Boards
     .  Condensate Treatment and Storage System
     .  Domestic Water Supply Tank
     .  C.E. Boiler for Units 1 and 2 and Related Auxiliary Equipment
     .  General Electric Turbines for Units 1 and 2, Serial Numbers 170x490
        (Unit 1) and 170x486 (Unit 2) and Related Auxiliary Equipment
     . General Electric Generators for Units 1 and 2, Serial Numbers 180x490 (Unit 1) and 180x496 (Unit 2), including Excitation and Voltage Regulating Equipment and Related Auxiliary Equipment
     .  Isolated Phase Bus from Generators to GSU and Auxiliary Transformers
     .  Westinghouse Main Transformers for Unit 1
     .  Cooper Power Systems Main Transformers for Unit 2
     .  Westinghouse Station Service Transformers for Units 1 and 2
     .  Max 1 L&N Combustion Control System for Units 1 and 2
     .  Westinghouse WDPF, Burner Management System for Units 1 and 2
     .  General Electric MHC, Turbine Control System for Units 1 and 2
     .  DEC Vax 4000, Data Acquisition System for Units 1 and 2
     .  Emergency Diesel Generator
     .  All Motors in Units 1 and 2
     .  All Relays, Instrumentation and Metering in Units 1 and 2
     .  All Connected Power, Control and Instrument Cables in Units 1 and 2
     .  Grounding and Lightning Protection Equipment for Units 1 and 2
     .  Chimneys with Warning Lights
 .    Protective Relay Schedules that are located in the Roseton Generating Plant
 .    Wastewater Treatment Facility
 .    Waste Treatment Ponds
 .    Cooling Water Intake and Discharge System
 .    City Water Supply Mains and Metering Devices
 .    R-S Tie Line for Start-up and Auxiliary Power
 .    Auxiliary Boiler
 .    Switchgear, Load Centers and Motor Control Centers for Units 1 and 2
 .    Makeup Water Demineralizer

Environmental
-------------
 .    Two Dust Collectors Units 1 and 2
 .    Continuous Emission Monitoring System

                                  EXH. B-1-1

 .    Sewage Collection and Treatment Facility
 .    Chemical Spill Control, Containment Equipment and Storage Tanks
 .    Oil/Water Separators
 .    Solid Waste Collection and Disposal Equipment
 .    Water Treatment for Effluent
 .    Bottom Ash/Salt Storage Building
 .    Oil Spill Containment Boom

Fuel Supply
-----------
 .    Two 376,000 gallon No. 6 Fuel Oil Day Tanks
 .    Fuel Oil Storage Tank Farm - Six 8,000,000 gallon No. 6 Fuel Oil Tanks
 .    One 150,000 gallon No. 2 Fuel Oil Tank
 .    Fuel Oil Transfer Pump Houses
 .    Oil Pipelines between Facility/Storage Tanks and the Fuel Oil Pump House
 .    Fuel Oil and Natural Gas Metering Devices
 .    Natural Gas Supply Main from Regulator Station to Facility - all piping and equipment from the discharge of the shut-off valves to Facility, including the relief valve
 .    Gas Chromatograph
 .    Dock equipment and facilities that are not included in the definition of
     "Dock Facilities"
 .    Fuel Oil Heat Tracing System

Buildings
---------
 .    Main Building Housing Units 1 and 2, including
     .  Administrative Offices in the Main Building
     .  Chemistry Laboratory
     .  Maintenance Shops
     .  Control Room
     .  Building Heating and Ventilation System
     .  Training Rooms
     .  Locker Rooms, Showers, Toilets, Lunch Rooms, Kitchen
     .  Elevators

Fire Protection/Prevention System
---------------------------------
 .    Hydrant and Hose Stations
 .    Fire Detection System
 .    Pump Houses
 .    Co/2/ and Chemical Systems

                                  EXH. B-1-2

Communication
-------------
 .  Plant Monitoring System
 .  Any copper communication cables and associated terminating equipment located on site that is not owned by Central Hudson.
 .  Equipment installed at the plant for purposes of radio communications
   (excluding portable communications equipment)
 . All fiber optic cables, including the cable that connects the Danskammer and Roseton Plants, and the associated terminating equipment. This equipment includes fiber optic cables, fiber optic terminal equipment, and associated multiplexing equipment, racks, and patch panels
 .  Telephone Vault
 .  Plant PA/Paging System

Transmission and Start-up Transformers
--------------------------------------
 .  High -Voltage Electrical Equipment (as defined in Appendix A)
 .  2 Start-up Transformers (located in Danskammer substation)
 .  2 Station Service/Start-Up Power Breakers and Associated Switches (located in
   Danskammer substation)

Miscellaneous
-------------
 .  Perimeter Lighting
 . Bulk Chemical Storage System (Hydrogen, CO2 Nitrogen, Lubricants) . Cathodic Protection Systems
 .  Area Lighting (Powerhouse, Dock, Fuel Terminal, Parking Areas)

                                  EXH. B-1-3

                                                                       EXHIBIT C
                                                                              to
                                                                  Facility Lease
                                                                  --------------


              Facility Assets Retained by Dynegy Roseton, L.L.C.
              --------------------------------------------------

Generation
----------
 .    Spare Transformer Acquired from Consolidated Edison
 .    Capital Spare Parts                                                Quantity
     .  Rotating Assembly, Injection Water Booster Pump                    1
     .  Pump, Boiler Circulating Pump                                      1
     .  Shaft Boiler Circulating Pump                                      2
     .  Impeller, Boiler Circulating Pump                                  2
     .  Motor, Boiler Circulating Pump                                     1
     .  Rotating Assembly, Condensate Pump                                 1
     .  Pump Assembly, Primary Oil Pump                                    1
     .  Rotating Assembly, Primary Oil Pump                                1
     .  Rotating Assembly, Boiler Feed Pump                                1
     .  Shaft, Boiler Feed Pump                                            1
     .  Pump Assembly, Boiler Feed Pump Hydraulic Tool                     1
     .  Coupling Assembly, Boiler Feed Pump                                1
     .  Shaft, Upper, River Circulating Water Pump                         1
     .  Shaft, Lower, River Circulating Water Pump                         1
     .  Coupling, River Circulating Water Pump                             1
     .  Motor, Forced Draft Fan                                            1
     .  Full Set Stator Coil, Induced Draft Fan Motor                      1
     .  Rotating Assembly, Electric and Diesel Fire Pump                   1
     .  Valve, Outer Control Valve Main Turbine                            1
     .  Isophase Duct, for Spare MSU Transformer                           1
     .  Isophase Duct, for Unit 2 MSU Transformer                          1
     .  Screen, Traveling Water                                            1

Environmental
-------------
 .    SO2 and NOX Emissions Credits

Communication
-------------
 .    All FCC licenses
 .    Telephone switches, voicemails, twisted pair wiring, punch blocks, cross connects and telephone instruments
 .    Voice and Data Communication Systems  (LAN, Servers, T1 Connection)
 .    File and Print Server
 .    Lotus Notes Server
 .    Lotus Notes Backup Server
 .    General Physics Eta Pro (Performance Monitoring) Server
 .    NOx System Averaging Server

                                   EXH. C-1

 .  Safety Tag Out System (Runs on the NOx Server)
 .  All Portable Communications Equipment

Other Equipment
---------------
 .  All Vehicles
 .  Plan Computers/Network/Software-MIS systems
 .  Surveillance Cameras
 .  Snow Plowing Equipment
 .  Yard Maintenance Equipment
 .  Small tools

Fuel Supply
-----------
 .  Dock Facilities (as defined in Appendix A)
 .  Retained Oil Pipeline (as defined in Appendix A)

Transmission System
-------------------
 .  Retained Power and Control Lines (as defined in Appendix A)

Miscellaneous
-------------
 .  Administration Building
 .  Railroad Tracks
 .  Site Security Buildings
 .  Warehouses, Receiving, Storage and Inventory Control Facilities
 .  Storerooms
 .  Security Fencing and Entry Gates
 .  Maintenance Management System Data Base

                                   EXH. C-2

                                  Appendix A






================================================================================




                                  Definitions


                         ____________________________


                             Roseton Units 1 and 2



================================================================================

                                 APPENDIX - 1

                           Appendix A - Definitions
                           ------------------------

SECTION 23.   GENERAL PROVISIONS

     In this Appendix A and each Operative Document (as hereinafter defined), unless otherwise provided herein or therein:

     (a) the terms set forth in this Appendix A or in any such Operative Document shall have the meanings herein provided for and any term used in an Operative Document and not defined therein or in this Appendix A but in another Operative Document shall have the meaning herein or therein provided for in such other Operative Document;

     (b) any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement remains in effect;

     (c)  words importing the singular include the plural and vice versa;

     (d)  words importing a gender include any gender;

     (e) a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of an Operative Document is a reference to a part, clause, section, paragraph, or article of, or a party, annex, appendix, exhibit, schedule or other attachment to, such Operative Document unless, in any such case, otherwise expressly provided in any such Operative Document;

     (f) a reference to any statute, regulation, rule, proclamation, ordinance or law includes all statutes, regulations, rules, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Operative Document;

     (g) a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or renovation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

     (h) a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

     (i) if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such

                                 APPENDIX - 2
execution and delivery and subject to clause (g) above, to the document, instrument or agreement as so executed and delivered;

     (j) a reference to any Person (as hereinafter defined) includes such Person's successors and permitted assigns;

     (k) any reference to "days" shall mean calendar days unless "Business Days" (as hereinafter defined) are expressly specified;

     (l) if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a date or day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or day (without, in the case of any such payment, the payment or accrual of any interest or other late payment or charge, provided such payment is made on such next succeeding Business Day);

     (m) words such as "hereunder", "hereto", "hereof" and "herein" and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof;

     (n) a reference to "including" shall mean including without limiting the generality of any description preceding such term, and for purposes hereof and of each Operative Document the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned;

     (o) all accounting terms not specifically defined herein or in any Operative Document shall be construed in accordance with GAAP;

     (p) from and after termination of the Facility Lease with respect to one Unit pursuant to Section 10 or 14 thereof, any reference in the Operative Documents to the Facility shall be deemed to exclude the Unit as to which the Facility Lease was terminated;

     (q) unless the context or the specific provision otherwise requires, whenever in the Operative Documents a provision requires that a Person have a particular rating, such provision shall be deemed to mean that the senior-long term unsecured debt of such Person shall have been rated the specified rating by both Rating Agencies;

     (r) unless the context or the specific provision otherwise requires, whenever in the Operative Documents a provision requires that the rating of a Person be confirmed, such provisions shall be deemed to mean that both Rating Agencies shall have confirmed the rating of the senior-long term unsecured debt of such Person, a copy of which confirmation shall be delivered by the Company to the Owner Participant, the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, to the Lease Indenture Trustee and shall be without indication that such Person has been placed on credit watch, credit review, or any similar status with negative implications or which does not indicate the direction of the potential ratings change; and

                                 APPENDIX - 3

     (s) (i) in connection with the provisions in the Operative Documents related to the termination of the Facility Lease with respect to any Unit under circumstances where the Facility Lease is to continue as to the other Unit, any reference to the term Unit shall mean, when used with respect to the Unit as to which the Facility Lease is being terminated, such Unit excluding any assets that also comprise a part of the other Unit (it being understood that unless otherwise specifically stated on the Facility description applicable to the Bill of Sale, Deed and Facility Lease, an asset described on such exhibit relates to both Units, unless such asset is not necessary for the operation of the other Unit as mutually agreed to by the parties), and (ii) any reference to the term Unit in clauses (a), (b) and (c) of the definition of Event of Loss or in
Section 10 of the Facility Lease in connection with such Event of Loss shall be deemed to be references to the Facility if the event giving rise to such Event of Loss constitutes an Event of Loss with respect to both Units (including the assets comprising a part of both Units).

SECTION 24.   DEFINED TERMS

"Access" shall have the meaning specified in the Cross Easement Agreement.

"Actual Knowledge" shall mean, with respect to any Transaction Party, actual knowledge of, or receipt of written notice by, an officer (or other employee whose responsibilities include the administration of the Overall Transaction) of such Transaction Party (which in the case of the Company shall include any such officer of DHI); provided, that neither the Lessor Manager nor the Trust Company shall be deemed to have Actual Knowledge of any fact solely by virtue of an officer of the Trust Company having actual knowledge of such fact unless such officer is an officer in the Corporate Trust Administration Department of the Trust Company.

"Additional Certificates" shall mean any additional certificates issued by either Pass Through Trust in connection with the issuance of Additional Lessor Notes relating thereto.

"Additional Equity Investment" shall mean the amount, if any, provided by the Owner Participant (in its sole and absolute discretion) to finance all or a portion of the cost of any Modification financed pursuant to Section 11.1 of the Participation Agreement.

"Additional Facility" shall have the meaning specified in Section 4.3(a)(ii) of the Site Lease.

"Additional Facility Site" shall mean shall mean that portion of Parcel 1A described in Exhibit B to the Site Lease.

"Additional Insured Parties" shall have the meaning specified in Section 11.3 of the Facility Lease.

"Additional Interest" shall have the meaning specified in Section 3.4(b) of the Facility Lease.

"Additional Lessor Notes" shall have the meaning specified in Section 2.12 of the Lease Indenture.

"Additional Owner" shall have the meaning specified in Section 4.3(a) of the Site Lease.

                                 APPENDIX - 4

"Additional Rental Amount" shall have the meaning specified in Section 3.4(b) of the Facility Lease.

"Advisor to the Lessee" shall mean Babcock & Brown LP acting as advisor to the Facility Lessee.

"Affiliate" of a particular Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such particular Person. For purposes of this definition, "control" when used with respect to any particular Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that under no circumstance shall the Trust Company be considered to be an Affiliate of any of the Owner Lessor, the Equity Investor, the Lessor Manager, or the Owner Participant, nor shall any of the Owner Lessor, Equity Investor, the Lessor Manager, or the Owner Participant be considered to be an Affiliate of the Trust Company.

"After-Tax Basis" shall mean, with respect to any payment to be actually or constructively received by any Person, the amount of such payment (the base payment) supplemented by a further payment (the additional payment) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all Federal, state and local income Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (taking into account any reduction in such income Taxes resulting from Tax benefits realized or to be realized by the recipient as a result of the payment or the event giving rise to the payment), be equal to the amount required to be received; provided, however, that the foregoing shall not require payment of the amount constructively received by any Person. Such calculations shall be made on the basis of the highest applicable Federal income tax statutory rate applicable to corporations for all relevant periods and the highest applicable statutory income tax rates applicable to corporations in the state and local taxing jurisdiction of the Facility for all relevant periods and shall take into account the deductibility of State and local income taxes for Federal income tax purposes.

"Alternative Rent" shall have the meaning specified in Section 3.4(b) of the Facility Lease.

"Alternative Rent Schedule " shall have the meaning specified in Section 3.4(b) of the Facility Lease.

"Alternative Termination Value Schedule" shall have the meaning specified in
Section 3.4(b) of the Facility Lease.

"Allocated Rent" shall have the meaning specified in Section 3.2(b) of the Facility Lease.

"Amendment" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Applicable Law" shall mean all applicable laws, including all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and orders of any court, arbitration board or

                                 APPENDIX - 5

Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

"Applicable Rate" shall mean the Prime Rate (as published in the Wall Street Journal from time to time) plus 1 % per annum.

"Appraisal Procedure" shall mean (except with respect to the Closing Appraisal and any appraisal undertaken to determine Fair Market Sales Value or Fair Market Rental Value after a Lease Event of Default shall have occurred and be continuing in connection with the exercise or remedies), an appraisal conducted by an appraiser or appraisers in accordance with the procedures set forth in this definition of "Appraisal Procedures." The Owner Participant and Facility Lessee will consult with the intent of selecting a mutually acceptable Independent Appraiser. If a mutually acceptable Independent Appraiser is selected, the Fair Market Rental Value or Fair Market Sales Value or remaining useful life or other determination to be made by such appraiser shall be determined by such Independent Appraiser. If the Owner Participant and the Facility Lessee are unable to agree upon a single Independent Appraiser within a 15-day period, one shall be appointed by the Owner Participant, and one shall be appointed by the Facility Lessee (or its designee), which Independent Appraisers shall attempt to agree upon the value, period, amount or other determination that is the subject of the appraisal. If either the Owner Participant or the Facility Lessee does not appoint its appraiser, the determination of the other appraiser shall be conclusive and binding on the Owner Participant and the Facility Lessee. If the appraisers appointed by the Owner Participant and the Facility Lessee are unable to agree upon the value, period, amount or other determination in question, such appraisers shall jointly appoint a third Independent Appraiser or, if such appraisers do not appoint a third Independent Appraiser, the Owner Participant and the Facility Lessee shall jointly appoint the third Independent Appraiser. In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Owner Participant and the Facility Lessee, unless the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and the Facility Lessee. Any Fair Market Sales Value determination of spare parts or a Severable Modification shall take into consideration any Liens or encumbrances to which the spare parts or Severable Modification being appraised is subject and which are being assumed by the transferee and the actual condition of such spare parts or Severable Modifications.

"Appraiser" shall mean Deloitte & Touche LLP Valuation Group.

"APSA Assets" shall mean the assets, including the Project, acquired from the APSA Seller and certain other sellers pursuant to the Asset Purchase and Sale Agreement.

"Asset Purchase and Sale Agreements" shall mean a collective reference to (i) with respect to the Roseton Facility, that certain Asset Purchase and Sale Agreement, dated as of August 7, 2000, by and among Dynegy Power Corp., the APSA Seller and the other sellers referred to therein, and (ii) with respect to the Danskammer Facility, that certain Asset Purchase and Sale Agreement, dated as of August 7, 2000, by and between Dynegy Power Corp. and the APSA Seller.

                                 APPENDIX - 6

"APSA Seller" shall mean Central Hudson Gas & Electric Corporation, a New York corporation, one of the sellers under the Asset Purchase and Sale Agreements.

"Assigned Documents" shall have the meaning specified in clause (2) of the Granting Clause of the Lease Indenture.

"Assignment and Assumption Agreement" shall mean an assignment and assumption agreement in form and substance substantially in the form of Exhibit G to the Participation Agreement.

"Assignment and Reassignment of Collective Bargaining Agreement" shall mean the Assignment and Reassignment of Collective Bargaining Agreement, dated as of the Closing Date, by and among DNE, the Owner Lessor, the Facility Lessee and the Other Facility Lessee, pursuant to which DNE assigns to the Owner Lessor all of DNE's rights and obligations under the Collective Bargaining Agreement, and the Owner Lessor simultaneously therewith reassigns to DNE and assigns to the Facility Lessee and the Other Facility Lessee all of the Owner Lessor's rights and obligations under the Collective Bargaining Agreement.

"Assignment and Reassignment of Facility Agreements" shall mean the Assignment and Reassignment of Facility Agreements, dated as of the Closing Date, between the Company and the Owner Lessor, substantially in the form of Exhibit F to the Participation Agreement duly completed, executed and delivered pursuant to which the Company assigns to the Owner Lessor and the Owner Lessor reassigns to the Company, certain rights under the Facility Agreements.

"Assumed Deductions" shall have the meaning specified in Section 1 of the Tax Indemnity Agreement.

"Assumed Tax Rate" shall have the meaning specified in Section 1(f) of the Tax Indemnity Agreement.

"Authorized Agent" shall have the meaning specified in the relevant Pass Through Trust Agreement.

"Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, 11 U.S.C. (S)101 et seq.

"Basic Lease Term" shall have the meaning specified in Section 3.1 of the Facility Lease.

"Basic Site Lease Term" shall have the meaning specified in Section 2.2 of the Site Lease.

"Basic Site Sublease Term" shall have the meaning specified in Section 2.2 of the Site Sublease.

"Bill of Sale" shall mean the Bill of Sale, dated as of the Closing Date, from the Company to the Owner Lessor, substantially in the form of Exhibit A to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which, together with the Deed, the Owner Lessor will acquire the Facility from the Company.

                                 APPENDIX - 7

"Burdensome Termination Event" shall mean the occurrence of any event that gives a Facility Lessee the right to terminate the Facility Lease pursuant to Section
13.1 thereof.

"Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, the city and the state in which the Corporate Trust Office of the Lease Indenture Trustee or the Lessor Manager is located or the city and state in which the Corporate Trust Office of any Pass Through Trustee is located.

"Central Hudson" shall mean Central Hudson Gas & Electric Corporation.

"Certificate Purchase Agreement" shall mean the Certificate Purchase Agreement, dated the Effective Date, between the Company, the Other Company, the Lessee Guarantor, and the Initial Purchasers.

"Certificateholders" shall mean each of the holders of Certificates, and each of such holder's successors and permitted assigns.

"Certificates" shall mean one or more, as the context may require, of (i) the 7.27% Pass Through Certificates issued on the Closing Date and any certificates issued in replacement therefor pursuant to Section 3.3, 3.4 or 3.5 of Pass Through Trust Agreement ST and (ii) the 7.67% Pass Through Certificates issued on the Closing Date and any certificates issued in replacement therefor pursuant to Section 3.3, 3.4 or 3.5 of Pass Through Trust Agreement LT.

"Certificates Register" shall mean the "Register" specified in Section 3.4 of the relevant Pass Through Trust Agreement.

"CH Retained Power and Control Lines Easement" shall mean the easement and rights-of-way granted to the Ground Lessor by Central Hudson for the use, operation and maintenance of, and access to, the Retained Power and Control Lines on and from certain parcels of real property adjoining the Facility Site, as more fully described in Section 2.3 of the Easement Agreement (Roseton and Danskammer Stations) dated January 30, 2001 among the Company, the Other Company and Central Hudson.

"Claim" shall mean any liability (including in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim, action, suit, proceeding (whether civil or criminal), judgment, penalty, fine and other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and reasonable related charges, of whatsoever kind and nature.

"Closing" shall have the meaning specified in Section 2.2(a) of the Participation Agreement.

"Closing Appraisal" shall mean the appraisal, dated the Closing Date, prepared by the Appraiser and addressed to the Owner Participant with respect to the Owner Lessor's Interest, which Closing Appraisal shall:

                                 APPENDIX - 8

     (a) confirm the Purchase Price, which shall be equal to the fair market value of the Facility on the Closing Date;

     (b) determine the economic useful life of the Facility, and confirm that the Facility is reasonably estimated on the Closing Date to have (i) a remaining economic useful life equal to at least 133.33% of the Basic Lease Term, and (ii) a fair market value at the end of the Basic Lease Term equal to at least 20% of its Purchase Price, without regard to inflation or deflation during the Basic Lease Term;

     (c) confirm that it is reasonable to expect that upon expiration or termination of the Facility Lease, it will be commercially feasible for a party other than the Facility Lessee to operate the Facility;

     (d) allocate the percentage of the Purchase Price eligible for each category of Depreciation Deduction;

     (e)  confirm that the Facility is an integrated facility; and

     (f) address any other matters that the Owner Participant shall reasonably request.

"Closing Date" shall have the meaning specified in Section 2.2(a) of the Participation Agreement.

"Code" shall mean the Internal Revenue Code of 1986.

"Collective Bargaining Agreement" shall mean the Fossil Production Plant Agreement effective as of July 1, 1998 with Local Union 320 of the International Brotherhood of Electrical Workers A.F. of L.- C.I.O.

"Company" shall mean Dynegy Roseton, L.L.C., a Delaware limited liability company.

"Competitor" shall have the meaning specified in Section 7.1(b) of the Participation Agreement.

"Component" shall mean any appliance, part, instrument, appurtenance, accessory, furnishing, equipment or other property of whatever nature that may from time to time be incorporated in the Facility, except to the extent constituting Modifications.

"Corporate Trust Office" shall have the meaning specified in the relevant Pass Through Trust Agreement.

"Cross Easement Agreement" shall mean the Cross Easement Agreement, dated as of the Closing Date, by and between the Company and the Other Company, substantially in the form of Exhibit O to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which such parties have granted certain rights relating to the use, operation and maintenance of the Facility, the Facility Site, the Retained Assets, the Retained Sites, the Other Facility, the Other Facility Site, the Other Retained Assets and the Other Retained Sites, as the case may be.

                                 APPENDIX - 9

"Cross Easement Rights" shall mean the easements and rights granted to the Company as set forth in the Cross Easement Agreement.

"Danskammer Facility" shall have the meaning specified in the Cross Easement Agreement.

"Debt Portion of Periodic Lease Rent" shall mean in respect of any Rent Payment Date, the portion of Periodic Lease Rent payable on such Rent Payment Date equal to the scheduled principal and interest due and payable on the Lessor Notes on such Rent Payment Date.

"Debt Portion of Termination Value" in respect of any determination of Termination Value or amount determined by reference to Termination Value payable pursuant to the Operative Documents shall mean an amount equal to the outstanding principal of, and accrued interest on, the Lessor Notes on such date of determination (other than any amounts past due and any overdue interest thereon).

"Deduction Loss" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Deed" shall mean the Bargain and Sale Deed, dated the Closing Date, substantially in the form of Exhibit B to the Participation Agreement, by the Company in favor of the Owner Lessor duly completed, executed and delivered on the Closing Date pursuant to which, together with the Bill of Sale, the Owner Lessor will acquire the Facility from the Company.

"Depreciation Deductions" shall have the meaning specified in Section 1(a) of the Tax Indemnity Agreement.

"DHI" shall mean Dynegy Holdings Inc., a Delaware corporation.

"Discount Rate" shall mean 8.20%.

"DNE" shall mean Dynegy Northeast Generation, Inc., a Delaware corporation.

"Dock Facilities" shall mean a collective reference to each of the structures constituting the "dock," "catwalks" and "moorings" located on Parcel 5 of the Retained Sites and Parcels 4 and 6 of the Facility Site to be used for the loading and/or unloading by ship, barge or similar craft of coal and/or fuel oil; for the avoidance of doubt, the Dock Facilities shall not include any equipment located on or near the Dock Facilities used in connection with such loading and/or unloading, such as the coal hopper and conveyor system, any crane and/or other related equipment.

"Dock Facility Site" shall mean that portion of the Retained Sites designated as Parcel 5.

"Dollars" or the sign "$" shall mean United States dollars or other lawful currency of the United States.

"DTC" shall mean The Depository Trust Company, a New York corporation.

"Dynergy" shall mean Dynergy Inc., an Illinois corporation.

                                 APPENDIX - 10

"Effective Date" shall mean May 1, 2001, the date the Participation Agreement shall have been executed and delivered by the parties thereto.

"Effective Rate" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Enforcement Notice" shall have the meaning specified in Section 5.1 of the Lease Indenture.

"Engineering Consultant" shall mean S&W Consultants, Inc.

"Engineering Report" shall mean the report of the Engineering Consultant, dated as of May 8, 2001, addressed to the Owner Participant.

"Environmental Condition" shall mean any action, omission, event, condition or circumstance, including the presence of any Hazardous Substance, that does or reasonably could (a) require assessment, investigation, abatement, correction, removal or remediation, (b) give rise to any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under any Environmental Law, (c) create or constitute a public or private nuisance or trespass, or (d) constitute a violation of or non-compliance with any Environmental Law.

"Environmental Consultant" shall mean URS Greiner Woodward Clyde.

"Environmental Laws" shall mean any federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, permits, licenses, approvals, codes and regulations relating to the environment, safety or health of human beings or other living organisms, natural resources or Hazardous Substances, as each may from time to time be amended, supplemented or supplanted.

"Environmental Report" shall mean a report prepared by the Environmental Consultant, dated as of May 8, 2001, which report shall summarize and update certain aspects of the Phase I environmental review (the "Phase I Report") and
                                                          --------------
the Environmental Risk Liabilities Evaluation Report (the "ERLE Report") (which
                                                           -----------
summarizes certain aspects of the Phase II environmental review (the "Phase II
                                                                      --------
Report") conducted by IT Corporation), each conducted by the Environmental
------
Consultant as part of the sale of the APSA Assets to the Company under the applicable Asset Purchase and Sale Agreement; each of the Phase I Report, the Phase II Report and the ERLE Report shall be attached to the Environmental Report.

"Equity Investment" shall mean $80,600,000.

"Equity Investor" shall mean Resources Capital Management Corporation, a New Jersey corporation.

"Equity Investor Parent" shall mean PSEG Resources Inc., a New Jersey corporation

"Equity Portion of Periodic Lease Rent" shall mean for any Rent Payment Date the difference between (a) Periodic Lease Rent scheduled to be paid under the Facility Lease on such Rent Payment Date and (b) the Debt Portion of Periodic Lease Rent as of such Rent Payment Date.

                                 APPENDIX-11

"Equity Portion of Termination Value" in respect of any determination of Termination Value or amount determined by reference to Termination Value payable pursuant to the Operative Documents shall mean an amount equal to the excess, if any, of (a) the Termination Value on the date of determination, over (b) the Debt Portion of Termination Value on the date of termination.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974.

"Event of Default" shall mean an Event of Default under either Pass Through Trust Agreement.

"Event of Loss" shall mean, with respect to any Unit, or in the case of clause
(d), the Facility, any of the following events:

     (a) loss of such Unit or use thereof due to destruction or damage to such Unit that is beyond economic repair or that renders such Unit permanently unfit for normal use;

     (b) damage to such Unit that results in an insurance settlement with respect to such Unit on the basis of a total loss, or an agreed constructive or a compromised total loss;

     (c) seizure, condemnation, confiscation or taking of, or requisition of title to or use of, such Unit or, if it prevents the Company from operating or maintaining such Unit, of the Facility Site by any Governmental Entity (a "Requisition") following exhaustion of all permitted appeals or an election by
 -----------
the Company not to pursue such appeals (provided that no such contest may be conducted without the consent of the Owner Participant while a Lease Event of Default shall have occurred and be continuing nor shall any such contest extend beyond the earlier of (i) the date which is one year after the loss of such title, or (ii) the date which is 36 months prior to the end of the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Company), but, in any case involving Requisition of use but not of title, only if such Requisition of use continues beyond the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Company; and

     (d) if elected by the Owner Participant within twelve (12) months of the date upon which the Owner Participant shall obtain Actual Knowledge of the event or circumstance which would upon election of the Owner Participant result in the right to terminate the Facility Lease under this clause (d), and only in such case as termination of the Facility Lease and transfer of the Facility to the Company shall remove the basis of the regulation described below, subjection of the Owner Participant's interest in the Facility, or any part thereof, to any rate of return regulation by any Governmental Entity, or subjection of the Owner Participant (or any Affiliate thereof) or the Owner Lessor to any other public utility regulation of any Governmental Entity or law that in the reasonable opinion of the Owner Participant is materially burdensome, in either case by reason of the participation of the Owner Lessor or the Owner Participant in the transaction contemplated by the Operative Documents, and not, in any event, as a result of (i) investments, loans or other business activities of the Owner Participant or its Affiliates in respect of equipment or facilities similar in nature to the Facility or any part thereof or in any other electrical, steam, cogeneration or other energy or utility related equipment or facilities or the general business or other activities of the Owner Participant or Affiliates or the nature of any of the properties or assets from time to time owned, leased, operated, managed or otherwise used or made available for use by the Owner Participant or its Affiliates or (ii) a failure of the Owner

                                 APPENDIX-12

Participant to perform routine, administrative or ministerial actions the performance of which would not subject the Owner Participant or any Affiliate to any material adverse consequence (in the reasonable opinion of the Owner Participant or any Affiliate acting in good faith), provided that the Company, the Owner Lessor and the Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an Event of Loss under this clause (d) (a "Regulatory Event of
                                                        -------------------
Loss"), at the cost and expense of the party requesting such cooperation and so
----
long as there shall be no adverse consequences to the Owner Lessor or Owner Participant (or any of its Affiliates) as a result of such cooperation or the taking of reasonable measures.

"EWG" shall mean a Person determined by an order of FERC to be an "exempt wholesale generator" as defined in Section 32(a)(1) of the Holding Company Act.

"Excepted Payments" shall mean and include (a)(i) any indemnity (whether or not constituting Supplemental Lease Rent and whether or not a Lease Event of Default exists) payable to either the Trust Company, the Lessor Manager, the Equity Investor, the Owner Lessor, or the Owner Participant or to their respective Indemnitees and successors and permitted assigns (other than the Lease Indenture Trustee) pursuant to Section 2.3, 9.1, 9.2, 11.1 or 11.2 of the Participation Agreement, Section 7.1 or 7.2 of the LLC Agreement, and any payments under the Tax Indemnity Agreement or (ii) any amount payable by the Company to the Owner Lessor, the Equity Investor or the Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights or complying with its obligations under the Operative Documents, (b)(i) insurance proceeds, if any, payable to the Owner Lessor or the Owner Participant under insurance separately maintained by the Owner Lessor or the Owner Participant with respect to the Facility as permitted by Section 11.5 of the Facility Lease or (ii) proceeds of personal injury or property damage or other liability insurance maintained under any Operative Document for the benefit of the Trust Company, the Lessor Manager, the Owner Lessor or the Owner Participant, (c) any amount payable to the Owner Participant as the purchase price of the Owner Participant's right and interest in the Member Interest, (d) any amounts payable to the Owner Participant upon exercise by the Company of the Special Lessee Transfer pursuant to Section 13.1 of the Participation Agreement, (e) all other fees expressly payable to the Owner Participant, the Equity Investor or the Owner Lessor under the Operative Documents, (f) if the Facility Lessee exercises its right to assume the Lessor Notes, any Termination Value (or amount calculated by reference thereto) or purchase price payable by the Facility Lessee in connection therewith, (g) any payments made under the Lessee Guaranty in respect of any of the foregoing and
(h) any payments in respect of interest, or any payments made on an After-Tax Basis, to the extent attributable to payments referred to in clause (a) through
(g) above that constitute Excepted Payments.

"Excepted Rights" shall mean the rights of the Owner Lessor and Owner Participant as set forth in Section 5.6 of the Lease Indenture.

"Excess Amount" shall have the meaning specified in Section 15.2 of the Participation Agreement.

"Exchange Act" shall mean the Securities Exchange Act of 1934.

                                 APPENDIX - 13

"Excluded Property" shall mean Excepted Payments and Excepted Rights, collectively.

"Excluded Taxes" shall have the meaning specified in Section 9.2(b) of the Participation Agreement.

"Exempt Facilities" shall have the meaning specified in the Exempt Facilities Agreement.

"Exempt Facilities Agreement" shall mean the Exempt Facilities Agreement substantially in the form of Exhibit P to the Participation Agreement, by and between the Company and the Owner Lessor duly completed, executed and delivered on the Closing Date, pursuant to which the Owner Lessor and the Company each agrees to undertake certain obligations with respect to the Exempt Facilities.

"Expiration Date" shall mean February 8, 2035, the last day of the Basic Lease Term.

"Extended Marketing Period" shall have the meaning specified in Section 10.1(c) of the Facility Lease.

"Facility" shall mean a collective reference to each of the Units and each of the assets being transferred by the Company to the Owner Lessor pursuant to the Bill of Sale and Deed, as more fully described on Exhibit A to the Bill of Sale and on Exhibit B to the Deed.

"Facility Agreements" shall mean the Interconnection Agreement.

"Facility Lease" shall mean the Facility Lease Agreement, dated as of the Closing Date, between the Owner Lessor and the Company, substantially in the form of Exhibit C-1 to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Owner Lessor will lease the Facility to the Company.

"Facility Lease Term" shall mean the term of the Facility Lease, including the Basic Lease Term and all Renewal Lease Terms.

"Facility Lessee" shall mean the Company as lessee under the Facility Lease. To the extent there is a transfer pursuant to Section 13.2 of the Participation Agreement in circumstances where the Facility Lessee is to remain liable under the Operative Documents, the term Facility Lessee shall continue to include the transferring entity for purposes of Section 16 of the Facility Lease.

"Facility Lessee's Interest'" shall mean the Facility Lessee's right, title and interest in and to the Facility under the Facility Lease and the Ground Interest under the Site Sublease.

"Facility Site" shall mean, collectively, Parcels 1A, except the portion thereof comprising the Additional Facility Site, 4, and 6, which parcels are described in Exhibit A to the Site Lease and Exhibit A to the Site Sublease, and all rights of way, easements, permits and other appurtenances to such parcels.

"Fair Market Rental Value" or "Fair Market Sales Value" shall mean with respect to any property or service as of any date, the cash rent or cash price obtainable in an arm's length lease,

                                 APPENDIX - 14
sale or supply, respectively, between an informed and willing lessee or purchaser under no compulsion to lease or purchase and an informed and willing lessor or seller or supplier under no compulsion to lease or sell or supply of the property or service in question, and shall, in the case of any Unit or an Owner Lessor's Interest, be determined (except pursuant to Section 17 of the Facility Lease or as otherwise provided below or in the Operative Documents) on the basis that (a) the conditions contained in Sections 7 and 8 of the Facility Lease shall have been complied with in all respects, (b) the lessee or buyer shall have rights in, or an assignment of, the Operative Documents to which the Owner Lessor is a party and the obligations relating thereto, (c) the Unit or the Owner Lessor's Interest, as the case may be, is free and clear of all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens), (d) taking into account the remaining terms of the Site Lease and the Site Sublease, and (e) in the case of the Fair Market Rental Value, taking into account the terms of the Facility Lease and the other Operative Documents. If the Fair Market Sales Value or Fair Market Rental Value of the Owner Lessor's Interest is to be determined during the continuance of a Lease Event of Default or in connection with the exercise of remedies by the Owner Lessor pursuant to Section 17 of the Facility Lease, such value shall be determined by an appraiser appointed solely by the Owner Lessor on an "as-is", "where-is" and "with all faults" basis and shall take into account all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens); provided, however, in any such case where the Owner Lessor shall be unable to obtain constructive possession sufficient to realize the economic benefit of the Owner Lessor's Interest, Fair Market Sales Value or Fair Market Retail Value of the Owner Lessor's Interest shall be deemed equal to $0. If in any case other than in the preceding sentence the parties are unable to agree upon a Fair Market Sales Value or Fair Market Rental Value of the Owner Lessor's Interest within 30 days after a request therefor has been made, the Fair Market Sales Value or Fair Market Rental Value of the Owner Lessor's Interest shall be determined by appraisal pursuant to the Appraisal Procedures. Any fair market value determination of a spare part or Severable Modification for purposes of Section 5.2(d) of the Facility Lease shall take into consideration any liens or encumbrances to which the spare part or Severable Modification being appraised is subject and which are being assumed by the transferee, and that such spare part or Severable Modification is being transferred on an "as-is", "where-is" basis.

"Federal Power Act" shall mean the Federal Power Act.

"FERC" shall mean the Federal Energy Regulatory Commission of the United States.

"FERC EWG (Lessee) Order" shall mean the order issued by the FERC on February 6, 2001, in Docket No. EG01-80-000 granting the Company EWG status.

"FERC EWG (Owner Lessor) Application" shall mean the application of Owner Lessor to FERC for Determination of EWG Status, Docket No. EG01-170-000 filed on March 30, 2001

"FERC Orders" shall mean, collectively, the FERC EWG (Lessee) Order, the FERC
Section 203 Order, the FERC Waiver Order and the FERC Section 205 Order.

"FERC Section 203 Order" shall mean the FERC Order issued on March 13, 2001, under Section 203 of the FPA in Docket No. EC01-55-000 granting approval under
Section 203 of the

                                 APPENDIX - 15

Federal Power Act for the sale and lease of the Facilities' transmission facilities to the Owner Lessor by Facility Lessee.

"FERC Section 205 Order" shall mean the order issued by the FERC on December 7, 2000, in Docket No. ER01-141-000, granting approval for the issuance of securities or assumption of liabilities under Section 204 of the Federal Power Act and granting to the Company Market-Based Rate Authority.

"FERC Waiver Order" shall mean FERC Order issued on March 19, 2001, in Docket No. EL01-28-000 disclaiming jurisdiction under Section 201(b) of the Federal Power Act over the Owner Lessor, the Lessor Manager and the Owner Participant.

"Final Determination" shall have the meaning specified in Section 9 of the Tax Indemnity Agreement.

"First Wintergreen Renewal Lease Term" shall have the meaning specified in
Section 15.1 of the Facility Lease.

"FMV Renewal Lease Term" shall have the meaning specified in Section 15.3 of the Facility Lease.

"GAAP" shall mean generally accepted accounting principles used in the United States consistently applied.

"Governmental Entity" shall mean and include any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof.

"Ground Interest" shall have the meaning set forth in Section 2.1 of the Site Lease.

"Ground Lessee" shall mean the Owner Lessor as lessee of the Ground Interest under the Site Lease.

"Ground Lessor" shall mean the Company as lessor of the Ground Interest under the Site Lease.

"Ground Lessor's Release Rights" shall have the meaning specified in Section
4.2 of the Site Lease.

"Ground Rent Adjustment Date" shall have the meaning specified in Section 3.1(b) of the Site Lease.

"Ground Sublessee" shall mean the Company as sublessee of the Ground Interest under the Site Sublease.

"Ground Sublessor" shall mean the Owner Lessor as sublessor of the Ground Interest under the Site Sublease.

                                 APPENDIX - 16

"Guarantor Transferee" shall have the meaning set forth in Section 13.3 of the Participation Agreement.

"Hazardous Substance" shall mean any pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, chemical substance, extremely hazardous substance, petroleum or petroleum-derived substance, waste, or additive, asbestos, PCBs, radioactive material, corrosive, explosive, flammable or infectious material, lead, radon or other compound, element, material or substance in any form whatsoever (including products) defined, regulated, restricted or controlled by or under any Environmental Law.

"High-Voltage Electrical Equipment" shall mean a collective reference to (a) the disconnect switch and all the structures and equipment back to the high side of the generator step-up transformer from the disconnect switch for Unit 1 (C3081),
(b) the disconnect switch and all the structures and equipment back to the high side of the generator step-up transformer from the disconnect switch for Unit 2 (C3082), and (c) all cables, conduit and duct systems that run underground from the Roseton plant relay room to the Roseton 345kV switchyard control house.

"Holding Company Act" shall mean the Public Utility Holding Company Act of 1935.

"Illiquidity Event" shall have the meaning specified in the Registration Rights Agreement.

"Inclusion Loss" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Indemnitee" shall have the meaning specified in Section 9.1(a) of the Participation Agreement.

"Indenture Default" shall mean any event that with the giving of notice or the passage of time would become a Lease Indenture Event of Default.

"Indenture Estate" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"Indenture Trustee's Liens" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (a) Claims against or any act or omission of the Lease Indenture Trustee, or Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Lease Indenture Trustee specified therein, (b) Taxes imposed upon the Lease Indenture Trustee, or any Affiliate thereof that are not indemnified against by the Company pursuant to any Operative Document, or (c) Claims against or affecting the Lease Indenture Trustee, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Lease Indenture Trustee of any portion of the interest of the Lease Indenture Trustee in the Lessor Estate, other than pursuant to the Operative Documents.

"Independent Appraiser" shall mean a disinterested, licensed professional appraiser of industrial property who (a) meets the personal property qualifications criteria established by the Appraisal Foundation; (b) is a Member of the Appraisal Institute or holds the senior accreditation of the American Society of Appraisers; (c) is in the regular employ, or is a principal of, a

                                 APPENDIX - 17
nationally recognized appraisal firm; and (d) has substantial experience in the business of evaluating facilities similar to the Facility.

"Initial Purchasers" shall mean Banc of America Securities LLC, Lehman Brothers Inc., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and TD Securities
(USA) Inc.

"Insurance Consultant" shall mean Marsh USA, Nashville, Tennessee Office.

"Interconnection Agreement" shall mean the Interconnection Agreement for Roseton Generating Station, dated as of February 4, 2001, between the Company and Central Hudson pursuant to which Central Hudson will provide certain interconnection services to the Company and the parties will govern their access to each other's property, assets and facilities.

"Interest Deductions" shall have the meaning specified in Section 1(c) of the Tax Indemnity Agreement.

"IRS" shall mean the Internal Revenue Service of the United States Department of Treasury.

"Lease Bankruptcy or Payment Default" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Event of Default under Section 16(a), (b), (i) or (j) of the Facility Lease.

"Lease Debt" shall mean the debt evidenced by the Certificates, and other debt issued pursuant to Section 11 of the Participation Agreement.

"Lease Debt Rate" shall mean a rate per annum equal to 7.64%.

"Lease Event of Default" shall have the meaning specified in Section 16 of the Facility Lease.

"Lease Indenture" shall mean the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of the Closing Date, between the Owner Lessor and the Lease Indenture Trustee, substantially in the form of Exhibit E to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Owner Lessor will issue the Lessor Notes.

"Lease Indenture Bankruptcy Default" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default under Section 4.2(e) or (f) of the Lease Indenture.

"Lease Indenture Event of Default" shall have the meaning specified in Section
4.2 of the Lease Indenture.

"Lease Indenture Payment Default" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default under Section 4.2(b) of the Lease Indenture.

"Lease Indenture Trustee" shall mean The Chase Manhattan Bank, not in its individual capacity, but solely as Lease Indenture Trustee under the Lease Indenture, and each other Person

                                 APPENDIX - 18
who may from time to time be acting as Lease Indenture Trustee in accordance with the provisions of the Lease Indenture.

"Lease Indenture Trustee Office" shall mean the office to be used for notices to the Lease Indenture Trustee from time to time pursuant to Section 9.8 of the Lease Indenture.

"Lease Indenture Trustee's Account" shall mean the account (No. 507-947533) (Corporate Trust Incoming Wire Account - Trust Account No. 160265.5) with The Chase Manhattan Bank, ABA# 021000021 for the account of the Owner Lessor,
Attention: Annette M. Marsula, Institutional Trust Service, or such other account as the Lease Indenture Trustee may from time to time specify in a notice pursuant to Section 9.8 of the Lease Indenture.

"Lessee Action" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Lessee Guarantor" shall mean DHI or any Person that shall guaranty the obligations of the Company or any Guarantor Transferee under the Operative Documents in accordance with Section 13 of the Participation Agreement or any entity issuing a guaranty pursuant to Section 13.2 of the Participation Agreement. To the extent there is a transfer pursuant to Section 13.2 or 13.4 of the Participation Agreement in circumstances where the Lessee Guarantor is to remain liable under the Operative Documents, the term Lessee Guarantor shall continue to include the transferring entity, for purposes of Section 16 of the Facility Lease.

"Lessee Guaranty" shall mean the Guaranty, dated as of the Effective Date, executed by DHI in favor of the Transaction Parties, or any other guaranty agreement entered into pursuant to Section 13 of the Participation Agreement.

"Lessee Person" shall have the meaning specified in Section 4(d) of the Tax Indemnity Agreement.

"Lessee Section 467 Interest" shall have the meaning set forth in Section 3.2(c) of the Facility Lease.

"Lessee Section 467 Loan Balance" shall have the meaning ascribed to that term in the definition of "Section 467 Loan Balance."

"Lessee Transferee" shall have the meaning specified in Section 13.2(a) of the Participation Agreement.

"Lessor Estate" shall mean all the estate, right, title and interest of the Owner Lessor in, to and under the Facility, the Ground Interest, the Operative Documents, and the Facility Agreements, including all funds advanced to the Owner Lessor by the Owner Participant, all installments and other payments of Periodic Lease Rent, Renewal Lease Rent, Supplemental Lease Rent, Termination Value under the Facility Lease, condemnation awards, purchase price, sale proceeds, insurance proceeds and all other proceeds, rights and interests of any kind for or with respect to the estate, right, title and interest of the Owner Lessor in, to and under the Facility, the Ground Interest, the Operative Documents, and the Facility Agreements, and any of the foregoing, but shall not include Excluded Property.

                                 APPENDIX - 19

"Lessor Manager" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as independent manager under the LLC Agreement and each other Person that may from time to time be acting as independent manager in accordance with the provisions of the LLC Agreement.

"Lessor Note ST" shall mean the lessor note issued by the Owner Lessor in favor of the Pass Through Trust ST on the Closing Date, as more fully described in
Section 2.2 of the Lease Indenture.

"Lessor Note LT" shall mean the lessor note issued by the Owner Lessor in favor of the Pass Through Trust LT on the Closing Date, as more fully described in
Section 2.2 of the Lease Indenture.

"Lessor Notes" shall mean a collective reference to the Lessor Note ST and the Lessor Note LT, as more fully described in Section 2.2 of the Lease Indenture.

"Lessor Possession Date" shall mean with respect to any Unit, the earlier to occur of (a) the expiration of the Facility Lease Term and (b) the date on which the Company shall lose possession of such Unit pursuant to Sections 10, 13, 14 or 17 of the Facility Lease (unless in the case of Sections 10 or 13, the Company shall have purchased such Unit).

"Lessor Section 467 Interest" shall have the meaning set forth in Section 3.2(c) of the Facility Lease.

"Lessor Section 467 Loan Balance" shall have the meaning ascribed to that term in the definition of "Section 467 Loan Balance."

"Lien" shall mean any mortgage, security deed, security title, pledge, lien, charge, encumbrance, lease, security interest or title retention arrangement.

"List of Competitors" shall mean the initial list attached to the Participation Agreement as Schedule 4, as amended from time to time pursuant to Section 7.1(b) of the Participation Agreement.

"LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement, dated as of the Effective Date, between the Trust Company and the Owner Participant pursuant to which the Owner Lessor shall be governed.

"Loan" shall mean a loan evidenced by any Lessor Note.

"MACRS" shall mean the modified accelerated cost recovery system provided under
Section 168 of the Code.

"Majority in Interest of Noteholders" as of any date of determination, shall mean Noteholders holding in aggregate more than 50% of the total outstanding principal amount of the Notes; provided, however, that any Note held by the Company and/or any Affiliate of the Company shall not be considered outstanding for purposes of this definition unless the Company and/or such Affiliate shall hold title to all the Notes outstanding.

                                 APPENDIX - 20

"Make Whole Premium" shall mean, with respect to any Notes subject to redemption pursuant to the Lease Indenture, an amount equal to the Discounted Present Value of such Notes less the unpaid principal amount of such Notes; provided that the Make Whole Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any Notes subject to redemption pursuant to the Lease Indenture shall be equal to the discounted present value of all principal and interest payments scheduled to become due after the date of such redemption in respect of such Notes, calculated using a discount rate equal to the sum of (a) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of such Notes and trading in the secondary market at the price closest to par and (b) 50 basis points; provided, however, that if there is no U.S. Treasury security having an average life equal to the remaining average life of such Notes, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for two U.S. Treasury securities having average lives most closely corresponding to the remaining life of such Notes and trading in the secondary market at the price closest to par.

"Material Adverse Effect" shall mean a materially adverse effect on (a) the business, assets, results of operations or financial condition of the Company, Lessee Guarantor and their subsidiaries, taken as a whole, (b) the ability of the Company or Lessee Guarantor to perform their respective obligations under the Operative Documents, or (c) the validity or enforceability of the Operative Documents, the Liens granted thereunder, or the material rights and remedies thereto.

"Material Adverse Tax Law Change" shall mean, in the written opinion of the Equity Investor's tax counsel, a proposed or actual amendment, modification, addition or change in or to the provisions of, or the interpretation of U.S. Federal income tax law as in effect on the date hereof, the effect of which would or could reasonably be expected to render inaccurate any of the Tax Assumptions or which could reasonably be expected to adversely affect the Owner Participant's Net Economic Return or which otherwise could reasonably be expected to materially adversely affect the Owner Participant, which amendment, modification, addition or change shall have been enacted, promulgated, issued or proposed prior to the Closing Date.

"Maximum Probable Loss" shall mean the largest loss that can occur under the worst conditions that are likely to occur.

"Member Interest" shall mean the membership interest of the Owner Participant in the Owner Lessor.

"Memorandum of Lease" shall mean the Memorandum of Lease, dated as of the Closing Date, between the Owner Lessor and the Company, substantially in the form of Exhibit C-2 to the Participation Agreement duly completed, executed and delivered on the Closing Date.

"Minimum Credit Standard" shall mean (i) in respect of DHI only, the then current credit rating of DHI, and (ii) in respect of any entity other than DHI, a credit rating from S&P and Moody's of at least BBB and Baa2, respectively.

                                 APPENDIX - 21

"Modification" shall mean an addition, betterment, improvement or enlargement of the Facility, including any Required Modifications and Optional Modifications, but not Components.

"Moody's" shall mean Moody's Investors Service, Inc.

"Nonseverable Modifications" shall mean any Modification that is not readily removable without causing material damage to the Facility.

"Note Register" shall have the meaning specified in Section 2.8 of the Lease Indenture.

"Noteholder" shall mean any holder from time to time of an outstanding Note.

"Notes" shall mean any Lessor Notes or Additional Lessor Notes issued pursuant to the Lease Indenture.

"NYPSC Section 69 Order" shall mean the order issued by the New York State Public Service Commission on April 27, 2001, in Case 01-E-0587, granting approval to consummate the Transaction under Section 69 of the New York Public Service Law.

"Obsolescence Termination Date" shall have the meaning specified in Section 14.1 of the Facility Lease.

"Offering Circular" shall mean the Offering Circular, dated as of May 1, 2001, with respect to the Certificates.

"Officer's Certificate" shall mean with respect to any Person, a certificate signed (a) in the case of a corporation or limited liability company, by the Chairman of the Board, the President, or a Vice President of such Person or any Person authorized by or pursuant to the organizational documents, the bylaws or any resolution of the board of directors, board of managers, or executive committee of such Person (whether general or specific) to execute, deliver and take actions on behalf of such Person in respect of any of the Operative Documents, (b) in the case of a partnership, by the Chairman of the Board of Directors, the President or any Vice President of a corporate general partner, and (c) in the case of the Lease Indenture Trustee or the Pass Through Trustees, a certificate signed by a Responsible Officer of the Lease Indenture Trustee or the Pass Through Trustees.

"OP Guarantor" shall mean the Equity Investor or any Person that shall guaranty the obligations of an OP Transferee under the Operative Documents in accordance with Section 7.1(a) of the Participation Agreement.

"OP Guaranty" shall mean the OP Guaranty, dated as of the Effective Date, executed by the Equity Investor in favor of the Transaction Parties, or any other guaranty agreement entered into pursuant to Section 7.1 of the Participation Agreement.

"OP LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement, dated as of the Effective Date, by PSEGR Newburgh Holdings LLC pursuant to which the Owner Participant shall be governed.

                                 APPENDIX - 22

"OP Member" shall mean the sole member of the Owner Participant.

"OP Member Interest" shall mean the membership interest of the OP Member in the Owner Participant.

"OP Transferee" shall have the meaning specified in Section 7.1(a) of the Participation Agreement.

"Operative Documents" shall mean the Participation Agreement, the Bill of Sale, the Deed, the Facility Lease, the Memorandum of Lease, the Site Lease, the Site Sublease, the Assignment and Reassignment of Facility Agreements, the Lease Indenture, the Notes, the Pass Through Trust Agreements, the Certificates, the Assignment and Reassignment of the Collective Bargaining Agreement, the LLC Agreement, the Cross Easement Agreement, the Exempt Facilities Agreement, the Shared Facilities Agreement, the Tax Indemnity Agreement, the OP Guaranty and the Lessee Guaranty.

"Operator" shall mean DNE.

"Optional Modification" shall have the meaning specified in Section 8.2 of the Facility Lease.

"Original LLC Agreement" shall mean the Limited Liability Company Agreement, dated as of March 28, 2001, pursuant to which the Owner Lessor was created.

"Other Bill of Sale" shall mean the "Bill of Sale" as defined in the Other Participation Agreement.

"Other Company" shall mean Dynegy Danskammer, L.L.C.

"Other Deed" shall mean the "Deed" as defined in the Other Participation Agreement.

"Other Facility" shall mean the "Facility" as defined in the Other Participation Agreement.

"Other Facility Lease" shall mean the "Facility Lease" as defined in the Other Participation Agreement.

"Other Facility Lessee" shall mean the "Facility Lessee" as defined in the Other Participation Agreement.

"Other Facility Site" shall mean the "Facility Site" as defined in the Other Participation Agreement.

"Other Ground Interest" shall mean the "Ground Interest" as defined in Other Site Lease.

"Other Lease Indenture" shall mean the "Lease Indenture" as defined in the Other Participation Agreement.

"Other Lease Indenture Trustee" shall mean the "Lease Indenture Trustee" as defined in the Other Participation Agreement.

                                 APPENDIX - 23

"Other Lessor Manager" shall mean the "Lessor Manager" as defined in the Other Participation Agreement.

"Other Operative Documents" shall mean the "Operative Documents" as defined in the Other Participation Agreement.

"Other Owner Lessor" shall mean Danskammer OL LLC.

"Other Owner Participant" shall mean Danskammer OP LLC.

"Other Participation Agreement" shall mean the Participation Agreement entered into by, the Other Company, the Other Lessor Manager, the Other Owner Lessor, the Other Owner Participant, the Other Lease Indenture Trustee and the Pass Through Trustees, dated as of the Effective Date, pursuant to which the Other Company has agreed to (a) sell to the Other Owner Lessor and (b) lease from the Other Owner Lessor the Other Facility pursuant to the Other Facility Lease.

"Other Project" shall mean the "Project" as defined in the Other Participation Agreement.

"Other Retained Assets" shall mean the "Retained Assets" as defined in the Other Participation Agreement.

"Other Retained Sites" shall mean the "Retained Sites" as defined in the Other Participation Agreement.

"Other Site Lease" shall mean the "Site Lease" as defined in the Other Participation Agreement.

"Other Site Sublease" shall mean the "Site Sublease" as defined in the Other Participation Agreement.

"Other Transaction" shall mean the "Transaction" as defined in the Other Participation Agreement.

"Overall Transaction" shall mean a collective reference to the Transaction and the Other Transaction.

"Overdue Rate" shall mean the Lease Debt Rate plus 2%.

"Owner Lessor" shall mean Roseton OL LLC, a Delaware limited liability company.

"Owner Lessor's Account" shall mean the account No. 55068-0 maintained by the Owner Lessor with Wilmington Trust Company, ABA#031100092, Attention: Corporate Trust Administration or such other account of the Owner Lessor, as the Owner Lessor may from time to time specify in a notice to the Lease Indenture Trustee pursuant to Section 9.8 of the Lease Indenture.

                                 APPENDIX - 24

"Owner Lessor's Interest" shall mean the Owner Lessor's right, title and interest in and to the Facility under the Bill of Sale and the Deed and the Ground Interest under the Site Lease.

"Owner Lessor's Lien" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (a) Claims against or any act or omission of the Owner Lessor, the Trust Company or the Lessor Manager, or Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Lessor, the Trust Company or the Lessor Manager specified therein, (b) Taxes imposed upon the Owner Lessor, the Trust Company or the Lessor Manager, or any Affiliate thereof that are not indemnified against by the Company or the Owner Participant pursuant to any Operative Document, or (c) Claims against or affecting the Owner Lessor, the Trust Company or the Lessor Manager, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Owner Lessor, the Trust Company or the Lessor Manager of any portion of the interest of the Owner Lessor, the Trust Company or the Lessor Manager in the Owner Lessor's Interest, other than pursuant to the Operative Documents.

"Owner Participant" shall mean Roseton OP LLC, a Delaware limited liability company.

"Owner Participant's Account" shall mean the account No. 55068-1 maintained by the Owner Participant with Wilmington Trust Company, ABA#031100092, Attention:
Corporate Trust Administration or such other account of the Owner Participant, as the Owner Participant may from time to time specify in a notice to the Lease Indenture Trustee pursuant to Section 9.8 of the Lease Indenture.

"Owner Participant's Commitment" shall mean the Owner Participant's investment in the Owner Lessor contemplated by Section 2.1(a) of the Participation Agreement.

"Owner Participant's Lien" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (a) Claims against or any act or omission of the Owner Participant that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Participant set forth therein, (b) Taxes against the Owner Participant that are not indemnified against by the Company pursuant to the Operative Documents or (c) Claims against or affecting the Owner Participant arising out of the voluntary or involuntary transfer by the Owner Participant (except as contemplated or permitted by the Operative Documents) of any portion of the interest of the Owner Participant in the Member Interest.

"Owner Participant's Net Economic Return" shall mean the Owner Participant's anticipated (a) net after-tax yield, calculated according to the multiple investment sinking fund method of analysis, and (b) aggregate GAAP income and after-tax cash flow.

"Participation Agreement" shall mean the Participation Agreement, dated as of the Effective Date, among the Company, the Owner Lessor, Wilmington Trust Company, in its individual capacity and as Lessor Manager, the Owner Participant, and The Chase Manhattan Bank, as Lease Indenture Trustee and as Pass Through Trustees.

"Pass Through Trust Agreements" shall mean a collective reference to the Pass Through Trust Agreement ST and the Pass Through Trust Agreement LT.

                                 APPENDIX - 25

"Pass Through Trust Agreement LT" shall mean the Pass Through Trust Agreement, dated as of the Effective Date, between the Company, the Other Company and the Pass Through Trustee LT.

"Pass Through Trust Agreement ST" shall mean the Pass Through Trust Agreement, dated as of the Effective Date, between the Company, the Other Company and the Pass Through Trustee ST.

"Pass Through Trustee LT" shall mean The Chase Manhattan Bank, not in its individual capacity, but solely as Pass Through Trustee LT under the Pass Through Trust Agreement LT, and each other Person that may from time to time be acting as a Pass Through Trustee in accordance with the provisions of the Pass Through Trust Agreement LT.

"Pass Through Trustee ST" shall mean The Chase Manhattan Bank, not in its individual capacity, but solely as Pass Through Trustee ST under the Pass Through Trust Agreement ST, and each other Person that may from time to time be acting as a Pass Through Trustee in accordance with the provisions of the Pass Through Trust Agreement ST.

"Pass Through Trust LT" shall mean the Roseton-Danskammer 2001-Series B Pass Through Trust created pursuant to the Pass Through Trust Agreement LT.

"Pass Through Trust ST" shall mean the Roseton-Danskammer 2001-Series A Pass Through Trust created pursuant to the Pass Through Trust Agreement ST.

"Pass Through Trustees" shall mean a collective reference to the Pass Through Trustee ST and the Pass Through Trustee LT.

"Pass Through Trusts" shall mean a collective reference to the Pass Through Trust ST and the Pass Through Trust LT.

"Periodic Lease Rent" shall have the meaning specified in Section 3.2(a) of the Facility Lease.

"Permitted Encumbrances" shall mean all matters shown as exceptions on Schedule B to each of the Title Policies as in effect on the Closing Date.

"Permitted Instruments" shall mean (a) Permitted Securities, (b) overnight loans to or other customary overnight investments in commercial banks of the type referred to in clause (d) below, (c) open market commercial paper of any corporation (other than the Company, DHI or any Affiliate) incorporated under the laws of the United States or any State thereof which is rated not less than "prime-1" or its equivalent by Moody's and "A-1" or its equivalent by S&P maturing within one year after such investment, (d) certificates of deposit and issued by commercial banks organized under the laws of the United States or any State thereof or a domestic branch of a foreign bank (i) having a combined capital and surplus in excess of $500,000,000 and (ii) which are rated "AA" or better by S&P and "Aa2" or better by Moody's; provided that no more than $20,000,000 may be invested in such deposits at any one such bank and (e) a money market fund registered under the Investment Company Act of 1940, the portfolio of which is limited to Permitted Securities.

                                 APPENDIX - 26

"Permitted Liens" shall mean (a) the interests of the Company, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee, and the Pass Through Trustees under any of the Operative Documents, (b) all Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens,
(c) the reversionary interests of the Company in the Facility Site, (d) Liens permitted pursuant to Section 4.2 or 4.3 of the Site Lease, (e) Liens for (i) taxes not yet due and payable or (ii) taxes being contested in good faith, if adequate reserves for such taxes have been established and are being maintained in accordance with GAAP, (f) suppliers', vendors', workmen's, repairmen's, employee's, mechanics', materialmen's or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith and the Lessee shall maintain reserves for the discharge of such Lien in accordance with GAAP and so long as such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility or the Ground Interest (or any material part of either thereof) or are bonded for the amount required under Applicable Law to release any such Lien, (g) pre-judgment Liens for claims against the Lessee which are contested in good faith and liens arising out of judgments or awards against the Lessee with respect to which an appeal or proceeding for review is being prosecuted in good faith and to which a stay of execution has been obtained pending such appeal or review and so long as such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility or the Ground Interest (or any material part of either thereof) or are bonded for the amount required under Applicable Law to release any such Lien, and (h) Permitted Encumbrances.

"Permitted Securities" shall mean securities (and security entitlements with respect thereto) that are (a) direct obligations of the United States of America or obligations guaranteed as to principal and interest by the full faith and credit of the United States of America, and (b) securities issued by agencies of the U.S. Federal government whether or not backed by the full faith and credit of the United States rated "AAA" and "Aaa", or better by S&P and Moody's, respectively, which, in either case under clauses (a) or (b) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government obligation or a specific payment of interest on or principal of any such U.S. Government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of interest on or principal of the U.S. Government obligation evidenced by such depository receipt.

"Person" shall mean any individual, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to ERISA, any "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any trust created under any such plan or any "governmental plan" (as defined in Section 3(32) of ERISA or Section 414(d) of the Code) that is organized in a jurisdiction having prohibitions on transactions with government plans similar to those contained in
Section 406 of ERISA or Section 4975 of the Code.

                                 APPENDIX - 27

"Predetermined Ground Rent Expiration Date" shall have the meaning specified in
Section 3.1(a) of the Site Lease.

"Pricing Assumptions" shall mean the "Pricing Assumptions" attached as Schedule 2 to the Participation Agreement.

"Principal Property" shall mean any natural gas, natural gas liquids or crude oil pipeline, distribution system, gathering system, storage facility or processing plant, except any such property that in the opinion of the Board of Directors of DHI is not of material importance to the business conducted by DHI and its consolidated subsidiaries taken as a whole.

"Principal Subsidiary" shall mean any subsidiary of DHI that owns a Principal Property.

"Proceeds" shall mean the proceeds from the sale of the Certificates by the Pass Through Trusts to the Certificateholders on the Closing Date.

"Project" shall mean the two unit, electric generating project located in Newburgh, New York, consisting of the Facility, the Retained Assets, and all other equipment or facilities required for the generation of electricity at the Facility and the Facility Site.

"Proportional Rent" shall have the meaning set forth in Section 3.2(c) of the Facility Lease.

"Prudent Industry Practice" shall mean, at a particular time, either (a) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the eastern United States at such time, or (b) with respect to any matter to which the practices referred to in clause (a) do not apply, any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good competitive electric generation business practices, reliability, safety and expedition. "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties, the requirements of insurance policies and the requirements of governmental bodies of competent jurisdiction.

"Purchase Price" shall mean the purchase price of the Facility in the amount of $620,000,000.

"Qualifying Cash Bid" shall have the meaning specified in Section 13.2 of the Facility Lease.

"Railroad Tracks" shall have the meaning specified in Section 2.1 of the Site Lease.

"Rating Agencies" shall mean S&P and Moody's or, if at the time the rating of either such Rating Agency is required such Rating Agency no longer provides the relevant rating (other than as a result of the rated Person choosing not to have such rating), such other rating agency of national recognition selected by the Facility Lessee.

"Reasonable Basis" for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing

                                 APPENDIX - 28

Committee on Ethics and Professional Responsibility of the American Bar Association (or any successor to such opinion).

"Rebuilding Closing Date" shall have the meaning specified in Section 10.3(d) of the Facility Lease.

"Redemption Date" shall mean, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to the Lease Indenture or the respective Note, which date shall be a Termination Date.

"Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the Effective Date, among DHI, the Company, the Other Company and the Initial Purchasers.

"Regulatory Event of Loss" shall have the meaning specified in clause (d) of the definition of "Event of Loss."

"Related Party" shall mean, with respect to any Person or its successors and assigns, an Affiliate of such Person or its successors and assigns and any director, officer, servant, employee or agent of that Person or any such Affiliate or their respective successors and assigns; provided that the Lessor Manager and the Owner Lessor shall not be treated as Related Parties to each other and neither the Owner Lessor nor the Lessor Manager shall be treated as a Related Party to any Owner Participant except that the Owner Lessor will be treated as a Related Party to a Lessor Manager to the extent that the Lessor Manager acts at the written direction or with the written consent of such Owner Lessor and an Owner Lessor or Lessor Manager shall be treated as a Related Party to the Owner Participant to the extent that the Owner Lessor or Lessor Manager acts at the written direction or with the written consent of the Owner Participant.

"Released Property" shall have the meaning specified in Section 4.2 of the Site Lease.

"Released Unit Ground Interest Portion" shall have the meaning specified in
Section 2.8(b) of the Site Lease.

"Removable Modification" shall have the meaning specified in Section 8.3 of the Facility Lease.

"Renewal Lease Rent" shall mean the lease rent payable during any Wintergreen Renewal Lease Term or FMV Renewal Lease Term, in each case as determined in accordance with Section 15.4 of the Facility Lease.

"Renewal Lease Term" shall mean any Wintergreen Renewal Lease Term or any FMV Renewal Lease Term.

"Renewal Site Lease Term" shall have the meaning specified in Section 2.3(d) of the Site Lease.

"Renewal Site Sublease Term" shall have the meaning specified in Section 2.3 of the Site Sublease.

                                 APPENDIX - 29

"Rent" shall mean Periodic Lease Rent, Renewal Lease Rent and Supplemental Lease Rent.

"Rent Payment Date" shall mean each May 8 and November 8, commencing November 8, 2001, to and including February 8, 2035.

"Rent Payment Period" shall mean each period identified under the column heading "Rent Payment Period" on Schedule 2-A of the Facility Lease.

"Replacement Component" shall have the meaning specified in Section 7.2 of the Facility Lease.

"Required Modification" shall have the meaning specified in Section 8.1 of the Facility Lease.

"Requisition" shall have the meaning specified in clause (c) of the definition of "Event of Loss."

"Responsible Officer" shall mean, with respect to any Person, (a) its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (i) that has the power to take the action in question and has been authorized, directly or indirectly, by the Board of Directors (or equivalent body) of such Person, (ii) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer, and (iii) whose responsibilities include the administration of the transactions and agreements contemplated by the Operative Documents, and (b) with respect to the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustees, an officer in their respective corporate trust administration departments.

"Retained Assets" shall mean a collective reference to each of the assets being retained by the Company, as more fully described on Exhibit C to the Deed.

"Retained Oil Pipeline" shall mean the oil pipeline between the fuel oil pump house located on the Facility Site and the Dock Facilities.

"Retained Power and Control Lines" shall mean (i) the two overhead 345 kV power lines extending from the Facility to Central Hudson's switchyard, (ii) the four 345 kV electric transmission structures used to support such power lines, and
(iii) all cables, conduit and duct systems containing control signal and power service cables from Central Hudson's switchyard to the Facility; for the avoidance of doubt, the Retained Power and Control Lines shall not include the High-Voltage Electrical Equipment.

"Retained Power and Control Lines Site" shall mean the parcels of real property described on Exhibit C to the Site Lease.

"Retained Sites" shall mean, collectively, (i) Parcel 1C, (ii) Parcel 2, (iii) Parcel 2A, (iv) Parcel 5, (v) the Additional Facility Site, which parcels are described as the Retained Sites in Exhibits B and D to the Site Lease and Exhibits B and D to the Site Sublease, and (vi) from and after the date that any parcel or parcels shall have been released from the Facility Site pursuant to

                                 APPENDIX - 30

Section 4.2 of the Site Lease and Section 4.2 of the Site Sublease, such released parcels, and, in each case, all rights of way, easements, permits and other appurtenances to such land.

"Returned Unit" shall have the meaning specified in Section 4.3(a)(i) of the Site Lease.

"Revenue Bonds" shall have the meaning specified in the Exempt Facilities Agreement.

"Revenues" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"Roseton Facility" shall have the meaning specified in the Cross Easement Agreement.

"S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"Scheduled Closing Date" shall mean May 8, 2001, or any date set for the Closing in a notice of postponement pursuant to Section 2.3(a) of the Participation Agreement.

"Scheduled Lease Expiration Date" shall mean February 8, 2035.

"Scheduled Payment Date" shall mean a Rent Payment Date.

"SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"Second Wintergreen Renewal Lease Term" shall have the meaning specified in
Section 15.2 of the Facility Lease.

"Section 467 Interest" shall mean and include the Lessor Section 467 Interest and the Lessee Section 467 Interest.

"Section 467 Loan" shall mean any loan arising under and pursuant to Section 467 of the Code in connection with the Facility Lease.

"Section 467 Loan Balance" shall mean an amount equal to the product of the Purchase Price multiplied by the percentage set forth under the caption "Section 467 Loan Balance Percentage" on Schedule 1-A of the Facility Lease. If the percentage set forth under such caption is positive, the Section 467 Loan Balance shall constitute a loan made by the Facility Lessee to the Owner Lessor ("Lessor Section 467 Loan Balance") and, if such percentage is in parentheses,
  -------------------------------
shall constitute a loan made by the Owner Lessor to the Facility Lessee ("Lessee
                                                                          ------
Section 467 Loan Balance").
------------------------

"Secured Indebtedness" shall have the meaning specified in Section 1(b) of the Lease Indenture.

"Securities Act" shall mean the Securities Act of 1933.

"Security" shall have the same meaning as in Section 2(1) of the Securities Act.

                                 APPENDIX - 31

"Severable Modification" shall mean any Modification that can be removed without causing material damage to the Facility that cannot be readily repaired.

"Shared Facilities" shall have the meaning specified in the Shared Facilities Agreement.

"Shared Facilities Agreement" shall mean the Shared Facilities Agreement, dated as of the Closing Date, between the Company and the Owner Lessor.

"Significant Indenture Default" shall mean a failure by the Owner Lessor to make any payment of principal or interest on the Lessor Notes after the same shall have become due and payable.

"Significant Lease Default" shall mean any of: (a) if the Company shall fail to make any payment of Periodic Lease Rent, Renewal Lease Rent, or Termination Value after the same shall have become due and payable, (b) if the Company shall fail to make any payment under the Operative Documents (other than Excepted Payments, unless the Owner Participant shall have declared a default with respect thereto) in excess of $250,000, except to the extent such amounts are in dispute in good faith and have not been established to be due and payable, and
(c) any event or circumstance that is, or with the passage of time or the giving of notice would become, a "Lease Event of Default" under clauses (g), (i) or
(j) of Section 16 of the Facility Lease.

"Site Lease" shall mean the Site Lease Agreement, dated as of the Closing Date, between the Company and the Owner Lessor, substantially in the form of Exhibit D-1 to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Company will lease the Ground Interest to the Owner Lessor.

"Site Lease Term" shall have the meaning specified in Section 2.3(d) of the Site Lease.

"Site Sublease" shall mean the Site Sublease Agreement, dated as of the Closing Date, between the Company and the Owner Lessor, substantially in the form of Exhibit D-2 to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Company will sublease the Ground Interest from the Owner Lessor.

"Site Sublease Term" shall have the meaning specified in Section 2.3 of the Site Sublease.

"Special Lessee Transfer" shall have the meaning specified in Section 13.1(a) of the Participation Agreement.

"Special Lessee Transfer Amount" shall mean for any date, the amount determined as follows:

     (a) the Equity Portion of Termination Value under the Facility Lease on the applicable Termination Date; plus

     (b) in the case of a termination pursuant to Section 13.1 of the Facility Lease, the amount, if any, by which the Qualifying Cash Bid exceeds Termination Value on the applicable Termination Date; plus

                                 APPENDIX - 32

     (c) any unpaid amount in respect of the Equity Portion of Periodic Lease Rent or Renewal Lease Rent due before the date of such determination.

"Special Lessee Transfer Event" shall have the meaning specified in Section 13.1(a) of the Participation Agreement.

"Subdivision" shall have the meaning specified in Section 4.6 of the Site Lease.

"Supplemental Financing" shall have the meaning specified in Section 11.1 of the Participation Agreement.

"Supplemental Lease Rent" shall mean any and all amounts, liabilities and obligations (other than Periodic Lease Rent and Renewal Lease Rent) that the Company assumes or agrees to pay under the Operative Documents (whether or not identified as "Supplemental Lease Rent") to the Owner Lessor or any other Person, including Termination Value.

"Survey" shall mean the survey prepared by Hayward and Pahan Associates, Job No. 11866-01, dated as of April 4, 2001, and certified as of May 4, 2001.

"Tax" or "Taxes" shall mean all fees, taxes (including income, receipts, capital, excise and sales taxes, use taxes, stamp taxes, value-added taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible), levies, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

"Tax Advance" shall have the meaning specified in Section 9.2(g)(iii)(5) of the Participation Agreement.

"Tax Assumptions" shall mean the items described in Section 1 of the Tax Indemnity Agreement.

"Tax Benefit" shall have the meaning specified in Section 9.2(e) of the Participation Agreement.

"Tax Claim" shall have the meaning specified in Section 9.2(g)(i) of the Participation Agreement.

"Tax Event" shall mean any event or transaction treated, for Federal income tax purposes, as a taxable sale or exchange of the Lessor Notes.

"Tax Indemnitee" shall have the meaning specified in Section 9.2(a) of the Participation Agreement.

"Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement, dated as of the Closing Date, between the Company, the Equity Investor, PSEGR Newburgh Holdings LLC, the Owner Participant and the Owner Lessor.

                                 APPENDIX - 33

"Tax Law Change" shall have the meaning specified in Section 12.2(a)(iii) of the Participation Agreement.

"Tax Loss" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Tax Representation" shall mean each of the items described in Section 4 of the Tax Indemnity Agreement.

"Termination Date" shall mean each of the monthly dates during the Facility Lease Term identified as a "Termination Date" on Schedule 3-A of the Facility Lease.

"Termination Value" for any Termination Date shall mean (x) with respect to the Facility, an amount equal to the product of the Purchase Price and the percentage set forth under the heading "Termination Value Percentage" on
Schedule 3-A of the Facility Lease for such Termination Date and (y) with respect to any Unit, an amount equal to the product of (i) the Unit Percentage for such Unit, multiplied by (ii) the Purchase Price multiplied by (iii) and the percentage set forth under the heading "Termination Value Percentage" on
Schedule 3-A of the Facility Lease for such Termination Date.

"Title Policies" shall mean each of the title policies issued on the Closing Date to the Owner Lessor and the Lease Indenture Trustee relating to the Transaction.

"Tranche" shall mean all Lessor Notes with the same maturity date.

"Transaction" shall mean, collectively, each of the transactions contemplated under the Participation Agreement and of the other Operative Documents.

"Transaction Cost Deductions" shall have the meaning set forth in Section 1(b) of the Tax Indemnity Agreement.

"Transaction Costs" shall mean the following costs to the extent substantiated or otherwise supported in reasonable detail:

     (a) the cost of reproducing and printing the Operative Documents and the Offering Circular and all costs and fees, including filing and recording fees and recording, transfer, mortgage, intangible and similar taxes in connection with the execution, delivery, filing and recording of the Deed, the Memorandum of Lease, the Site Lease, the Site Sublease, the Lease Indenture and any other Operative Document, and any other document required to be filed or recorded pursuant to the provisions hereof or of any other Operative Document and any Uniform Commercial Code filing fees in respect of the perfection of any security interests created by any of the Operative Documents or as otherwise reasonably required by the Owner Lessor or the Lease Indenture Trustee;

     (b) the reasonable fees and expenses of Dewey Ballantine LLP, counsel to the Owner Participant, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

                                 APPENDIX - 34

     (c) the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP, counsel to the Company and DHI, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

     (d) the reasonable fees and expenses of Brunenkant & Haskell, LLP special regulatory counsel to the Company, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

     (e) the reasonable fees and expenses of Morris, James, Hitchens & Williams LLP, counsel for the Owner Lessor, the Lessor Manager, and the Trust Company for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

     (f) the reasonable fees and expenses of Simpson Thacher & Bartlett, counsel to the Initial Purchasers, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents, and the Certificate Purchase Agreement;

     (g) the reasonable fees and expenses of Kelley Drye & Warren LLP, counsel for the Lease Indenture Trustee, and the Pass Through Trustees, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

     (h) the fees and expenses of the Advisor to Lessee, for services rendered in connection with the transactions contemplated by the Participation Agreement;

     (i) the underwriting discounts and commissions payable to, and reasonable out-of-pocket expenses of, the Initial Purchasers;

     (j) the reasonable fees and expenses of the Accountants for services rendered in connection with the Transaction;

     (k) the reasonable out-of-pocket expenses of the Owner Participant and the Owner Lessor (excluding any fees or compensation to its advisors, but including reasonable out-of-pocket expenses of Cornerstone Financial Advisors Limited Partnership not to exceed $50,000);

     (l) the initial fees and expenses of the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustees in connection with the execution and delivery of the Participation Agreement and the other Operative Documents to which either one is or will be a party;

     (m) the fees and expenses of the Appraiser, for services rendered in connection with delivering the Closing Appraisal required by the Participation Agreement;

     (n) the fees and expenses of the Engineering Consultant, for services rendered in connection with delivering the Engineering Report required by the Participation Agreement;

     (o)  the fees and expenses of the Insurance Consultant;

                                 APPENDIX - 35

     (p) the fees and expenses of the Environmental Consultant for services rendered in connection with delivering the Environmental Report required by the Participation Agreement;

     (q) the fees and expenses of the Rating Agencies in connection with the rating of DHI and the Lease Debt; and

     (r) the premiums and any other fees and expenses relating to the Title Policies.

Notwithstanding the foregoing, Transaction Costs shall not include internal costs and expenses such as salaries and overhead of whatsoever kind or nature nor costs incurred by the parties to the Participation Agreement pursuant to arrangements with third parties for services (other than those expressly referred to above), such as computer time procurement (other than out-of-pocket expenses of the Owner Participant), financial analysis and consulting, advisory services, and costs of a similar nature.

"Transaction Party(ies)" shall mean, individually or collectively as the context may require, all or any of the parties to the Operative Documents.

"Treasury Regulations" shall mean regulations, including temporary regulations, promulgated or proposed under the Code.

"Trust Company" shall mean the Wilmington Trust Company.

"Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

"Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

"Unit" shall mean, as the context may require, either Unit 1 or Unit 2, as the case may be.

"Unit 1" shall mean Roseton Unit No. 1, a 600 MW (net), steam electric generating unit located on the Facility Site in Newburgh, New York, and consisting, in part, of the assets described in Exhibit A to the Bill of Sale and Exhibit B to the Deed.

"Unit 2" shall mean Roseton Unit No. 2, a 600 MW (net), steam electric generating unit located on the Facility Site in Newburgh, New York, and consisting, in part, of the assets described in Exhibit A to the Bill of Sale and Exhibit B to the Deed.

"Unit Percentage" shall mean (i) with respect to Unit 1, 50%, and (ii) with respect to Unit 2, 50%, as adjusted pursuant to Section 11.1 of the Participation Agreement.

"Unit Purchase Price" shall mean, with respect to any Unit, the product of the Purchase Price and the Unit Percentage for such Unit.

                                 APPENDIX - 36

"Unit Principal Portion" shall mean, in connection with the prepayment of any Lessor Note in connection with a termination of the Facility Lease with respect to a Unit, an amount equal to the product of (x) the outstanding principal of such Lessor Note and (y) the Unit Percentage for such Unit.

"Units" shall mean, collectively, Unit 1 and Unit 2.

"Units 1 and 2" shall mean, collectively, Unit 1 and Unit 2.

"U.S. Government Obligations" shall mean securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (a) or (b) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

"Verifier" shall have the meaning specified in Section 3.4(e) of the Facility Lease.

"Wilmington" shall have the meaning specified in Section 13.11 of the Site
Lease.

"Wintergreen Renewal Lease Terms" shall have the meaning specified in Section
15.2 of the Facility Lease.

                                 APPENDIX - 37

                                     INDEX
                                     -----

Access..................................................................    4
Actual Knowledge........................................................    4
Additional Certificates.................................................    4
Additional Equity Investment............................................    4
Additional Facility.....................................................    4
Additional Facility Sites...............................................    4
Additional Insured Parties..............................................    4
Additional Interest.....................................................    4
Additional Lessor Notes.................................................    4
Additional Owner........................................................    4
Additional Rental Amount................................................    5
Advisor to the Facility Lessee..........................................    5
Affiliate...............................................................    5
After-Tax Basis.........................................................    5
Allocated Rent..........................................................    5
Alternate Rent Schedule.................................................    5
Alternative Rent........................................................    5
Alternative Termination Value Schedule..................................    5
Applicable Law..........................................................    5
Applicable Rate.........................................................    6
Appraisal Procedure.....................................................    6
Appraiser...............................................................    6
APSA Assets.............................................................    6
APSA Seller.............................................................    7
Asset Purchase and Sale Agreements......................................    6
Assigned Documents......................................................    7
Assignment and Assumption Agreement.....................................    7
Assignment and Reassignment of Collective Bargaining Agreement..........    7
Assignment and Reassignment of Facility Agreements......................    7
Assumed Deductions......................................................    7
Assumed Tax Rate........................................................    7
Authorized Agent........................................................    7
Bankruptcy Code.........................................................    7
Basic Lease Term........................................................    7
Basic Site Lease Term...................................................    7
Basic Site Sublease Term................................................    7
Bill(s) of Sale.........................................................    7
Burdensome Termination Event............................................    8
Business Day............................................................    8
Central Hudson..........................................................    8
Certificate Purchase Agreement..........................................    8
Certificateholders......................................................    8
Certificates............................................................    8
Certificates Register...................................................    8
CH Retained Power and Control Lines Easement............................    8
Claim...................................................................    8
Closing.................................................................    8
Closing Appraisal.......................................................    8
Closing Date............................................................    9
Code....................................................................    9
Collective Bargaining Agreement.........................................    9
Company.................................................................    9
Competitor..............................................................    9
Component...............................................................    9
Corporate Trust Office..................................................    9
Cross Easement Agreement................................................    9
Cross Easement Rights...................................................   10
Danskammer Facility.....................................................   10
Debt Portion of Rent....................................................   10
Debt Portion of Termination Value.......................................   10
Deduction Loss..........................................................   10
Deed....................................................................   10
Depreciation Deduction..................................................   10
DHI.....................................................................   10
Discount Rate...........................................................   10
DNE.....................................................................   10
Dock Facilities.........................................................   10
Dock Facility Site......................................................   10
Dollars\ or the sign "$"................................................   10
DTC.....................................................................   10
Dynegy..................................................................   10
Effective Date..........................................................   11
Effective Rate..........................................................   11
Enforcement Notice......................................................   11
Engineering Consultant..................................................   11
Engineering Report......................................................   11
Environmental Condition.................................................   11
Environmental Consultant................................................   11
Environmental Laws......................................................   11
Environmental Report....................................................   11
Equity Investment.......................................................   11
Equity Investor.........................................................   11
Equity Investor Parent..................................................   11
Equity Portion of Periodic Lease Rent...................................   11
Equity Portion of Termination Value.....................................   12
ERISA...................................................................   12
Event of Default........................................................   12
Event of Loss...........................................................   12
EWG.....................................................................   13
Excepted Payments.......................................................   13

                                     INDEX
                                     -----
                                  (Continued)

Excepted Rights.........................................................     13
Excess Amount...........................................................     13
Exchange Act............................................................     13
Excluded Property.......................................................     14
Excluded Taxes..........................................................     14
Exempt Facilities.......................................................     14
Exempt Facilities Agreement.............................................     14
Expiration Date.........................................................     14
Extended Marketing Period...............................................     14
Facility................................................................     14
Facility Agreements.....................................................     14
Facility Lease..........................................................     14
Facility Lease Term.....................................................     14
Facility Lessee.........................................................     14
Facility Lessee's Interest..............................................     14
Facility Site...........................................................     14
Fair Market Rental Value................................................     14
Fair Market Sales Value.................................................     14
Federal Power Act.......................................................     15
FERC....................................................................     15
FERC EWG (Lessee) Order.................................................     15
FERC EWG (Owner Lessor) Application.....................................     15
FERC Orders.............................................................     15
FERC Section 203 Order..................................................     15
FERC Section 205 Order..................................................     16
FERC Waiver Order.......................................................     16
Final Determination.....................................................     16
First Wintergreen Renewal Lease Term....................................     16
FMV Renewal Lease Term..................................................     16
GAAP....................................................................     16
Governmental Entity.....................................................     16
Ground Interest.........................................................     16
Ground Lessee...........................................................     16
Ground Lessor...........................................................     16
Ground Lessor's Release Rights..........................................     16
Ground Rent Adjustment Date.............................................     16
Ground Sublessee........................................................     16
Ground Sublessor........................................................     16
Guarantor Transferee....................................................     17
Hazardous Substance.....................................................     17
High-Voltage Electrical Equipment.......................................     17
Holding Company Act.....................................................     17
Illiquidity Event.......................................................     17
Inclusion Loss..........................................................     17
Indemnitee..............................................................     17
Indenture Default.......................................................     17
Indenture Estate........................................................     17
Indenture Trustee's Liens...............................................     17
Independent Appraiser...................................................     17
Initial Purchasers......................................................     18
Insurance Consultant....................................................     18
Interconnection Agreement...............................................     18
Interest Deductions.....................................................  5, 18
IRS.....................................................................     18
Lease Bankruptcy or Payment Default.....................................     18
Lease Debt..............................................................     18
Lease Debt Rate.........................................................     18
Lease Event of Default..................................................     18
Lease Indenture.........................................................     18
Lease Indenture Bankruptcy Default......................................     18
Lease Indenture Event of Default........................................     18
Lease Indenture Payment Default.........................................     18
Lease Indenture Trustee.................................................     18
Lease Indenture Trustee Office..........................................     19
Lease Indenture Trustee's Account.......................................     19
Lessee Action...........................................................     19
Lessee Guarantor........................................................     19
Lessee Guaranty.........................................................     19
Lessee Person...........................................................     19
Lessee Section 467 Interest.............................................     19
Lessee Section 467 Loan Balance.........................................     19
Lessee Transferee.......................................................     19
Lessor Estate...........................................................     19
Lessor Manager..........................................................     20
Lessor Note LT..........................................................     20
Lessor Note ST..........................................................     20
Lessor Notes............................................................     20
Lessor Possession Date..................................................     20
Lessor Section 467 Interest.............................................     20
Lessor Section 467 Loan Balance.........................................     20
Lien....................................................................     20
List of Competitors.....................................................     20
LLC Agreement...........................................................     20
Loans...................................................................     20
MACRS...................................................................     20
Majority in Interest of Noteholders.....................................     20
Make Whole Premium......................................................     21
Material Adverse Effect.................................................     21
Material Adverse Tax Law Change.........................................     21
Maximum Probable Loss...................................................     21
Member Interest.........................................................     21
Memorandum of Lease.....................................................     21
Minimum Credit Standard.................................................     21
Modification............................................................     22
Moody's.................................................................     22
Nonseverable Modifications..............................................     22
Note Register...........................................................     22
Noteholder..............................................................     22
Notes...................................................................     22
NYPSC Section 69 Order..................................................     22
Obsolescence Termination Date...........................................     22
Offering Circular.......................................................     22
Officer's Certificate...................................................     22
OP Guarantor............................................................     22
OP Guaranty.............................................................     22
OP LLC Agreement........................................................     22

                                     INDEX
                                     -----
                                  (Continued)

OP Member...............................................................  23
OP Member Interest......................................................  23
OP Transferee...........................................................  23
Operative Documents.....................................................  23
Operator................................................................  23
Optional Modification...................................................  23
Original LLC Agreement..................................................  23
Other Bill of Sale......................................................  23
Other Company...........................................................  23
Other Deeds.............................................................  23
Other Facility..........................................................  23
Other Facility Lease....................................................  23
Other Facility Lessee...................................................  23
Other Facility Site.....................................................  23
Other Ground Interest...................................................  23
Other Lease Indenture...................................................  23
Other Lease Indenture Trustee...........................................  23
Other Lease Transaction.................................................  24
Other Lessor Manager....................................................  24
Other Operative Documents...............................................  24
Other Owner Lessor......................................................  24
Other Owner Participant.................................................  24
Other Participation Agreement...........................................  24
Other Project...........................................................  24
Other Retained Assets...................................................  24
Other Retained Sites....................................................  24
Other Site Lease........................................................  24
Other Site Sublease.....................................................  24
Overall Transaction.....................................................  24
Overdue Rate............................................................  24
Owner Lessor............................................................  24
Owner Lessor's Account..................................................  24
Owner Lessor's Interest.................................................  25
Owner Lessor's Lien.....................................................  25
Owner Participant.......................................................  25
Owner Participant's Account.............................................  25
Owner Participant's Commitment..........................................  25
Owner Participant's Lien................................................  25
Owner Participant's Net Economic Return.................................  25
Participation Agreement.................................................  25
Pass Through Trust Agreement............................................  25
Pass Through Trust Agreement LT.........................................  26
Pass Through Trust Agreement ST.........................................  26
Pass Through Trust LT...................................................  26
Pass Through Trust ST...................................................  26
Pass Through Trustee LT.................................................  26
Pass Through Trustee ST.................................................  26
Pass Through Trustees...................................................  26
Pass Through Trusts.....................................................  26
Periodic Lease Rent.....................................................  26
Permitted Encumbrances..................................................  26
Permitted Instruments...................................................  26
Permitted Liens.........................................................  27
Permitted Securities....................................................  27
Person..................................................................  27
Plan....................................................................  27
Predetermined Ground Rent Expiration Date...............................  28
Pricing Assumptions.....................................................  28
Principal Property......................................................  28
Principal Subsidiary....................................................  28
Proceeds................................................................  28
Project.................................................................  28
Proportional Rent.......................................................  28
Prudent Industry Practice...............................................  28
Purchase Price..........................................................  28
Qualifying Cash Bid.....................................................  28
Railroad Tracks.........................................................  28
Rating Agencies.........................................................  28
Reasonable Basis........................................................  28
Rebuilding Closing Date.................................................  29
Redemption Date.........................................................  29
Registration Rights Agreement...........................................  29
Regulatory Event of Loss................................................  29
Related Party...........................................................  29
Released Property.......................................................  29
Released Unit Ground Interest Portion...................................  29
Removal Modification....................................................  29
Renewal Lease Rent......................................................  29
Renewal Lease Term......................................................  29
Renewal Site Lease Term.................................................  29
Renewal Site Sublease Term..............................................  29
Rent....................................................................  30
Rent Payment Date.......................................................  30
Rent Payment Period.....................................................  30
Replacement Component...................................................  30
Required Modification...................................................  30
Requisition.............................................................  30
Responsible Officer.....................................................  30
Retained Assets.........................................................  30
Retained Oil Pipeline...................................................  30
Retained Power and Control Lines........................................  30
Retained Power and Control Lines Site...................................  30
Retained Sites..........................................................  30
Returned Unit...........................................................  31
Revenue Bonds...........................................................  31
Revenues................................................................  31
Roseton Facility........................................................  31
S&P.....................................................................  31
Scheduled Closing Date..................................................  31
Scheduled Lease Expiration Date.........................................  31
Scheduled Payment Date..................................................  31
SEC.....................................................................  31
Second Wintergreen Renewal Lease Term...................................  31
Section 467 Interest....................................................  31
Section 467 Loan Balance................................................  31
Secured Indebtedness....................................................  31

                                     INDEX
                                     -----
                                  (Continued)

Securities Act..........................................................  31
Security................................................................  31
Severable Modification..................................................  32
Shared Facilities.......................................................  32
Shared Facilities Agreement.............................................  32
Significant Indenture Default...........................................  32
Significant Lease Default...............................................  32
Site Lease..............................................................  32
Site Lease Term.........................................................  32
Site Sublease...........................................................  32
Site Sublease Term......................................................  32
Special Lessee Transfer.................................................  32
Special Lessee Transfer Amount..........................................  32
Special Lessee Transfer Event...........................................  33
Subdivision.............................................................  33
Supplemental Financing..................................................  33
Supplemental Lease Rent.................................................  33
Survey..................................................................  33
Tax.....................................................................  33
Tax Advance.............................................................  33
Tax Assumptions.........................................................  33
Tax Benefit.............................................................  33
Tax Claim...............................................................  33
Tax Event...............................................................  33
Tax Indemnitee..........................................................  33
Tax Indemnity Agreement.................................................  33
Tax Law Change..........................................................  34
Tax Loss................................................................  34
Tax Representation......................................................  34
Taxes...................................................................  33
Termination Date........................................................  34
Termination Value.......................................................  34
Title Policies..........................................................  34
Tranche.................................................................  34
Transaction.............................................................  34
Transaction Cost Deductions.............................................  34
Transaction Costs.......................................................  34
Transaction Party(ies)..................................................  36
Treasury Regulations....................................................  36
Trust Company...........................................................  36
Trust Indenture Act.....................................................  36
U.S. Government Obligations.............................................  37
UCC.....................................................................  36
Uniform Commercial Code.................................................  36
Unit....................................................................  36
Unit 1..................................................................  36
Unit 2..................................................................  36
Unit Principal Portion..................................................  37
Unit Purchase Price.....................................................  36
Units...................................................................  37
Units 1 and 2...........................................................  37
Verifier................................................................  37
Wilmington..............................................................  37
Wintergreen Renewal Lease Term..........................................  37